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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

CBS Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 10, 2015

Dear Stockholder:

              You are cordially invited to attend the 2015 Annual Meeting of Stockholders of CBS Corporation (the "Annual Meeting"), which will be held at The Museum of Modern Art, The Lewis B. and Dorothy Cullman Education and Research Building, 4 West 54th Street (between 5th and 6th Avenues), New York, New York 10019, at 10:00 a.m., Eastern Daylight Time, on Thursday, May 21, 2015. Holders of CBS Corporation Class A Common Stock are being asked to vote on the matters listed in the attached Notice of 2015 Annual Meeting of Stockholders.

              If you hold shares of the Company's Class A Common Stock, please cast your vote promptly to ensure that your shares will be voted at the Annual Meeting. You may vote by telephone or through the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or in the 2015 Proxy Statement. You may also submit your vote by returning a proxy card or voting instruction card, if you received a printed copy of proxy materials by request. If you attend the Annual Meeting, you may vote your shares in person.

              National Amusements, Inc., which as of March 31, 2015 beneficially owned shares of the Company's Class A Common Stock representing approximately 79.6% of the voting power of CBS Corporation's common stock, has advised CBS Corporation that it intends to vote all of its shares of the Company's Class A Common Stock in accordance with the recommendations of the Board of Directors on Items 1 through 4 in the attached Notice. Therefore, approval of matters 1 through 4, in accordance with the Board's recommendations, is assured.

              If you wish to attend the Annual Meeting in person, you must be a holder of Company common stock as of the record date (March 31, 2015) and request an admission ticket in advance. Each such holder eligible to attend the Annual Meeting may bring one guest. If you are a record holder of the Company's Class A Common Stock, you can request a ticket when you vote by telephone or through the Internet, or by marking the appropriate box on the proxy card (if you requested a printed copy of proxy materials). If you are a record holder of the Company's Class B Common Stock or you hold shares of the Company's Class A or Class B Common Stock in a brokerage account, you can request a ticket by sending a written request along with proof of ownership, such as your brokerage firm account statement as of the record date (March 31, 2015), to Director, Shareholder Relations, CBS Corporation, 51 West 52nd Street, New York, New York 10019.

              Upon arrival at the Annual Meeting, you will be asked to present an admission ticket, and all meeting attendees will be asked to present a current government-issued picture identification (such as a driver's license or passport) to enter the meeting. The Company may implement security procedures as it deems appropriate to ensure the safety of meeting attendees.

              If you have elected to receive paper copies of the Company's proxy statements, annual reports and other materials relating to the Annual Meeting and want to elect to receive these documents electronically next year instead of by mail, please go to http://enroll.icsdelivery.com/cbs and follow the instructions to enroll. We highly recommend that you consider electronic delivery of these documents as it helps to lower the Company's costs and reduce the amount of paper mailed to your home.

              We appreciate your interest in and support of CBS Corporation and look forward to seeing you at the Annual Meeting.

SUMNER M. REDSTONE Executive Chairman and Founder	LESLIE MOONVES President and Chief Executive Officer

CBS CORPORATION

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

To CBS Corporation Stockholders:

              The 2015 Annual Meeting of Stockholders (the "Annual Meeting") of CBS Corporation (the "Company") will be held at The Museum of Modern Art, The Lewis B. and Dorothy Cullman Education and Research Building, 4 West 54th Street (between 5th and 6th Avenues), New York, New York 10019, at 10:00 a.m., Eastern Daylight Time, on Thursday, May 21, 2015. The principal business of the meeting will be the consideration of the following matters:

    1.
    The election of 14 directors;

    2.
    The ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for fiscal year 2015;

    3.
    A proposal to re-approve the material terms of the performance goals in the Company's Senior Executive Short-Term Incentive Plan pursuant to Section 162(m) of the Internal Revenue Code;

    4.
    A proposal to approve amendments to the Company's 2005 RSU Plan for Outside Directors; and

    5.
    Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

              The close of business on March 31, 2015 has been fixed as the record date for determining the holders of shares of CBS Corporation Class A Common Stock entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. For a period of at least 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder during ordinary business hours at the Company's corporate headquarters located at 51 West 52nd Street, New York, New York 10019.

By order of the Board of Directors,

ANGELINE C. STRAKA Secretary

April 10, 2015

CBS CORPORATION
2015 PROXY STATEMENT

 VOTING AND SOLICITATION OF PROXIES

Solicitation of Proxies

              A proxy is being solicited by the Board of Directors of CBS Corporation, a Delaware corporation ("CBS Corporation" or the "Company"), for use at the 2015 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 21, 2015 at 10:00 a.m., Eastern Daylight Time. The close of business on March 31, 2015 is the record date for determining the record holders of the Company's Class A Common Stock, par value $0.001 per share, entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Holders of the Company's non-voting Class B Common Stock, par value $0.001 per share, are not entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

              As of March 31, 2015, the Company had outstanding 37,826,904 shares of its Class A Common Stock, each of such shares being entitled to one vote, and 457,486,042 non-voting shares of its Class B Common Stock (together with the Company's Class A Common Stock, the "Common Stock").

Internet Availability of Proxy Materials

              In accordance with Securities and Exchange Commission ("SEC") rules, instead of mailing to stockholders a printed copy of the Company's proxy statement, annual report and other materials relating to the Annual Meeting ("proxy materials"), the Company intends to mail to stockholders a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability"), which advises that the proxy materials are available on the Internet. The Company intends to commence its distribution of the Notice of Internet Availability on or about April 10, 2015. Stockholders receiving a Notice of Internet Availability by mail will not receive a printed copy of proxy materials, unless they so request. Instead, the Notice of Internet Availability will instruct stockholders as to how they may access and review proxy materials on the Internet. Stockholders who receive a Notice of Internet Availability by mail who would like to receive a printed copy of the Company's proxy materials, including a proxy card or voting instruction card, should follow the instructions for requesting these materials included in the Notice of Internet Availability. Stockholders who currently receive printed copies of proxy materials who would like to receive future copies of these documents electronically instead of by mail should follow the instructions for requesting electronic delivery set forth in the "Other Matters" section in this proxy statement.

Submission of Proxies

              Each of the persons named in the proxy card and on the Company's voting website at www.proxyvote.com (the "proxy holders"), individually and with the power to appoint his substitute, has been designated by the Company's Board of Directors to vote the shares represented by proxy at the Annual Meeting. The proxy holders are officers of the Company. They will vote the shares represented by each valid and timely received proxy in accordance with the stockholder's instructions, or if no instructions are specified, the shares represented by the proxy will be voted in accordance with the recommendations of the Board of Directors as described in this proxy statement. If any other matter properly comes before the Annual Meeting, the proxy holders will vote on that matter in their discretion.

              Holders of record of the Company's Class A Common Stock may submit a proxy in the following ways:

  •
  By Internet: Holders of record may access www.proxyvote.com, with the Notice of Internet Availability in hand (or, if a printed copy of proxy materials was received by request, the proxy card in hand), and follow the instructions. The Internet proxy must be received no later than 11:59 p.m., Eastern Daylight Time, on May 20, 2015.

  •
  By Telephone: Holders of record living in the United States or Canada may use any touch-tone telephone to call 1-800-690-6903, with the Notice of Internet Availability in hand (or, if a printed copy of proxy materials was received by request, the proxy card in hand), and follow the recorded instructions. The telephone proxy must be received no later than 11:59 p.m., Eastern Daylight Time, on May 20, 2015.

  •
  By Mail: Holders of record who received a printed copy of proxy materials by request may complete, sign and date the proxy card and return it in the envelope provided, so that it is received prior to the Annual Meeting.

              "Beneficial holders" (defined below) will receive voting materials, including instructions on how to vote, directly from the holder of record.

              Shares Held in the Company's 401(k) Plan.    Voting instructions relating to shares of the Company's Class A Common Stock held in the Company's 401(k) plan must be received no later than 11:59 p.m., Eastern Daylight Time, on May 19, 2015, so that the trustee of the plan (who votes the shares on behalf of plan participants) has adequate time to tabulate the voting instructions. Shares held in the 401(k) plan that are not voted or for which the trustee does not receive timely voting instructions will be voted by the trustee in the same proportion as the shares held in the plan that are timely voted.

              Voting Other than by Proxy.    While the Company encourages holders of its Class A Common Stock to vote by proxy, holders of the Company's Class A Common Stock (other than shares held in the 401(k) plan) also have the option of voting their shares in person at the Annual Meeting. Some holders of the Company's Class A Common Stock hold their shares in "street name" through a broker or other nominee and are therefore known as "beneficial holders." If shares of Class A Common Stock are held for a beneficial holder in a brokerage, bank or other institutional account, then the beneficial holder must obtain a proxy from that entity and bring it to the Annual Meeting in order to vote the shares at the Annual Meeting.

Revocation of Proxies

              A proxy may be revoked before the voting deadline by sending written notice to Angeline C. Straka, Secretary, CBS Corporation, 51 West 52nd Street, New York, NY 10019, or by timely submission (including telephonic or Internet submission) of a proxy bearing a later date than the proxy being revoked to Proxy Services, P.O. Box 9111, Farmingdale, NY 11735-9543. Revocations made by telephone or through the Internet must be received by 11:59 p.m., Eastern Daylight Time, on May 20, 2015. A holder may also revoke a proxy by voting in person at the Annual Meeting.

              Shares Held in the Company's 401(k) Plan.    Voting instructions relating to shares of the Company's Class A Common Stock held in the Company's 401(k) plan may be revoked prior to 11:59 p.m., Eastern Daylight Time, on May 19, 2015, by sending written notice to Angeline C. Straka, Secretary, CBS Corporation, 51 West 52nd Street, New York, NY 10019, or by timely submission (including telephonic or Internet submission) of voting instructions bearing a later date than the voting instructions being revoked to Proxy Services, P.O. Box 9111, Farmingdale, NY 11735-9543.

Quorum

              Under the Company's Amended and Restated Bylaws, the holders of a majority of the aggregate voting power of the Company's Class A Common Stock outstanding on the record date, present in person or represented by proxy at the Annual Meeting, shall constitute a quorum. Abstentions and broker non-votes will be treated as present for purposes of determining the presence of a quorum.

Matters to Be Considered at the Annual Meeting

              The Board of Directors recommends a vote FOR each of the following matters:

    1.
    The election of each of the 14 nominated directors;

    2.
    The ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm ("independent auditor") for fiscal year 2015;

    3.
    A proposal to re-approve the material terms of the performance goals in the Company's Senior Executive Short-Term Incentive Plan pursuant to Section 162(m) of the Internal Revenue Code; and

    4.
    A proposal to approve amendments to the Company's 2005 RSU Plan for Outside Directors.

              The affirmative vote of the holders of a majority of the aggregate voting power of the Company's Class A Common Stock present in person or represented by proxy at the Annual Meeting ("majority vote") is required to elect each of the 14 nominated directors and to approve Items 2 and 4 set forth above. Pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the affirmative vote of the holders of a majority of the votes cast is required to approve Item 3 set forth above. An abstention with respect to any matter will have the effect of a vote against such matter.

              Under the rules of the New York Stock Exchange ("NYSE"), a broker or other nominee holding shares of the Company's Class A Common Stock on behalf of a beneficial holder may not be permitted to exercise voting discretion with respect to some matters to be acted upon at stockholders' meetings. Therefore, if a beneficial holder does not give the broker or nominee specific voting instructions, the holder's shares may not be voted on those matters and a broker non-vote will occur. Under the rules of the NYSE, brokers or nominees may vote on the matter listed as Item 2 above, but not on the matters listed as Items 1, 3 and 4 above, if they do not receive instructions from the beneficial holder of the shares held in street name. A broker non-vote will have no effect on the voting results for Items 1, 3 and 4 above.

              As of March 31, 2015, National Amusements, Inc. ("National Amusements") beneficially owned directly and indirectly through its wholly owned subsidiary, approximately 79.6% of the Company's outstanding Class A Common Stock and approximately 7.9% of the Company's outstanding Class A Common Stock and Class B Common Stock on a combined basis. Sumner M. Redstone, the controlling stockholder of National Amusements, is Executive Chairman and Founder of the Company. National Amusements has advised the Company that it intends to vote all of its shares of the Company's Class A Common Stock in favor of each of Items 1, 2, 3 and 4 above. Such action by National Amusements will be sufficient to constitute a quorum and to approve each of the matters.

Cost of Proxy Solicitation and Inspector of Election

              The Company will pay the cost of the solicitation of proxies, including the preparation, printing and mailing of the Notice of Internet Availability and, as applicable, this proxy statement and the related materials. The Company will furnish copies of the Notice of Internet Availability and, if requested, this proxy statement and related materials to banks, brokers, fiduciaries and custodians that hold shares on behalf of beneficial holders so that they may forward the materials to the beneficial holders. IVS Associates, Inc. will serve as the independent inspector of election for the Annual Meeting.

Mailing Address

              The Company's mailing address is 51 West 52nd Street, New York, NY 10019.

CORPORATE GOVERNANCE

              CBS Corporation's corporate governance practices are established and monitored by its Board of Directors (the "Board"). The Board, with assistance from its Nominating and Governance Committee, regularly assesses CBS Corporation's governance practices in light of legal requirements and governance best practices. In several areas, CBS Corporation's practices go beyond the requirements of the NYSE corporate governance listing standards (the "NYSE listing standards"). For example, despite being a "controlled company" (i.e., a company of which more than 50% of the voting power is held by an individual or another company), CBS Corporation has a majority of independent directors on its Board and has an independent Compensation Committee and an independent Nominating and Governance Committee, none of which is required for controlled companies under the NYSE listing standards.

              CBS Corporation's principal governance documents are as follows:

  •
  Corporate Governance Guidelines

  •
  Board Committee Charters:

    •
    Audit Committee Charter

    •
    Compensation Committee Charter

    •
    Nominating and Governance Committee Charter

  •
  Business Conduct Statement

  •
  Supplemental Code of Ethics for Senior Financial Officers

              These documents are available on the Company's public website at www.cbscorporation.com, and copies of these documents may also be requested by writing to Investor Relations, CBS Corporation, 51 West 52nd Street, New York, NY 10019. The Company encourages its stockholders to read these documents, as we believe they illustrate CBS Corporation's commitment to good governance practices. Certain key provisions of these documents are summarized below.

Corporate Governance Guidelines

              CBS Corporation's Corporate Governance Guidelines (the "Guidelines") set forth the Company's corporate governance principles and practices on a variety of topics, including the responsibilities, composition and functioning of the Board, director qualifications, and the roles of the Board Committees. The Guidelines are periodically reviewed and updated as needed. The Guidelines provide, among other things, that:

  •
  A majority of the members of the Board must be independent as determined under the NYSE listing standards and the standards set forth in the Guidelines;

  •
  All of the members of the Audit, Compensation, and Nominating and Governance Committees must be independent;

  •
  Separate executive sessions of the non-management directors and independent directors must be held a minimum number of times each year;

  •
  The Board, acting on the recommendation of the Nominating and Governance Committee, shall determine whether a director candidate's service on more than three other public company boards of directors is consistent with service on the Board;

  •
  Director compensation will be established in light of the policies set forth in the Guidelines;

  •
  Within three years of joining the Board, directors are expected to own shares of Common Stock having a market value of at least five times the cash annual retainer fee paid to them, in accordance with the Guidelines;

  •
  The Board will hold an annual self-evaluation to assess its effectiveness; and

  •
  The Compensation Committee and the Nominating and Governance Committee will together review periodically succession planning and report to the non-management directors on these reviews.

Board Committee Charters

              Each standing Board Committee operates under a written charter that has been adopted by the Board. The Company has three standing Committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The Committee charters set forth the purpose, objectives and responsibilities of the respective Committee and discuss matters such as Committee membership requirements, number of meetings and the setting of meeting agendas. The charters are assessed at least every other year, or more frequently as the applicable Committee may determine, and are updated as needed. More information on the Committees, their respective roles and responsibilities, and their charters can be found under "CBS Corporation's Board of Directors—Board Committees."

Business Conduct Statement

              The Company's Business Conduct Statement ("BCS") sets forth the Company's standards for ethical conduct that are expected of all directors and employees of the Company. The BCS is available on the Company's website at www.cbscorporation.com and on the Company's intranet sites and also has been distributed to the Company's employees and directors. As part of the Company's compliance and ethics program, directors and full-time employees are required to certify as to their compliance with the BCS and, on an ongoing basis, must disclose any potential conflicts of interest. The Company has also implemented an online BCS training program. The BCS addresses, among other things, topics such as:

  •
  Compliance with laws, rules and regulations, including the Foreign Corrupt Practices Act;

  •
  Conflicts of interest, including the disclosure of potential conflicts to the Company;

  •
  Confidentiality, insider information and trading, and fair disclosure;

  •
  Financial accounting and improper payments;

  •
  The Company's commitment to providing equal employment opportunities and a bias-free and harassment-free workplace environment;

  •
  Fair dealing and relations with competitors, customers and suppliers;

  •
  Health, safety and the environment; and

  •
  Political contributions and payments.

              The BCS provides numerous avenues for employees to report violations of the BCS or matters of concern, whether anonymously or with attribution, to the appropriate officers of the Company and/or the Audit Committee. These avenues include a telephone hotline, email contacts or direct communication with the Company's compliance officers. The BCS also provides that the Company will protect anyone who makes a good faith report of a violation of the BCS and that retaliation against an employee who makes a good faith report will not be tolerated.

              Waivers of the BCS for the Company's executive officers or directors will be disclosed on the Company's website at www.cbscorporation.com or by Form 8-K filed with the SEC.

Supplemental Code of Ethics for Senior Financial Officers

              The Supplemental Code of Ethics is applicable to the Company's President and Chief Executive Officer, Chief Operating Officer (who also performs the duties of the Chief Financial Officer) and Chief Accounting Officer. The Supplemental Code of Ethics, which is available on the Company's website at www.cbscorporation.com, addresses matters specific to those senior financial positions in the Company, including responsibility for the disclosures made in CBS Corporation's filings with the SEC, reporting obligations with respect to certain matters and a general obligation to promote honest and ethical conduct within the Company. The senior financial officers are also required to comply with the BCS. Amendments to or waivers of the Supplemental Code of Ethics for these officers will be disclosed on the Company's website at www.cbscorporation.com or by Form 8-K filed with the SEC.

CBS CORPORATION'S BOARD OF DIRECTORS

              The Company's Board of Directors is currently comprised of 14 members: David R. Andelman, Joseph A. Califano, Jr., William S. Cohen, Gary L. Countryman, Charles K. Gifford, Leonard Goldberg, Bruce S. Gordon, Linda M. Griego, Arnold Kopelson, Leslie Moonves, Doug Morris, Shari Redstone, Sumner M. Redstone and Frederic V. Salerno. All of the current members of the Board were elected at the Company's 2014 Annual Meeting of Stockholders.

              During 2014, the Board held 7 meetings and also acted by unanimous written consent. Each incumbent director attended at least 75% of the meetings of the Board and Board Committees on which such director served during 2014. In addition to Board and Committee meetings, directors are expected to attend the Annual Meeting, and all of the directors standing for election in 2014 were present at the Company's 2014 Annual Meeting of Stockholders.

              In accordance with the Guidelines and the NYSE listing standards, the non-management directors meet separately, without directors who are Company employees, at least two times each year, and at such other times as they deem appropriate. The independent directors also meet separately, without those directors who are not independent as determined by the Board, at least two times each year, and at such other times as they deem appropriate. The members of the Nominating and Governance Committee preside at meetings of the non-management directors and independent directors on a rotating basis. During 2014, the non-management directors met 6 times, and the independent directors met 6 times.

Director Independence

              The Company's Guidelines provide that a majority of the Company's directors must be independent of the Company, as "independence" is defined in the NYSE listing standards and in the Guidelines. The NYSE listing standards set forth five "bright-line" tests that require a finding that a director is not independent if the director fails any of the tests. In addition, the NYSE listing standards provide that a director is not independent unless the Board affirmatively determines that the director has no "material relationship" with the Company. The Guidelines set forth categorical standards to assist the Board in determining what constitutes a "material relationship" with the Company. Generally under these categorical standards, the following relationships are deemed not to be material:

  •
  The types of relationships identified by the NYSE listing standards' "bright-line" tests, if they occurred more than five years ago (the Board will review any such relationship if it occurred more than three but less than five years ago);

  •
  A relationship whereby the director has received, or an immediate family member of the director has received for service as an executive officer, less than $120,000 in direct compensation from the Company during any 12-month period within the last three years; and

  •
  A relationship where the director is an executive officer or employee, or an immediate family member of the director is an executive officer, of the following:

    •
    a company that made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, is less than 1% of such company's annual consolidated gross revenues;

    •
    a company which is either indebted to or a creditor of the Company in an amount that is less than 1% of such company's total consolidated assets; and

    •
    a tax-exempt organization that received contributions from the Company in the prior fiscal year in an amount less than the greater of $500,000 or 1% of that organization's consolidated gross revenues.

              For relationships that exceed the thresholds described above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, is made by the directors who are independent. In addition, the Guidelines state that, generally, the types of relationships not addressed by the NYSE listing standards or described in the Guidelines will not cause an otherwise independent director to be considered not independent. However, the Board may determine that a director is not independent for any reason it deems appropriate.

              The full text of the Guidelines is available on the Company's website at www.cbscorporation.com.

              In February 2015, the Nominating and Governance Committee reviewed the independence of the 14 director nominees standing for election at the Annual Meeting to determine its recommendation regarding which nominees meet the independence standards outlined above. The Board, based on its review and the recommendation of the Nominating and Governance Committee, determined that 9 of the 14 nominees are independent. The independent director nominees are Messrs. Califano, Cohen, Countryman, Gifford, Gordon, Kopelson, Morris and Salerno and Ms. Griego.

              During its review, in determining that the director nominees named above are independent, the Board considered the transactions disclosed under "Related Person Transactions," all of which the Board determined were immaterial to, and would not impair, each such director's independence. The Board also considered that the Company and its subsidiaries in the ordinary course of business have, during the past three years, sold products and services to, and/or purchased products and services from, persons and companies and other entities, of which certain directors were executive officers or principals during 2014, and determined that all of these transactions were below the threshold for relationships deemed to be immaterial under the Guidelines.

Board Leadership Structure

              The Company's Board of Directors separates its Board chairman and principal executive officer positions. The Company believes that this structure is most appropriate for the Company. The Company's Executive Chairman provides leadership as chairman of the board. He is uniquely suited for this position, given his history with the Company as a principal participant in the establishment of the Company and as a stockholder who has maintained, through National Amusements, a controlling ownership position since that time. The Company's Chief Executive Officer is responsible for the day-to-day supervision, management and control of the business and affairs of the Company and serves as a bridge between management and the Board to support the alignment of the goals of both. In addition, the Board has appointed a Vice Chair whose responsibilities include the duties set forth in the Company's Bylaws. In support of the independent oversight of management, the non-management directors and, separately, the independent directors routinely meet and hold discussions without management present. While the Company does not maintain a written succession plan with respect to the Executive Chairman, in accordance with the Guidelines, the Compensation Committee and the Nominating and Governance Committee, together, periodically review succession planning for the Executive Chairman, and others, and report to the non-management directors on these reviews.

Board Risk Oversight

              The Company's Board of Directors has overall responsibility for the oversight of the Company's risk management process. The Board carries out its oversight responsibility directly and through the delegation to its Committees of responsibilities related to the oversight of certain risks, as follows:

  •
  The Audit Committee, as part of its internal audit and independent auditor oversight, is responsible for reviewing the Company's risk assessment and risk management practices and discusses risks as they relate to its review of the Company's financial statements, the evaluation of the effectiveness of internal control over financial reporting, compliance with legal and regulatory requirements, and the performance of the internal audit function, among other responsibilities set forth in the Committee's charter.

  •
  The Compensation Committee monitors risks associated with the design and administration of the Company's compensation programs, including its performance-based compensation programs, to promote an environment which does not encourage unnecessary and excessive risk-taking by the Company's employees. The Committee also reviews risks related to management resources, including the depth of the Company's senior management. In view of this oversight and based on management's assessment, the Company does not believe that its employee compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

  •
  The Nominating and Governance Committee oversees risk as it relates to monitoring developments in law and practice with respect to the Company's corporate governance processes and in reviewing related person transactions. The Committee also is responsible for the periodic review of the following risk management processes at the Company: disaster recovery, crisis management and theft of intellectual property.

              Each of these Committees reports regularly to the Board on these risk-related matters, among other items within its purview. On an annual basis, the Board conducts strategy sessions, which include presentations from economic, political and industry experts, among others, on matters affecting the Company, to assist the Board and management in preparing and implementing strategic initiatives, including risk management. In addition, the Board and Committees receive regular reports from management that include matters affecting the Company's risk profile, including, among others, operations reports from the Chief Executive Officer and from division heads, all of which include strategic and operational risks; reports from the Chief Operating Officer and Chief Accounting Officer on credit and liquidity risks and on the integrity of internal controls over financial reporting; reports from the Chief Legal Officer on legal risks and material litigation; and reports on internal audit activities from the Senior Vice President, Internal Audit. The Audit Committee also receives periodic reports from the Company's Chief Compliance Officer on the Company's compliance program and from the Senior Vice President, Internal Audit on the internal audit plan for the upcoming fiscal year, the scope of which is to determine the adequacy and function of the Company's risk management, control and governance processes. Outside of formal meetings, Board members have regular access to executives, including the Chief Executive Officer, the Chief Operating Officer, the Chief Accounting Officer, the Chief Legal Officer and the Chief Administrative Officer and Chief Human Resources Officer. The Committee and management reports, strategy sessions and real-time management access collectively provide the Board with integrated insight on the Company's management of its risks.

Board Committees

              The following chart sets forth the current membership of each standing Board Committee. The Board reviews and determines the membership of the Committees at least annually.

Committee	Members
Audit Committee	Gary L. Countryman, Chair Linda M. Griego Frederic V. Salerno
Compensation Committee	Charles K. Gifford, Chair William S. Cohen Bruce S. Gordon Doug Morris
Nominating and Governance Committee	Joseph A. Califano, Jr., Chair Gary L. Countryman Charles K. Gifford

              During 2014, the Audit Committee held 5 meetings, the Compensation Committee held 9 meetings and the Nominating and Governance Committee held 6 meetings. Information about these Committees, including their respective roles and responsibilities and charters, is set forth below.

Audit Committee

              The Audit Committee Charter provides that the Audit Committee will be comprised of at least three members and that all of the members on the Committee must be independent directors. Also, the Committee must have at least one "audit committee financial expert" (as described below) and all Committee members must be financially literate. The Committee holds at least five regular meetings each year, and it regularly meets separately at these meetings with the independent auditor, the Company's Chief Legal Officer, its Senior Vice President, Internal Audit and other members of the Company's senior management. The Committee is responsible for the following, among other things:

  •
  The appointment, retention, termination, compensation and oversight of the Company's independent auditor, including reviewing with the independent auditor the scope of the audit plan and audit fees;

  •
  Reviewing the Company's financial statements and related disclosures, including with respect to internal control over financial reporting;

  •
  Oversight of the Company's internal audit function; and

  •
  Oversight of the Company's compliance with legal and regulatory requirements.

              For additional information on the Committee's role and its oversight of the independent auditor during 2014, see "Report of the Audit Committee."

              Audit Committee Financial Experts.    The Board has determined that all of the members of the Audit Committee are "financially literate," as that term is interpreted by the Board in its business judgment. In addition, the Board has determined that two members of the Audit Committee, including Mr. Countryman (Chair), qualify as "audit committee financial experts," as that term is defined in the regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act").

Compensation Committee

              The Compensation Committee Charter provides that the Compensation Committee will be comprised of at least three members, except that the Committee is deemed to be properly constituted with at least two members in the event of a vacancy until the Board fills the vacancy. The Charter also provides that all of the members on the Committee must be independent directors and that the Committee shall also satisfy the relevant requirements established pursuant to regulations promulgated under Section 162(m) of the Code. The Committee holds at least four regular meetings each year and is responsible for the following, among other things:

  •
  Adopting and periodically reviewing the Company's compensation philosophy, strategy and principles regarding the design and administration of the Company's compensation programs;

  •
  Reviewing and approving the total compensation packages for the Executive Chairman, the President and Chief Executive Officer, the Company's other executive officers, and other senior executives identified by the Committee after consultation with the Company's Chief Executive Officer and Senior Executive Vice President, Chief Administrative Officer and Chief Human Resources Officer (excluding "Talent," as such term is currently used in the media or entertainment industries) (collectively, the "senior executives"); and

  •
  Overseeing the administration of the Company's incentive compensation plans (including the bonus plan for executives subject to Section 162(m) of the Code) and its equity-based compensation plans.

              Consideration and Determination of Executive Compensation.    The Compensation Committee reviews all components of the senior executives' compensation, including base salary, annual and long-term incentives and severance arrangements. In approving compensation for the senior executives (other than the Executive Chairman and the Chief Executive Officer), the Committee considers the input and recommendations of the Chief Executive Officer with respect to the senior executives' performances, the Chief Operating Officer with respect to those senior executives who report directly to him and the Chief Legal Officer with respect to those senior executives who report directly to him. With respect to the Executive Chairman and Chief Executive Officer, the Committee, together with the Nominating and Governance Committee, annually evaluates the performances of the Executive Chairman and the Chief Executive Officer. The results of these evaluations are then reported to the non-management directors. The Compensation Committee sets compensation for the Executive Chairman and the Chief Executive Officer taking these evaluations into account. The Committee then reports to the Board on the process for setting compensation for the Executive Chairman and Chief Executive Officer.

              The Company's processes and procedures for the consideration of executive compensation and the role of the Company's executive officers in determining or recommending the amount or form of executive compensation are more fully described in the "Compensation Discussion and Analysis" section below. Director compensation is approved by the Board, based on recommendations from the Nominating and Governance Committee, as more fully described in the "Nominating and Governance Committee" section below.

              The Compensation Committee has the power to delegate its authority and duties to subcommittees or individuals as it deems appropriate and in accordance with applicable laws and regulations. The Committee has delegated to the President and Chief Executive Officer limited authority (with respect to executives who are not senior executives) to grant long-term incentive awards under the Company's long-term incentive plan to such executives in connection with their hiring, promotion or contract renewal and to modify the terms of outstanding equity grants in certain post-termination scenarios, as discussed in the "Compensation Discussion and Analysis" section below.

              The Committee is empowered to retain compensation consultants having special competence to assist the Committee in evaluating executive officer and employee compensation. The Committee has the sole authority to retain and terminate such consultants and to review and approve such consultants' fees and other retention terms. The Committee retains an independent compensation consulting firm, currently Exequity LLP, to advise the Committee in its review of senior executive compensation. The Compensation Committee adopted a policy in 2008 providing that the independent compensation consulting firm will not be considered as a provider of services to the Company, other than for services provided to the Compensation Committee. Accordingly, other than these services provided to the Committee, Exequity does not perform any administrative or consulting services for the Company. In furtherance of the Committee's review of senior executive compensation, the independent consultant examines the compensation practices at companies with which the Company competes for senior executive talent, including those companies engaged in similar business activities and other publicly traded U.S. companies, and provides other analysis, as more fully described in the "Compensation Discussion and Analysis" section below. The Committee has assessed the independence of Exequity and determined that Exequity's work for the Committee does not raise any conflict of interest.

Nominating and Governance Committee

              The Nominating and Governance Committee's Charter provides that the Nominating and Governance Committee will be comprised of at least three members, except that the Committee is deemed to be properly constituted with at least two members in the event of a vacancy until the Board fills the vacancy. The Charter also provides that all of the members on the Committee must be independent directors. The Committee holds at least three regular meetings each year and is responsible for the following, among other things:

  •
  Identifying and recommending to the Board nominees for election to the Board and reviewing the composition of the Board as part of this process;

  •
  Overseeing all aspects of the Company's corporate governance initiatives, including regular assessments of its principal governance documents;

  •
  Establishing criteria for the annual self-evaluations of the Board and its Committees;

  •
  Making recommendations to the Board on director compensation matters;

  •
  Monitoring developments in the law and practice of corporate governance;

  •
  Developing and recommending items for Board meeting agendas;

  •
  Reviewing transactions between the Company and related persons; and

  •
  Reviewing the following risk management processes at the Company: disaster recovery, crisis management and theft of intellectual property.

              The members of the Nominating and Governance Committee also chair the executive sessions of non-management and independent directors on a rotating basis.

              Consideration and Determination of Director Compensation.    The Committee annually reviews and recommends for the Board's consideration the form and amount of compensation for Outside Directors. "Outside Directors" are directors of the Company who are not employees of the Company or any of its subsidiaries. Only Outside Directors are eligible to receive compensation for serving on the Board, as more fully described in the "Director Compensation" section below. In connection with its 2015 review and recommendation, the Committee received advice from the independent compensation consulting firm retained by the Compensation Committee regarding market practice for director compensation.

              In accordance with the Guidelines and its Charter, the Committee is guided by three principles in its review of Outside Director compensation and benefits: Outside Directors should be fairly compensated for the services they provide to the Company, taking into account, among other things, the size and complexity of the Company's business and compensation and benefits paid to directors of comparable companies; Outside Directors' interests should be aligned with the interests of stockholders; and Outside Directors' compensation should be easy for stockholders to understand.

              The recommendations of the Committee with respect to director compensation are subject to approval by the Board.

              2015 Director Nomination Process; Board Diversity.    In connection with the 2015 director nomination process, the Committee reviewed the current composition of the Board in light of the considerations set forth in its Charter and the Company's Guidelines. The Committee also considered input received from other directors on Board member qualifications, Board composition and any special circumstances that the Committee considers important in its determination. After taking these considerations into account, the Committee determined to recommend to the Board that each of the current members of the Board be nominated to stand for election at the 2015 Annual Meeting.

              As part of its review, the Committee considers diversity, among other factors. The Committee considers diversity to be a broadly defined concept which takes into account professional experience, gender and ethnicity, among other characteristics. As a result of considering diversity as part of its nomination process, multiple industries are represented on the Board, including the entertainment and media, communications, banking, legal, insurance and management consulting industries, among others. Additionally, distinguished contributors to governmental and not-for-profit organizations also serve on the Board. Multiple professions are represented among the directors, including current and past experience as principal executive and principal financial officers, attorneys, high-level government officials, entrepreneurs and television, film and record producers, among others. The Committee assesses the effectiveness of its consideration of diversity as part of its annual nomination process, when it reviews the composition of the Board as a whole.

              Stockholder Recommendations for Director.    The Committee will consider candidates for director recommended by the stockholders of the Company. All recommendations by stockholders for potential director candidates, which shall include written materials with respect to the potential candidate, should be sent to Angeline C. Straka, Secretary, CBS Corporation, 51 West 52nd Street, New York, NY 10019. The Company's Guidelines and Nominating and Governance Committee Charter set forth certain criteria for director qualifications and Board composition that stockholders should consider when making a recommendation. These criteria include an expectation that directors have substantial accomplishments in their professional backgrounds, are able to make independent, analytical inquiries, and exhibit practical wisdom and mature judgment. Directors of CBS Corporation should also possess the highest personal and professional ethics, integrity and values and be committed to promoting the long-term interests of CBS Corporation's stockholders. Director candidates recommended by stockholders who meet the director qualifications, which are described more fully in the Company's Guidelines and Nominating and Governance Committee Charter, will be considered by the Chair of the Committee, who will present the information on the candidate to the entire Committee. Director candidates recommended by stockholders will be considered by the Committee in the same manner as any other candidate.

Communications with Directors

              Stockholders and other parties interested in contacting CBS Corporation's non-management directors may send an email to nonmanagementdirectors@cbs.com or write to Non-Management Directors, CBS Corporation, 51 West 52nd Street, 35th Floor, New York, NY 10019. The non-management directors' contact information is also available on CBS Corporation's website at

www.cbscorporation.com. The non-management directors have approved the process for handling communications received in this manner.

              Stockholders should also use the email and mailing address for the non-management directors to send communications to the Board. The process for handling stockholder communications to the Board received in this manner has been approved by the independent directors of the Board. Correspondence relating to accounting or auditing matters will be handled in accordance with procedures established by the Audit Committee for such matters.

Compensation Committee Interlocks and Insider Participation

              None of the members of the Compensation Committee during fiscal year 2014 was, or has ever been, an officer or employee of the Company, and, during fiscal year 2014, no executive officer of the Company served on the board and/or compensation committee of any company that employed as an executive officer any member of the Company's Board and/or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              The table below sets forth as of February 28, 2015, unless otherwise indicated, information concerning the beneficial ownership of the Company's Class A and Class B Common Stock by (i) each current director and director nominee, (ii) each named executive officer and (iii) the current directors and executive officers of the Company as a group. Each person has sole voting and investment power over the shares reported, except as noted. Also set forth below is information concerning the beneficial ownership by each person, or group of affiliated persons, who is known by the Company to beneficially own 5% or more of the Company's Class A Common Stock. As of February 28, 2015 there were 37,826,904 shares of the Company's Class A Common Stock outstanding and 460,468,429 shares of the Company's Class B Common Stock outstanding.

	Beneficial Ownership of Equity Securities
Name	Title of Security	Number of Shares		Percent of Class
Anthony G. Ambrosio	Class A Common	0		*
	Class B Common	528,674	(1)(2)(3)	*
David R. Andelman	Class A Common	24,524	(4)	*
	Class B Common	107,084	(1)(4)	*
Joseph A. Califano, Jr.	Class A Common	3,014	(4)	*
	Class B Common	88,416	(1)(3)(4)	*
William S. Cohen	Class A Common	28,598	(4)	*
	Class B Common	82,326	(1)(4)	*
Gary L. Countryman	Class A Common	6,432	(4)	*
	Class B Common	85,601	(1)(4)	*
Charles K. Gifford	Class A Common	0		*
	Class B Common	98,142	(1)(3)(4)	*
Leonard Goldberg	Class A Common	0		*
	Class B Common	53,198	(1)(3)	*
Bruce S. Gordon	Class A Common	0		*
	Class B Common	64,292	(1)(4)	*
Linda M. Griego	Class A Common	0		*
	Class B Common	50,302	(1)(3)(4)	*
Joseph R. Ianniello	Class A Common	0		*
	Class B Common	707,922	(1)(2)(3)	*
Arnold Kopelson	Class A Common	3,523	(4)	*
	Class B Common	82,800	(1)(4)	*
Leslie Moonves	Class A Common	0		*
	Class B Common	6,766,664	(1)(2)(3)	1.5%
Doug Morris	Class A Common	20,807	(4)	*
	Class B Common	65,109	(4)	*
Shari Redstone	Class A Common	11,445	(4)(5)	*
	Class B Common	97,894	(1)(3)(4)(5)	*
Sumner M. Redstone	Class A Common	30,110,939	(6)	79.6%
	Class B Common	9,731,557	(1)(6)	2.1%
Frederic V. Salerno	Class A Common	24,833	(4)	*
	Class B Common	70,835	(1)(4)	*

	Beneficial Ownership of Equity Securities
Name	Title of Security	Number of Shares		Percent of Class
Lawrence P. Tu	Class A Common	0		*
	Class B Common	31,161	(1)(2)	*
Current directors and executive officers	Class A Common	123,176	(4)	*
as a group, other than the interests of Mr. Redstone (20 persons)	Class B Common	9,513,327	(1)(2)(3)(4)(7)	2.0%
National Amusements	Class A Common	30,110,899	(8)	79.6%
846 University Avenue Norwood, MA 02062	Class B Common	9,430,250	(8)	2.0%
Mario J. Gabelli et al. (9)	Class A Common	4,411,381		11.7%
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580-1435
GRUSS Capital Management, L.P. et al. (10)	Class A Common	2,100,166		5.6%
GRUSS Capital Management, L.P. 510 Madison Avenue, 16th Floor New York, NY 10022

*
Represents less than 1% of the outstanding shares of the class.

(1)
Includes the following shares of the Company's Class B Common Stock (a) which the indicated named executive officer or director had the right to acquire on or within 60 days from February 28, 2015, through the exercise of stock options: Ambrosio, 346,241; Andelman, 30,558; Califano, 30,558; Cohen, 1,698; Countryman, 33,106; Gifford, 43,292; Goldberg, 1,698; Gordon, 15,279; Griego, 15,279; Ianniello, 486,530; Kopelson, 33,106; Moonves, 4,727,441; Shari Redstone, 30,558; Sumner Redstone, 98,814; Salerno, 1,698; and Tu, 19,199; and (b) underlying restricted share units ("RSUs") which will vest within 60 days from February 28, 2015 held by the indicated executive officer: Tu, 72.

(2)
Includes shares held through the CBS 401(k) Plan.

(3)
Includes the following number of shares of the Company's Class B Common Stock (a) owned by family members but as to which, except in the case of Ms. Griego, the indicated person disclaims beneficial ownership: Califano, 927; Griego, 6,000; Ianniello, 2,320; and Moonves, 4,636; (b) held by trusts, as to which the indicated director has shared voting and investment power: Goldberg, 5,000; Moonves, 238,163; and Shari Redstone, 1,500; (c) held in family trusts, as to which the indicated person has sole voting and investment power: Ambrosio, 103,499; and Moonves: 455,595; and (d) held in family trusts, as to which the indicated person's family member has voting and investment power: Ambrosio, 24,001; and Gifford, 1,500.

(4)
Includes (a) the following Company Class A Common Stock phantom units and Class B Common Stock phantom units credited pursuant to the Company's deferred compensation plans for Outside Directors: Andelman, 24,524 Class A and 24,639 Class B; Califano, 3,014 Class A and 3,032 Class B; Cohen, 28,598 Class A and 28,741 Class B; Countryman, 6,432 Class A and 6,435 Class B; Kopelson, 3,523 Class A and 3,520 Class B; Morris, 20,807 Class A and 20,908 Class B; Shari Redstone, 11,445 Class A and 11,492 Class B; and Salerno, 24,833 Class A and 24,936 Class B (including 7,918 Class A and 7,946 Class B, which amounts were deferred prior to December 31, 2005 (the completion date of the separation (the "Separation") of former Viacom Inc. ("Former Viacom") into two publicly traded companies, CBS Corporation and new Viacom Inc. ("Viacom")), and are held in an account in Mr. Salerno's name at Viacom); and (b) the following shares of the Company's Class B Common Stock underlying vested RSUs for which settlement has been deferred: Andelman, 51,887; Califano, 51,887; Cohen, 51,887; Countryman, 44,201; Gifford, 49,350; Gordon, 46,518; Griego, 25,916; Kopelson, 3,773; Morris, 44,201; Shari Redstone, 31,573; and Salerno, 37,221. Pursuant to the governing plans, the phantom common stock units are payable in cash and the RSUs are payable in shares of the Company's Class B Common Stock following termination of service as a director.

(5)
Ms. Redstone is a stockholder of National Amusements and has a significant indirect beneficial interest in the Company shares owned by National Amusements and its wholly owned subsidiary.

(6)
Includes 30,110,899 shares of the Company's Class A Common Stock and 9,430,250 shares of the Company's Class B Common Stock that are owned by National Amusements and its wholly owned subsidiary. Mr. Redstone is the beneficial owner of the controlling interest in National Amusements and, accordingly, beneficially owns all such shares. Based on information received from National Amusements, some of the shares of the Company's Class A and Class B Common Stock owned by its wholly owned subsidiary are pledged to its lenders. National Amusements holds more than 50% of the Company's Class A Common Stock directly, and these shares are not pledged.

(7)
Includes 6,139,609 shares of the Company's Class B Common Stock which the current directors and executive officers as a group, other than Mr. Redstone, had the right to acquire on or within 60 days from February 28, 2015, through the exercise of stock options or through the vesting of RSUs.

(8)
Mr. Redstone is the beneficial owner of the controlling interest in National Amusements and, accordingly, beneficially owns all the Company's shares held by National Amusements and its wholly owned subsidiary. Based on information received from National Amusements, some of the shares of the Company's Class A and Class B Common Stock owned by its wholly owned subsidiary are pledged to its lenders. National Amusements holds more than 50% of the Company's Class A Common Stock directly, and these shares are not pledged.

(9)
The number of shares identified is based on a Schedule 13D dated February 25, 2011 and filed with the SEC by Gamco Investors, Inc. et al. on March 15, 2011. The Schedule 13D reported that the Gabelli entities have investment discretion and/or voting power with respect to substantially all of such shares.

(10)
The number of shares identified is based on a Schedule 13G/A dated December 31, 2014 and filed with the SEC by GRUSS Capital Management, L.P. et al. on February 10, 2015. The Schedule 13G/A reported that the GRUSS entities have investment discretion and/or voting power with respect to substantially all of such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE and to furnish the Company with copies of all Section 16(a) forms they file. Based upon the Company's compliance program, a review of the forms furnished to the Company and written representations, the Company believes that during 2014 its executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

              The Board of Directors adopted a written policy whereby the Nominating and Governance Committee reviews and approves, ratifies or takes other actions it deems appropriate with respect to a related person transaction that, under the rules of the SEC, is required to be disclosed in the Company's proxy statement. In its review, the Committee considers the related person's interest in the transaction; the material terms of the transaction, including the dollar amount involved; the importance of the transaction to the related person and the Company; whether the transaction would impair the judgment of the related person; and any other information the Committee deems appropriate.

              Any member of the Committee who is a related person with respect to a transaction under review may not participate in the review or vote respecting the transaction; however, that person may be counted in determining the presence of a quorum at a meeting of the Committee that considers the transaction.

              Under the policy, the Company's legal staff is primarily responsible for determining whether a related person has a direct or indirect material interest in a transaction with the Company that is required to be disclosed. The determination will be made after a review of information obtained from the related person and information available from the Company's records. The staff is responsible for establishing and maintaining policies and procedures to obtain relevant information to allow it to make the determination.

Agreements Related to Viacom Inc.

              National Amusements, the Company's controlling stockholder, is also the controlling stockholder of Viacom. Mr. Sumner M. Redstone, the controlling stockholder, chairman of the board of directors and chief executive officer of National Amusements, serves as the Executive Chairman of the Board of Directors for both the Company and Viacom.

              During 2014, the Company, as part of its normal course of business, entered into transactions with Viacom and its subsidiaries. The Company licenses its television content, leases production facilities and sells advertising spots to various subsidiaries of Viacom. Viacom also distributes certain of the Company's television programs in the home entertainment market. The Company's total revenues from these transactions were $183 million for the year ended December 31, 2014. In addition, the Company places advertisements with and leases production facilities from various subsidiaries of Viacom. The total amounts from these transactions were $19 million for the year ended December 31, 2014. As of December 31, 2014, Viacom owed the Company approximately $183 million, and the Company owed Viacom approximately $1.5 million in connection with the Company's various normal course of business transactions with Viacom.

              The Company believes that the terms of all such transactions were no more or less favorable to the Company and its businesses than they would have obtained from unrelated parties. The Company expects for the foreseeable future to continue to have transactions with Viacom.

Other Related Person Transactions

              The National Center on Addiction and Substance Abuse at Columbia University ("CASA-Columbia") sponsors an annual "Family Day" event, the purpose of which is to encourage families to eat dinner together. During 2014, Mr. Califano served as Founder and Chairman Emeritus of CASA-Columbia. In 2014, certain divisions of the Company and its subsidiaries supported the "Family Day" event by airing public service announcements (PSAs). It is anticipated that divisions of the Company and its subsidiaries will from time to time continue to promote Family Day. In addition, in 2014, the Company made contributions totaling $50,000 to CASA-Columbia.

              Pursuant to an agreement between a subsidiary of the Company and Panda Productions, a television and film production company owned 50% by Mr. Goldberg, he serves as an Executive Producer of CBS Network's television series, Blue Bloods. In connection with this agreement, during 2014, the Company paid to Panda Productions fees per episode for Mr. Goldberg's executive producer services, which are consistent with fees paid to other executive producers at Mr. Goldberg's level. The Company in 2014 also advanced to Panda Productions, consistent with industry practice, a certain portion of contingent compensation based upon its negotiated participation in net revenues received by the Company in connection with the Blue Bloods series, and the Company may in the future pay additional such compensation to Panda Productions. The Company believes that the terms of the agreement with Panda Productions are no more or less favorable to the Company than it could have obtained from unrelated parties.

              Jennifer Bresnan, the wife of Mr. Ianniello since 2012, was an employee in the alternative programming department of the CBS Network from 2007 through February 2014. She received compensation in 2014 in an amount consistent with the compensation paid to other employees at her level.

              Julie Chen, the wife of Mr. Moonves, is a host of the CBS Network show The Talk and the host of the CBS Network show Big Brother. Ms. Chen's compensation is comparable to on-air talent in similar positions at the CBS Network, and the Company believes it is comparable to on-air talent in such positions generally.

              Amy Salerno, daughter of Mr. Salerno, is an employee in the Business Development department of Showtime Networks Inc., a subsidiary of the Company. Ms. Salerno has been an employee of Showtime Networks for approximately fifteen years. She is not an executive officer of the Company or of Showtime. Ms. Salerno received compensation in 2014 in an amount consistent with the compensation paid to other employees at her level.

              Pursuant to the terms of an agreement between Simon & Schuster, a subsidiary of the Company, and Gil Schwartz, the Company's Senior Executive Vice President and Chief Communications Officer, Mr. Schwartz is entitled to receive an advance on royalties in connection with his grant to Simon & Schuster of the exclusive rights to publish a new book to be authored by him, payable over time subject to certain milestones. The formula for determining royalties payable under Mr. Schwartz' agreement is consistent with such formulas for determining royalties payable to other authors at his level. The Company believes that the terms of the agreement with Mr. Schwartz are no more or less favorable to the Company than it could have obtained from unrelated parties.

              In November 1995, the Company entered into an agreement with Gabelli Asset Management Company ("GAMCO") pursuant to which GAMCO manages certain assets for qualified U.S. pension plans sponsored by the Company. For 2014, the Company paid GAMCO approximately $223,000 for such investment management services. The Company believes that the terms of the agreement with GAMCO are no more or less favorable to the Company than it could have obtained from unrelated parties. Entities that are affiliated with GAMCO collectively own 4,411,381 shares of the Company's Class A Common Stock, according to a Schedule 13D filed with the SEC on March 15, 2011 by such entities (the latest filing available), which shares, as of February 28, 2015, represented approximately 11.7% of the outstanding shares of the class.

ITEM 1—ELECTION OF DIRECTORS

              The election of 14 directors is proposed by the Board of Directors, each director to hold office, in accordance with the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, until the next annual meeting or until his or her successor is duly elected and qualified. The Company's Board proposes for election: David R. Andelman, Joseph A. Califano, Jr., William S. Cohen, Gary L. Countryman, Charles K. Gifford, Leonard Goldberg, Bruce S. Gordon, Linda M. Griego, Arnold Kopelson, Leslie Moonves, Doug Morris, Shari Redstone, Sumner M. Redstone and Frederic V. Salerno. All of the nominees are current members of the Company's Board who were elected at the Company's 2014 Annual Meeting of Stockholders.

              In accordance with the Board's recommendation, the proxy holders will vote the shares of the Company's Class A Common Stock covered by the respective proxies for the election of each of the 14 director nominees set forth below, unless the stockholder gives instructions to the contrary. If, for any reason, any of the director nominees become unavailable for election, the proxy holders may exercise discretion to vote for substitute nominees proposed by the Board. Each of the director nominees has indicated that he or she will be able to serve if elected and has agreed to do so.

              Information about each director nominee is set forth below:

David R. Andelman	Director since 2000

Mr. Andelman (age 75) is a senior partner associated with the law firm of Lourie & Cutler, P.C. in Boston, Massachusetts since 1964. Mr. Andelman also serves as a director and treasurer of Lourie & Cutler. He is also a director of National Amusements. He has held no other public company directorships during the past five years.

Mr. Andelman is an accomplished attorney, practicing law for over 50 years with a focus in tax, estate and business planning. His legal acumen positions him as an invaluable advisor in the Company's deliberations. Mr. Andelman also provides institutional knowledge of the Company and continuity on the Company's Board, having served on the Board for 15 years.
Joseph A. Califano, Jr.	Director since 2003

Mr. Califano (age 83) is Founder and Chairman Emeritus of the Board of The National Center on Addiction and Substance Abuse at Columbia University ("CASA-Columbia"). Prior to becoming Founder and Chairman Emeritus, effective February 1, 2012, Mr. Califano served as Founder and Chairman of CASA-Columbia, commencing in 1992, and also served as its President from 1992 through May 1, 2009. Mr. Califano has served as Adjunct Professor of Public Health at Columbia University's Medical School and School of Public Health since 1992 and is a member of the Institute of Medicine of the National Academy of Sciences. He was senior partner of the Washington, D.C. office of the law firm Dewey Ballantine from 1983 to 1992. Mr. Califano served as the United States Secretary of Health, Education, and Welfare from 1977 to 1979, and he served as President Lyndon B. Johnson's Assistant for Domestic Affairs from 1965 to 1969. He is the author of 13 books. During the past five years, he was also a director of Willis Group Holdings PLC (2004-2013).

As the Founder and Chairman Emeritus and former senior executive of a nonprofit organization at a major university, Mr. Califano brings to the Board a distinctive ability to advise on public policy issues that may affect the Company and its reputation. In addition, his prior service at the highest levels of the federal government for more than 15 years and as an accomplished attorney in private practice in Washington, D.C. and New York provides the Board with insight on matters related to the federal government's regulation of the Company's businesses. From this experience plus his past and present directorship experience, which includes experience on audit, financial and executive committees, Mr. Califano provides meaningful leadership in these areas and with respect to the implementation of sound corporate governance practices.

William S. Cohen	Director since 2003

Mr. Cohen (age 74) has been Chairman and Chief Executive Officer of The Cohen Group, a business consulting firm, since January 2001. Prior to founding The Cohen Group, Mr. Cohen served as the United States Secretary of Defense from January 1997 to 2001. He also served as a United States Senator from 1979 to 1997, and as a member of the United States House of Representatives from 1973 to 1979. During the past five years, he was also a director of RLJ Acquisition, Inc. (2011-2012).

Mr. Cohen currently serves as the principal executive officer of a privately held global consulting group that provides global business consulting services and advice on tactical and strategic opportunities in multiple global markets. This experience, coupled with his prior 28 years of service at the highest levels of the federal government, makes Mr. Cohen an invaluable, skilled advisor to the Board on global economic and political conditions and on the development of international strategies.
Gary L. Countryman	Director since 2007

Mr. Countryman (age 75) has been Chairman Emeritus of the Liberty Mutual Group since 2000. He served as Chairman of Liberty Mutual Group from 1986 to 2000 and as Chief Executive Officer from 1986 to 1998. Mr. Countryman is also Vice Chairman of the Dana-Farber Cancer Institute. During the past five years, he was also a director of Liberty Mutual Group (1986-2012) and NSTAR (1999-2012).

Mr. Countryman's 40-year career in the insurance industry provides the Board with financial expertise and an understanding of the management of risk from an insurance perspective. His leadership in transforming Liberty Mutual from a domestic to an international financial services group and overseeing a complex, highly regulated group of insurance companies is relevant to the Board's oversight of the Company's global businesses and complex regulations. Mr. Countryman is an experienced director, whose breadth of experience includes experience on executive personnel, executive, investment and nominating committees.
Charles K. Gifford	Director since 2006

Mr. Gifford (age 72) has been Chairman Emeritus of Bank of America Corporation since February 2005. He was Chairman and Chief Executive Officer of BankBoston prior to its 1999 merger with Fleet Financial Group and became President and Chief Operating Officer of the combined companies. Mr. Gifford became Chief Executive Officer of FleetBoston Financial in 2001 and Chairman in 2002. Mr. Gifford is also a director of Bank of America Corporation and Eversource Energy (formerly known as Northeast Utilities). During the past five years, he was also a director of NSTAR (1999-2012).

Mr. Gifford, through an accomplished career overseeing large complex financial institutions in the banking industry, brings important business and financial expertise to the Board in its deliberations on complex transactions and other financial matters. In addition, his breadth of director experience, which includes his service on executive, executive personnel, credit, governance and nominating, compensation and audit committees, as well as his previous service as the lead trustee of NSTAR, provides valuable contributions to the Board in implementing good corporate governance.

Leonard Goldberg	Director since 2007

Mr. Goldberg (age 81) has been President of Mandy Films, Inc. and Panda Productions, Inc., both independent television and film production companies, since 1984. He is currently Executive Producer of the hit CBS television series, Blue Bloods. He was President of Twentieth Century Fox from 1987 to 1989. In addition, from 1972 to 1984, he partnered with producer Aaron Spelling to launch various television series and made-for-television movies. Prior to that, Mr. Goldberg served as Vice President of Production at Screen Gems (now Columbia Pictures Television) from 1969 to 1972. During the years 1961 to 1969, he served in various positions with the ABC Network, advancing to Head of Programming. He has held no other public company directorships during the past five years.

With over 50 years of executive and creative experience in the television and film industries, Mr. Goldberg brings a deep understanding of the Company's core television and film businesses. He is well-positioned to advise directly on the strategic direction of the Company's Entertainment segment, including with respect to providing insight into the management of the Company's executive and creative talent.
Bruce S. Gordon	Director since 2006

Mr. Gordon (age 69) served as President and Chief Executive Officer of the National Association for the Advancement of Colored People ("NAACP") from August 2005 to March 2007. In December 2003, Mr. Gordon retired from Verizon Communications where he had served as President, Retail Markets Group since June 2000. Prior to that, Mr. Gordon served as Group President, Enterprise Business with Bell Atlantic Corporation (Verizon's predecessor) since December 1998. He served as Group President, Consumer and Small Business Services of Bell Atlantic from 1993 to August 1997, and as Group President, Retail, from August 1997 to December 1998. Mr. Gordon is also a director of Northrop Grumman Corporation and The ADT Corporation. During the past five years, he was also a director of Tyco International Ltd. (2003-2012).

Having completed a 35-year career as a top executive in the telecommunications industry in 2003, Mr. Gordon became the first business executive to head the NAACP from 2005 to 2007. In addition to bringing significant leadership experience to the Board from his previous executive officer positions, the combination of proven business acumen and experience in public service makes Mr. Gordon a valuable advisor on business practices, including those with social policy implications. For example, he has been an instrumental advisor in the Company's re-affirmation of its diversity commitment programs. Also, Mr. Gordon's current service on two other boards, including service on nominating and governance, compensation and policy committees and as a non-Executive Chairman of a public company, gives him a deep understanding of public company governance.

Linda M. Griego	Director since 2007

Ms. Griego (age 67) has served, since 1986, as President and Chief Executive Officer of Griego Enterprises, Inc., a business management company. For more than 20 years, she oversaw the operations of Engine Co. No. 28, a prominent restaurant in downtown Los Angeles that she founded in 1988. From 1990 to 2000, Ms. Griego held a number of government-related appointments, including Deputy Mayor of the city of Los Angeles, President and Chief Executive Officer of the Los Angeles Community Development Bank, and President and Chief Executive Officer of Rebuild LA, the agency created to jump-start inner-city economic development following the 1992 Los Angeles riots. Over the past two decades, she has also served on a number of government commissions and boards of directors of nonprofit organizations, including current service on the boards of the David and Lucile Packard Foundation, the Martin Luther King, Jr. Community Health Foundation, and the Community Development Technologies Center. Ms. Griego has served as a director of publicly traded and private corporations, including presently serving as director of AECOM Technology Corporation and the American Funds (4 funds). During the past five years, she was also a director of Southwest Water Company (2001-2010).

With the breadth of her leadership experience as a businesswoman, in the public sector through her multiple government appointments and extensive community-based participation in Los Angeles, an area where the Company has a significant presence, and on multiple not-for-profit boards, Ms. Griego provides the Board with financial and business acumen, as well as public policy expertise as it relates to business practices. Ms. Griego is also an experienced director, including current service on other audit, compensation and organization, and nominating and governance committees, with demonstrated expertise in the application of sound corporate governance principles.
Arnold Kopelson	Director since 2007

Mr. Kopelson (age 80) has been Co-Chairman and Co-President of Kopelson Entertainment, through which he produces films and television programs and finances the acquisition and development of screenplays, since 1979. Prior to that, he practiced entertainment and banking law, specializing in motion picture financing. He has been honored with a Best Picture Academy Award, a Golden Globe, and an Independent Spirit Award, and his films have generated 17 Academy Award nominations. Mr. Kopelson has served on the Executive Committee of the Producers Branch of the Academy of Motion Picture Arts and Sciences and currently serves on the Board of Mentors of the Peter Stark Producing Program at University of Southern California. He has held no other public company directorships during the past five years.

As an Academy Award-winning producer, Mr. Kopelson brings to the Board a significant depth of knowledge of the entertainment industry. This encompasses over 35 years of executive and creative experience in film production and financing, as well as his prior experience in practicing entertainment and banking law. With his film industry experience and affiliations, Mr. Kopelson is a skilled advisor on the strategic direction of the Company's Entertainment segment and provides insight into the management of the Company's executive and creative talent.

Leslie Moonves	Director since 2006

Mr. Moonves (age 65) has been President and Chief Executive Officer of the Company since January 2006. Previously, Mr. Moonves served as Co-President and Co-Chief Operating Officer of Former Viacom from June 2004 through December 2005. Prior to that, he served as Chairman and Chief Executive Officer of CBS Broadcasting since 2003 and as its President and Chief Executive Officer since 1998. Mr. Moonves joined former CBS Corporation in 1995 as President, CBS Entertainment. Prior to that, Mr. Moonves was President of Warner Bros. Television since July 1993. During the past five years, he was also a director of CBS Outdoor Americas Inc. (currently known as Outfront Media Inc.) (2013-2014) and KB Home (2004-2012).

As the Company's President and Chief Executive Officer, Mr. Moonves provides a critical link to management's perspective in Board discussions regarding the businesses and strategic direction of the Company. With his experience in all aspects of the Company's global businesses, having served in executive positions with the Company for the past 20 years, coupled with his service on the Board since the Separation, he provides the Board with unique institutional knowledge of the Company. Mr. Moonves is widely recognized as one of the most influential leaders in the entertainment industry. He is also an experienced director, with his service on the boards of multiple industry associations, and his prior service on other public company boards.
Doug Morris	Director since 2007

Mr. Morris (age 76) has been the Chief Executive Officer of Sony Music Entertainment ("Sony") since July 2011. Previously, he served as Chairman of Universal Music Group ("UMG") from November 1995 through early March 2011, as its Chairman and Chief Executive Officer from November 1995 to July 2010, and as its Chairman and Co-Chief Executive Officer for the remainder of 2010. In July 1995, he formed a joint venture with Universal Music Group for a full-service record label. Prior to that, Mr. Morris served as President and Chief Operating Officer of Warner Music U.S. commencing in 1994 and was soon after appointed Chairman. He served as President of Atlantic Records and Co-Chief Executive Officer of the Atlantic Recording Group from 1980 to 1994. Mr. Morris began his career as a songwriter, producer, and the founder of his own record label, which was acquired by Atlantic Records in 1978. During the past five years, he was also a director of Activision Blizzard, Inc. (2008-2011).

Mr. Morris brings to the Board significant leadership experience from his executive positions at industry-leading international music companies, including his position at Sony and his prior positions at UMG. As both Sony and UMG are involved in the development, manufacturing, marketing, sales and distribution of recorded music through a network of subsidiaries, joint ventures and licensees in multiple countries around the world, Mr. Morris brings his direct experience overseeing a business structure focused on content creation and distribution to advise on the strategic direction of the Company's businesses with a global footprint.

Shari Redstone[1]	Director since 1994

Ms. Redstone (age 60) is a media executive with a wide-ranging background in numerous aspects of the entertainment industry and related ventures. She is Vice Chair of the Board of Directors of Viacom and Vice Chair of the Board of Directors of the Company.

Since 2000, she has been President of National Amusements, one of the top 10 movie exhibitors in the United States. Ms. Redstone has expanded the company's international footprint and its exploration of new technologies.

Ms. Redstone is also Co-founder and Managing Partner of Advancit Capital, an investment firm launched in 2011, which focuses on early stage investments in media, entertainment and technology. In addition, she is Co-Chairman of MovieTickets.com, Inc. and is a member of the Board of Directors and Executive Committee for the National Association of Theatre Owners (NATO). Ms. Redstone is also a founder and managing partner of Legacy Ventures.

Ms. Redstone earned a BS from Tufts University and a JD and a Masters in Tax Law from Boston University. She practiced corporate law, estate planning and criminal law in the Boston area before joining National Amusements.

With a deep commitment to the community, Ms. Redstone is actively involved in a variety of charitable, civic and educational organizations. She is currently a member of the Board of Directors at Combined Jewish Philanthropies and the John F. Kennedy Library Foundation. Ms. Redstone sits on the Board of Trustees at Dana-Farber Cancer Institute. She served on the Board of Directors of CASA-Columbia from 2003-2012. Ms. Redstone joined the Board and Executive Committee of "Our Time, " a mass-membership organization that stands for the economic interests and political inclusion of young Americans aged 18-30. She is also on the Local Advisory Board and Executive Committee for BUILD, a non-profit organization which uses entrepreneurship to propel low income youth through high school and into college.

Ms. Redstone brings to the Board, and to her position as its Vice Chair, extensive industry and executive expertise, as well as legal acumen from her prior experience as a practicing attorney. That broad experience and entertainment industry knowledge directly assist the Board in overseeing the management of the Company. Ms. Redstone also brings to the Board's deliberations a direct knowledge of global growth strategies for the Company's businesses. She is an experienced director through her service on the boards of multiple industry associations, other public companies and charitable organizations. Ms. Redstone also provides institutional knowledge of the Company and continuity on the Company's Board, having served as a Board member for 21 years.

1 Ms. Redstone is Sumner Redstone's daughter. There are no other director nominees related to any other director or executive officer by blood, marriage or adoption.

Sumner M. Redstone[1]	Director since 1986

Mr. Redstone (age 91) is the Company's Founder and has been Executive Chairman of the Board since January 2006. He was Chairman of the Board of Former Viacom from 1987 through 2005 and served as Chief Executive Officer of Former Viacom from 1996 through 2005. Mr. Redstone has also served as Chairman of the Board of National Amusements since 1986 and Chief Executive Officer of National Amusements since 1967. He served as President of National Amusements from 1967 through 1999. Mr. Redstone served as the first Chairman of the Board of the National Association of Theatre Owners (NATO) and is currently a member of its Executive Committee. Mr. Redstone has been a frequent lecturer at universities, including Harvard Law School, Boston University Law School and Brandeis University. Mr. Redstone graduated from Harvard University in 1944 and received a LL.B. from Harvard University School of Law in 1947. Upon graduation, Mr. Redstone served as Law Secretary with the United States Court of Appeals and then as a Special Assistant to the United States Attorney General. Mr. Redstone served in the Military Intelligence Division during World War II. While a student at Harvard, he was selected to join a special intelligence group whose mission was to break Japan's high-level military and diplomatic codes. Mr. Redstone received, among other honors, two commendations from the Military Intelligence Division in recognition of his service, contribution and devotion to duty. He is also a recipient of the Army Commendation Award. Mr. Redstone is also Chairman of the Board of National Amusements and serves as Executive Chairman of the board of directors and Founder of Viacom. He has held no other public company directorships during the past five years.

Mr. Redstone, with over 60 years as a renowned leader in the entertainment industry, has played a significant role in the entertainment and communications industries, through his ownership and executive positions at National Amusements, Viacom and this Company and his multiple leadership positions held at various industry associations. This industry and business experience, as well as his leadership experience in multiple entertainment and media company acquisitions and reorganizations, brings direct expertise to the Board's oversight of this Company's corporate and business strategies. His years of experience as a leader in multiple civic and community affairs and as a practicing attorney add to his position as an important advisor in this Company's deliberations. Mr. Redstone is also unsurpassed in his institutional knowledge of this Company and service on this Company's Board, having served on the Board for 29 years, and is thus uniquely qualified to be the Board's Chairman.

1 Ms. Redstone is Sumner Redstone's daughter. There are no other director nominees related to any other director or executive officer by blood, marriage or adoption.

Frederic V. Salerno	Director since 2007

Mr. Salerno (age 71) is a retired Vice Chairman and Chief Financial Officer of Verizon Communications Inc., a position he held from June 2000 to October 2002. Prior to that, Mr. Salerno served as Vice Chairman and Chief Financial Officer of Bell Atlantic Corporation (Verizon's predecessor) from August 1997. Prior to the merger of Bell Atlantic and NYNEX Corporation ("NYNEX"), Mr. Salerno served as Vice Chairman, Finance and Business Development of NYNEX from 1994 to 1997. Mr. Salerno was Vice Chairman of the Board of NYNEX and President of the NYNEX Worldwide Services Group from 1991 to 1994. Prior to the Separation, Mr. Salerno served as a director of Former Viacom from 1994 through 2005. Mr. Salerno is also a director of Akamai Technologies, Inc. ("Akamai"), FCB Financial Holdings, Inc., IntercontinentalExchange, Inc. ("ICE"), and Viacom. During the past five years, he was also a director of National Fuel Gas Company (2008-2013) and Popular Inc. (2003-2011).

Mr. Salerno, through his prior principal financial officer and other executive positions held during his 37-year career in the telecommunications industry, provides the Board with a depth of business acumen and financial expertise important in analyzing complex financial transactions and overseeing financial and accounting matters for a large public company, including with respect to service on the Company's Audit Committee. Mr. Salerno is an experienced director bringing a broad and deep understanding of public company governance from his past and current service on other public company boards and various committees, including his service as lead independent director at Akamai and ICE. He provides valuable institutional knowledge of the Company and continuity on the Company's Board, having served a total of 19 years on the Board.

RECOMMENDATION OF THE BOARD OF DIRECTORS

              The Board of Directors recommends a vote "FOR" the election of each of the director nominees named above.

DIRECTOR COMPENSATION

Outside Director Compensation During 2014

              The following table sets forth information concerning the compensation of the Company's Outside Directors for 2014.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Andelman, David R.	100,000	200,012	0	7,500	307,512
Califano, Jr., Joseph A.	138,000	200,012	0	7,500	345,512
Cohen, William S.	118,000	200,012	0	7,500	325,512
Countryman, Gary L.	144,000	200,012	0	7,500	351,512
Gifford, Charles K.	150,000	200,012	0	7,500	357,512
Goldberg, Leonard	100,000	200,012	—	4,000	304,012
Gordon, Bruce S.	118,000	200,012	—	7,500	325,512
Griego, Linda M.	110,000	200,012	—	7,500	317,512
Kopelson, Arnold	100,000	200,012	0	7,500	307,512
Morris, Doug	118,000	200,012	0	0	318,012
Redstone, Shari	100,000	200,012	0	7,500	307,512
Salerno, Frederic V.	110,000	200,012	0	7,500	317,512

(1)
Reflects cash amounts earned in 2014 for the annual board retainer, committee chair retainers and meeting fees for standing and ad hoc board committee meetings. These amounts include cash deferred by Messrs. Andelman, Cohen and Morris and Ms. Redstone under the CBS Corporation Deferred Compensation Plan for Outside Directors.

(2)
These amounts reflect the grant date fair value determined in accordance with FASB ASC Topic 718 of the annual grant of restricted share units to each Outside Director under the amended and restated CBS Corporation 2005 RSU Plan for Outside Directors. For a discussion of the assumptions made in calculating the grant date fair value amounts for 2014, see "RSUs and PSUs" in Note 12 to the audited 2014 consolidated financial statements on pages II-60–II-61 in the Company's Form 10-K for the fiscal year ended December 31, 2014. The aggregate number of unvested restricted share units outstanding as of the fiscal year ended December 31, 2014 for each Outside Director was 3,079. The aggregate number of option awards outstanding (from prior year grants, all of which are fully vested) as of the fiscal year ended December 31, 2014 for each Outside Director was as follows: Andelman and Califano, 30,558; Cohen, Goldberg and Salerno, 1,698; Countryman and Kopelson, 33,106; Gifford, 43,292; Gordon and Griego, 15,279; Morris, 0; and Redstone, 35,444.

(3)
Interest accrues on cash in deferred accounts under the CBS Corporation Deferred Compensation Plan for Outside Directors at the prime rate in effect at Citibank, N.A. at the beginning of each calendar quarter. For 2014, the prime rate did not represent a preferential rate for purposes of this table as the prime rate was not more than 120% higher than the applicable Federal Reserve Board's long-term interest rate. Messrs. Goldberg and Gordon and Ms. Griego do not have any deferred cash amounts.

(4)
Amounts reflect the aggregate value of all matching contributions made by the Company on behalf of the director for 2014 under the CBS Corporation Matching Gifts Program for Directors. Under the program, the Company matches donations made by a director to eligible tax-exempt organizations at the rate of one dollar for each dollar donated up to $7,500 for each fiscal year.

Description of Director Compensation

              Directors of the Company who are not employees of the Company or any of its subsidiaries are "Outside Directors" as defined in the director plans described below. Outside Directors receive compensation for their service on the Board and are eligible to participate in these director plans. Messrs. Andelman, Califano, Cohen, Countryman, Gifford, Goldberg, Gordon, Kopelson, Morris and Salerno and Mses. Griego and Redstone are currently deemed Outside Directors. Messrs. Redstone and Moonves are not compensated for serving on the Board and are not eligible to participate in any director plans, other than the Matching Gifts Program for Directors.

Cash Compensation

              The Company pays the following cash compensation to Outside Directors:

    •
    A $100,000 annual Board retainer, payable in equal installments quarterly in advance;

    •
    A $20,000 annual Committee Chair retainer for the chair of each of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee, payable in equal installments quarterly in advance; and

    •
    A per meeting attendance fee of $2,000 to committee members for each meeting of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

Deferred Compensation Plan

              The Company maintains deferred compensation plans for Outside Directors (the "Director Deferred Compensation Plans"). Under the Director Deferred Compensation Plans, Outside Directors may elect to defer their Board and committee chair retainers and committee meeting fees. Deferred amounts are credited during a calendar quarter to an interest-bearing income account or a stock unit account in accordance with the director's prior election. Amounts credited to an income account bear interest at the prime rate in effect at the beginning of each calendar quarter. Amounts credited to a stock unit account are deemed invested in phantom units for shares of the Company's Class A Common Stock and Class B Common Stock on the first day of the calendar quarter following the quarter in which the amounts are credited, with the number of shares calculated based on the closing market prices on that first day. Until the amounts credited to the stock unit account are converted into phantom units, these credited amounts bear interest at the prime rate in effect at the beginning of the relevant calendar quarter.

              Upon a director's leaving the Board, the amounts deferred under the Director Deferred Compensation Plans are paid in cash in a lump sum or in three or five annual installments, based on the director's prior election, with the lump sum or initial annual installment becoming payable on the later of six months after the director leaves the Board (90 days after the director leaves the Board in the case of amounts deferred before January 1, 2005) or January 15th of the following year. The value of a stock unit account is determined by reference to the average of the respective closing market prices of the Company's Class A Common Stock and Class B Common Stock on the NYSE on each trading date during the four-week period ending five business days prior to the initial payment date. Amounts paid in installments accrue interest until the final installment is paid.

Equity Compensation

              The Company maintains the amended and restated CBS Corporation 2005 RSU Plan for Outside Directors (the "Director RSU Plan") and the amended and restated CBS Corporation 2000 Stock Option Plan for Outside Directors (the "Director Option Plan").

              Outside Directors receive the following awards under the Director RSU Plan:

    •
    an annual grant of RSUs (each February 15) with a value of $200,000 based on the closing price of the Company's Class B Common Stock on the NYSE on the date of grant, which RSUs vest one year from the date of grant; and

    •
    Prorated RSU grants for Outside Directors who join the Board following the date of the annual RSU grant, but during the calendar year of the grant. Prorated grants will be made five business days following the date an Outside Director joins the Board, and will be determined by multiplying the number of months remaining in the calendar year from the date the Outside Director joins the Board (counting the month of joining as a full month), by the value of the annual RSU grant for that calendar year divided by 12, then divided by the closing price of the Company's Class B Common Stock on the NYSE on the date of grant. Prorated RSU grants vest on the first anniversary of the date of grant of the annual RSU grant that was awarded during the calendar year in which the Outside Director received such prorated RSU grant.

              RSUs are payable to Outside Directors in shares of the Company's Class B Common Stock upon vesting unless the Outside Director elects to defer the settlement to a future date. Outside Directors are entitled to receive dividend equivalents on the RSUs in the event the Company pays a regular cash dividend on its Class B Common Stock. Dividend equivalents will accrue on the RSUs (including RSUs for which settlement has been deferred) in accordance with the Director RSU Plan until the RSUs are settled.

              The Director RSU Plan and the Director Option Plan are both set to expire by their terms on the date of the Annual Meeting. The Company is presenting for stockholder approval at the Annual Meeting an amendment to the Director RSU Plan which would, if approved, extend the termination date of the plan to the Company's 2025 Annual Meeting of Stockholders, permit grants of other equity-based awards (in addition to RSUs) and rename the plan as the "CBS Corporation 2015 Equity Plan for Outside Directors." See "Item 4—Proposal to Approve an Amended and Restated CBS Corporation 2005 RSU Plan for Outside Directors" for further information.

Matching Gifts Program for Directors

              All directors are eligible to participate in the Company's Matching Gifts Program for Directors. Under the program, the Company matches donations made by a director to eligible tax-exempt organizations at the rate of one dollar for each dollar donated up to $7,500 for each fiscal year. The purpose of the program is to recognize the interest of the Company and its directors in supporting eligible organizations.

Other

              Expenses:    Directors are reimbursed for expenses incurred in attending Board, committee and stockholder meetings (including travel and lodging) in accordance with the Company's normal travel policies.

              Director Attendance at Certain Other Events:    CBS Corporation believes it is in its best interest for directors to participate in certain Company events and other events to meet with management, customers, talent and others important to the Company's business. The Board has established a policy on director attendance at these events. Under the policy, tickets to events that are designated as having a business purpose are allocated to directors. In addition, the Company reimburses directors for travel and related expenses in accordance with the Company's normal travel policies.

ITEM 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

              The Audit Committee has appointed PricewaterhouseCoopers LLP ("PwC") as the Company's independent registered public accounting firm for the year ending December 31, 2015, subject to stockholder ratification. The Audit Committee has reviewed PwC's independence from the Company as described in the "Report of the Audit Committee." In appointing PwC as the Company's independent registered public accounting firm for the year ending December 31, 2015, and in recommending that the Company's stockholders ratify the appointment, the Audit Committee has considered whether the non-audit services provided by PwC were compatible with maintaining PwC's independence from the Company and has determined that such services do not impair PwC's independence.

              Representatives of PwC are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so. They will also be available to respond to questions at the Annual Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

              The Board of Directors recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for fiscal year 2015.

REPORT OF THE AUDIT COMMITTEE

              The following Report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such information by reference.

              The Audit Committee Charter states that the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audit of the consolidated financial statements of the Company. The Audit Committee also assists the Board of Directors' oversight of:

    •
    The quality and integrity of the Company's consolidated financial statements and related disclosures;

    •
    Evaluation of the effectiveness of the Company's internal control over financial reporting and risk management;

    •
    The Company's compliance with legal and regulatory requirements;

    •
    The independent auditor's qualifications and independence; and

    •
    The performance of the Company's internal audit function and independent auditor.

              Under the Audit Committee Charter, the Audit Committee's authorities and duties include, among other things:

    •
    Direct responsibility for the appointment, retention, termination, compensation and oversight of the work of the independent auditor, which reports directly to the Audit Committee, and the sole authority to pre-approve all services provided by the independent auditor;

    •
    Reviewing and discussing the Company's annual audited financial statements, quarterly financial statements and earnings releases with the Company's management and its independent auditor;

    •
    Reviewing the organization, responsibilities, audit plan and results of the internal audit function;

    •
    Reviewing with management, the internal auditor and the independent auditor the effectiveness of the Company's internal control over financial reporting and disclosure controls and procedures;

    •
    Reviewing with management material legal matters and the effectiveness of the Company's procedures to ensure compliance with legal and regulatory requirements; and

    •
    Overseeing the Company's compliance program and obtaining periodic reports from the Chief Compliance Officer.

              The Audit Committee also discusses certain matters with the independent auditor on a regular basis, including the Company's critical accounting policies, certain communications between the independent auditor and management, and the qualifications of the independent auditor.

              The full text of the Audit Committee Charter is available on CBS Corporation's website at www.cbscorporation.com. The Audit Committee assesses the adequacy of its Charter at least every other year, or more frequently as the Committee may determine.

              The Company's management is responsible for the preparation of the Company's consolidated financial statements, the financial reporting processes and maintaining effective internal control over financial reporting. The independent auditor is responsible for performing an audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight

Board ("PCAOB") and expressing an opinion on the conformity of the audited consolidated financial statements to U.S. generally accepted accounting principles. The independent auditor also expresses an opinion on the effectiveness of the Company's internal control over financial reporting. The Audit Committee monitors and oversees these processes.

              As part of its oversight role, the Audit Committee has reviewed and discussed with management and the Company's independent auditor, PricewaterhouseCoopers LLP ("PwC"), the Company's audited consolidated financial statements for the year ended December 31, 2014, the Company's disclosures under "Management's Discussion and Analysis of Results of Operations and Financial Condition" in the Company's 2014 Annual Report on Form 10-K and matters relating to the effectiveness of the Company's internal control over financial reporting as of December 31, 2014.

              The Audit Committee has also discussed with PwC all required communications, including the matters required to be discussed pursuant to PCAOB Auditing Standard No. 16 (Communications with Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with PwC the firm's independence from the Company.

              Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

Members of the Audit Committee

Gary L. Countryman, Chair
Linda M. Griego
Frederic V. Salerno

FEES FOR SERVICES PROVIDED BY THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

              The following table sets forth fees for professional services rendered by PwC to the Company and its subsidiaries for each of the years ended December 31, 2014 and 2013.

	2014	2013
Audit Fees(1)	$9,220,000	$10,905,000
Audit-Related Fees(2)	1,311,000	265,000
Tax Fees(3)	2,858,000	4,495,000
All Other Fees(4)	13,000	12,000

Total	$13,402,000	$15,677,000

(1)
Audit fees of $1,400,000 for 2014 are attributable to filings made with the Securities and Exchange Commission in connection with the initial public offering, and final split-off, of CBS Outdoor Americas Inc. ("Outdoor Americas"), and audit fees of $2,590,000 for 2013 are attributable to the audit of the financial statements of Outdoor Americas, in connection with its initial public offering.

(2)
Audit-related fees (i) for 2014 principally related to the preparation of carve-out financial statements, domestic and foreign employee benefit plan audits and due diligence services, and (ii) for 2013 principally related to domestic and foreign employee benefit plan audits and attestation services required by contract.

(3)
Tax fees (i) for 2014 principally related to transfer pricing studies, tax compliance, tax consulting, and, with respect to $1,213,000 of the 2014 tax fees, assistance and advice in connection with the conversion of the Outdoor Americas operations into a real estate investment trust, and (ii) for 2013 principally related to transfer pricing studies, tax compliance, and, with respect to $3,250,000 of the 2013 tax fees, assistance and advice in connection with the conversion of the Outdoor Americas operations into a real estate investment trust and in connection with restructuring the operations of the outdoor advertising business in Europe.

(4)
All other fees for 2014 and 2013 principally related to license fees for the use of PwC reference materials and publications and access to various online tools.

Audit Committee Pre-Approval of Services Provided by PwC

              All audit and non-audit services provided to the Company by PwC for 2014 were pre-approved by either the full Audit Committee or the Chair of the Audit Committee, except for certain audit-related services provided and approved pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X, the fees for which amounted to less than one percent of the total fees for 2014. Under the Audit Committee's pre-approval policies and procedures in effect during 2014, the Chair of the Audit Committee was authorized to pre-approve the engagement of PwC to provide certain specified audit and non-audit services, and the engagement of any accounting firm to provide certain specified audit services, up to a maximum amount of $200,000 per engagement, with the total amount of such authorizations outstanding that have not been reported to the Audit Committee not to exceed an aggregate of $1,000,000. The Audit Committee receives regular reports on the engagements approved by the Chair pursuant to this delegation. For 2015, the Audit Committee adopted the same pre-approval policies and procedures that were in effect for 2014, which permit the Chair to pre-approve the specified audit and non-audit services up to a maximum amount of $200,000 per engagement, with the total amount of such authorizations outstanding that have not been reported to the Audit Committee not to exceed an aggregate of $1,000,000.

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2014 Executive Summary

              Under the leadership of Mr. Moonves and the senior management team, during 2014 the Company continued to execute on its long-term strategy, including focusing on and growing its core content businesses, emphasizing new revenue streams, markets and growth opportunities, and executing on strategic acquisitions and dispositions, which included the split-off of CBS Outdoor Americas Inc. ("Outdoor Americas") into a separate publicly-traded company. Despite the 2014 fiscal year being marked by a challenging advertising market and an evolving distribution landscape, the Company continued to execute on its strategic long-term plan, and as a result the Company entered the 2015 fiscal year stronger and better positioned to deliver long-term value for shareholders.

Company Performance

              CBS Corporation continued to execute on the following key strategic objectives during 2014: optimizing the Company's portfolio of assets, capitalizing on the demand for its top-tier content, diversifying its revenue streams through new distribution channels and markets, and expanding the Company's presence globally. As described below, the Company better positioned itself for long-term success through its achievements.

Amidst a challenging advertising market, the Company focused on strengthening its financial position and returning value to stockholders:

  •
  The Company increased retransmission and station affiliation revenues by 27% over the prior year, and positioned itself for future success by finalizing:

    •
    four key multi-year retransmission compensation arrangements,

    •
    five key multi-year station affiliation arrangements, and

    •
    eight significant Video-On-Demand (VOD) agreements, which disable "fast forward" capability thereby providing for opportunities for increased ad sales and higher monetization of the Company's content;

  •
  In 2014, the Company restructured its debt portfolio to lower its weighted average interest rate and extend its overall maturity profile; and

  •
  The Company continued to focus on its commitment to return value to shareholders by:

    •
    Increasing its dividend per share by 25% in 2014,

    •
    Growing adjusted net earnings from continuing operations per diluted share, up 6% from 2013 to $2.96 in 2014, representing the fifth consecutive fiscal year of increase in this metric (See Annex A, "Reconciliation of Non-GAAP Measures"),

    •
    Repurchasing 105 million shares of its Class B common stock during 2014 (inclusive of the Outdoor Americas divestiture), which resulted in the approximate 15% reduction in outstanding shares during the year, and

    •
    Adding approximately $3 billion to the amount authorized to repurchase shares under the Company's share repurchase program, reloading the amount available to purchase shares under the program to $6 billion.

The CBS Television Network ("Network") maintained its lead in certain Nielsen Media Research ratings categories as a result of the Company's continued focus on producing high-quality content:

  •
  The Network closed out the 2013/2014 television season as the #1 network in viewers for the 11th time in 12 years, winning the season convincingly by an average of 1.5 million viewers (based on Live+7 ratings, which reflect viewing via Digital-Video-Recording (DVR) and VOD within seven days of a broadcast's premiere ("Live+7")).

  •
  In the summer, the Network launched another game-changing new summer program ("Extant") that was the most-watched new summer series premiere in the U.S. and helped the Network finish the summer as the #1 network in viewers and households for the second year in a row (based on Live+7 ratings).

  •
  As a result of its hit shows in the prior 2013/2014 television season, the Network was able to secure a large scale renewal of 21 series for the 2014/2015 season.

  •
  From the commencement of the 2014/2015 television season through the end of 2014 (i.e., through Week 14 of the 2014/2015 season), the Network ranked #1 in viewers and households, and led its nearest broadcast network competitor by an average of two million viewers per night in primetime (based on Live+7 ratings). Other key successes from the commencement of the 2014/2015 season through the end of 2014 include:

      Among viewers, in primetime (based on Live+7 ratings), the Network had:

      •
      The #1 Scripted Series,

      •
      The top three Scripted Series,

      •
      The #1 New Program,

      •
      The top four New Programs,

      •
      The #1 Drama,

      •
      The top two Dramas,

      •
      The #1 New Drama,

      •
      The top three New Dramas,

      •
      The #1 Comedy,

      •
      The #1 News Program,

      •
      The #1 Program on four nights (more than all other broadcast networks combined),

      •
      The #1 Scripted Series on six nights (more than all other broadcast networks combined),

      •
      Four of the top five, seven of the top 10, 12 of the top 20 and 17 of the top 30 regularly-scheduled programs (in each case more than all other broadcast networks combined), and

      •
      The Network had more time-period winning programs in terms of viewers than all other broadcast networks combined.

Senior management continued to evaluate the Company's portfolio of businesses and opportunities to divest non-strategic assets and acquire strategic assets, and increased the percentage of the Company's revenues derived from non-advertising sources through execution of its content monetization strategy and international expansion, including by:

  •
  Completing the Company's strategic initiative to convert the Outdoor Americas business into a real estate investment trust (REIT) and a separate public company, through a two-step process that consisted of an initial public offering followed by an oversubscribed exchange offer to sell the Company's remaining interest in Outdoor Americas, which the Company completed on an accelerated time frame;

  •
  Securing eight new VOD agreements, which increase the number of households with access to CBS Television Network VOD to over 53 million under a Nielsen C3 rated, "fast-forward" disabled model for VOD advertising credit, resulting in increased ad sales and higher monetization of the Company's content;

  •
  Launching dynamic ad insertion as part of the Comcast and Time Warner Cable VOD agreements, allowing for increased ad sales opportunities for both the CBS Television Network and CBS Interactive;

  •
  Expanding the Company's domestic streaming arrangements strategically to maximize value through:

    •
    An expanded content licensing agreement with Hulu Plus, which nearly doubled the number of episodes available to its subscribers,

    •
    Exclusive subscription VOD (SVOD) agreements with Hulu Plus for CBS dramas "Elementary" and "Blue Bloods,"

    •
    An exclusive SVOD deal with Netflix for the upcoming summer 2015 drama "Zoo,"

    •
    A further expansion of our content licensing agreement with Amazon for classic TV and hit series from CBS and Showtime, and

    •
    An exclusive content licensing agreement with Amazon to bring new summer drama "Extant" to subscribers of Amazon's Prime Instant Video service four days after the initial broadcast on CBS;

  •
  Further enhancing the Company's global footprint and brand awareness through:

    •
    Agreements to license "NCIS: New Orleans" and "CSI: Cyber" in international syndication to over 200 overseas markets,

    •
    An agreement with Amazon to license "Extant" to subscribers of Amazon's Prime Instant Video service in the United Kingdom,

    •
    An arrangement with Netflix to stream various CBS and Showtime shows to its subscribers in seven European markets, including "Under the Dome," "Elementary," "Penny Dreadful," "Ray Donovan," and "Dexter," among others,

    •
    An agreement with HBO Nordic to bring Showtime shows to HBO Nordic subscribers in Scandinavia, and

    •
    An extended multi-year licensing agreement with ProSiebenSat 1 Group, which will result in the continued availability of CBS shows to German-speaking subscribers across Europe; and

  •
  Acquiring Eventful, Inc., which bolstered the capabilities of the Company's Local Media group, and swapping radio stations with Beasley Broadcasting Group, giving up smaller stations in Charlotte and Tampa for Beasley's stations in Miami and Philadelphia, furthering the Company's large market radio strategy.

              As shown below, since the Separation, the Company has successfully executed on its strategy of increasing revenues derived from non-advertising sources.

Pay for Performance

              CBS's performance-based compensation programs provide for the opportunity to reward the executive officers whose compensation is individually disclosed in the tables that appear on subsequent pages (the "named executive officers") and certain other senior executives (together with the named executive officers, the "senior executives") for contributing to annual financial and operational performance (through annual bonus programs) and stock price appreciation (through long-term equity incentives). A high percentage of the named executive officers' total target compensation is performance-based (targeted at 74% – 90% of total target compensation for 2014). The following charts show the percentage of the average of the named executive officers' target total compensation that is allocable to fixed versus variable compensation.

              In selecting the financial performance metrics, goals and criteria for the performance-based compensation programs each year, the Compensation Committee considers the Company's annual operating budget for the upcoming year, as approved by the Board. The budgeting process reflects aggressive goal-setting which has resulted in the Company's long-term outperformance of its industry peers. Thus, the Committee considers its inclusion of budget amounts for OIBDA (i.e., operating income before depreciation and amortization) and Free Cash Flow (i.e., OIBDA, less cash interest, taxes paid, working capital requirements and capital expenditures) in setting performance goals and criteria to reflect the Company's core objective of pay for performance.

              As a result of the Company's performance in the 2014 fiscal year, the Compensation Committee approved the bonuses for each of the named executive officers disclosed in the Summary Compensation Table for Fiscal Year 2014, and the named executive officers earned shares underlying performance-based equity awards as discussed in the "Long-Term Incentive Programs" section, at levels reflecting the Company's performance. The bonus awards and further achievements during the 2014 fiscal year are discussed in more detail below in the "Bonus Awards" section.

Overview of Compensation Objectives

              CBS Corporation's compensation programs are designed to motivate and reward business success and to increase stockholder value. The Company's compensation programs are based on the following core objectives:

  •
  Stockholder Value Focused:   Align executives' interests with stockholders' interests, with particular emphasis on creating incentives that reward executives for consistently increasing the value of the Company.

  •
  Market-based:  Take into account the profile of compensation and benefits programs found in peer companies in order to attract and retain the talent needed to drive sustainable competitive advantage and deliver value to stockholders.

  •
  Performance-based:  Ensure plans provide reward levels that reflect variances between actual and desired performance results.

  •
  Flexible:  Enable management and the Board to make decisions based on the needs of the business and to recognize different levels of individual contribution and value creation.

              In determining the Company's compensation policies and decisions, the Company has considered the results of the previous vote held on the compensation of the named executive officers as disclosed in the 2014 proxy statement, relating to the 2014 Annual Meeting of Stockholders. Since the results of the vote were favorable, the Compensation Committee has continued to base the Company's compensation programs on the objectives above.

Evaluating Senior Executive Compensation

              The Compensation Committee reviews and approves the Company's compensation arrangements with the senior executives. The Committee reviews all components of the senior executives' compensation, including base salary, annual and long-term incentives, severance arrangements and benefit programs to ensure that they adhere to the core objectives of the Company's compensation programs. The Committee utilizes a rolling 12-month calendar based on regularly-scheduled meeting dates that identifies the meeting date at which each senior executive requires Committee consideration regarding compensation and the type of action to be considered (i.e., salary increase, annual bonus payout, long-term incentive award determination, and other compensation actions). All final determinations relating to the compensation of the Executive Chairman and the President and Chief Executive Officer are made by the Committee in executive session, with advice from an independent compensation consultant (currently Exequity LLP). In assessing the compensation of the senior executives, the Committee considers many factors, including the performance of the Company's operations (with respect to corporate executives, the overall performance of the Company; with respect to operational executives, performance of the operations for which the executive is responsible), individual performance, experience, tenure and historical compensation, comparisons to other appropriate senior executives at identified peer companies and the advice of the Committee's independent compensation consultant. In considering any individual element of a senior executive's compensation, the Committee considers that element in relation to the individual executive's total compensation (i.e., base salary, bonus and long-term incentives).

              The Compensation Committee retains an independent compensation consultant to advise the Committee in its review of senior executive compensation. The Committee has the sole authority to retain and terminate the independent compensation consultant and to review and approve the firm's fees and other retention terms. The Committee adopted a policy in 2008 providing that the independent compensation consultant will not be considered as a provider of services to the Company, other than for services provided to the Compensation Committee. Accordingly, other than these services provided to the Committee, Exequity LLP does not perform any administrative or consulting services for the Company. The Committee has assessed the independence of Exequity and determined that Exequity's work for the Committee does not raise any conflict of interest.

              In reviewing senior executive compensation, the Compensation Committee considers data regarding the competitive market for senior executive talent. For 2014, at the Committee's request, Exequity reviewed and approved a competitive assessment on the compensation practices at companies with which the Company competes for senior executive talent. The assessment includes those companies engaged in similar business activities (i.e., industry peers) and, as a more general reference point, an index of total compensation packages at other applicable publicly-traded U.S. companies (general industry), all as described below. Not all of the companies included in these groups may be used as a point of comparison when reviewing a senior executive's total compensation. In determining which companies are appropriate comparisons for each senior executive, the scope of the executive's responsibility and the nature of the business for which he or she is responsible are considered. As a result, the appropriate companies selected for comparison may differ from one senior executive to the next. With respect to senior executives other than the Company's Executive Chairman and Chief Executive Officer, the competitive assessment focuses on applicable compensation packages at the 65th percentile of reliable market data, which includes an evaluation of base salary, target annual incentive opportunities (as such data is available), actual annual incentive earned, annualized value of long-term incentives, and the resulting total actual and target compensation. The competitive assessment also includes market data at the 65th percentile to reflect the Committee's commitment to competing with the Company's industry peers in recruiting and retaining the most sought-after executive talent. Although the Committee does not target total compensation amounts for each senior executive to a specific benchmark, the Committee does consider the compensation levels from the competitive assessment as one factor in determining these total compensation amounts for each senior executive.

              In 2014, for Messrs. Redstone and Moonves the Committee considered the compensation arrangements for similarly situated executive chairman and chief executive officer roles, respectively, at peer diversified media companies (i.e., Discovery Communications, Inc., Time Warner Inc., Twenty-First Century Fox, Inc., Viacom Inc. and The Walt Disney Company) and other media peers (i.e., Comcast Corporation). The competitive assessment for the other named executive officers included the compensation data of companies in the industry peer group (primarily the diversified media companies and other media peers) and data regarding general compensation levels at publicly traded companies included in the general industry index from which the Company may source, or to which the Company may lose, executive talent (i.e., Amazon.com, Inc., AT&T Inc., Cablevision Systems Corporation, Cisco Systems, Inc., The Coca-Cola Company, Comcast Corporation, Dell Inc., DirecTV, Discovery Communications, Inc., Gannett Co., Inc., General Electric Company, Google Inc., iHeartCommunications, Inc. (a non-public subsidiary of iHeartMedia, Inc., a public company), International Business Machines Corporation, NBCUniversal, LLC, PepsiCo, Inc., Sprint Corporation, Time Warner Inc., Time Warner Cable, Inc., Verizon Communications Inc., Viacom Inc., and The Walt Disney Company).

Changes in Named Executive Officers' Compensation Arrangements in 2014

              The Compensation Committee approved a new employment agreement for Mr. Moonves, effective December 11, 2014. This new agreement supersedes his prior agreement, which was set to expire in 2017, and extends his employment term for an additional two years through June 30, 2019 in the role of the Company's President and Chief Executive Officer. In considering the terms of the new agreement, the Committee sought to accomplish the following key objectives: (i) to secure the continued service and leadership of Mr. Moonves beyond the previously scheduled expiration of his employment agreement on June 30, 2017 and (ii) to further align Mr. Moonves' compensation arrangements with competitive practices among CEOs of other peer media companies. In determining the compensation terms, the Committee considered Mr. Moonves' stature as one of the most influential leaders in the entertainment industry, his tenure as a Company executive since 1995, and his performance as the Company's Chief Executive Officer, including in connection with creating premium content across the Company's portfolio of businesses and leading efforts to secure profitable retransmission and station affiliation deals. The Compensation Committee was advised by its independent consultant and its independent counsel in considering and structuring the terms of Mr. Moonves' new agreement.

              Consistent with those objectives, in consideration for the extension of his employment term, his new agreement provides for a special equity grant in each of 2015 and 2016. Mr. Moonves' annual base salary and target bonus remain unchanged in his new agreement. In addition, the new agreement provides an equity-based performance incentive based on the Company's stock price performance over the 4.5 year period ending June 30, 2019, as described in the "Potential Payments upon Termination and Certain Other Events" section. Mr. Moonves' new employment agreement is filed as Exhibit 10(o) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

              Similar to Mr. Moonves' prior employment agreement, the new agreement provides incentives for Mr. Moonves to continue his employment with the Company for a period as a Senior Advisor and/or Producer upon the end of the employment term, extending the term of the senior advisor period to five years and providing for the material terms of a production agreement to be entered into if he elects to be a producer as set forth in the December 11, 2014 supplement to his new agreement. (See the "Potential Payments Upon Termination and Certain Other Events" section for a description of these terms.)

              On January 1, 2014, Mr. Tu joined the Company as its Senior Executive Vice President, Chief Legal Officer, and, in connection with the Company's hiring of Mr. Tu, the Compensation Committee approved an employment agreement for his employment with the Company through December 31, 2017. In determining the compensation terms in Mr. Tu's agreement, the Committee considered the compensation arrangements for similar executives at peer media companies as well as the core objectives set forth in the "Overview of Compensation Objectives" section above. As a result, the Committee determined to set his base salary at $1.2 million, his target bonus at 200% of base salary and his annual long-term incentive award target at $3.5 million. In connection with the execution of his employment agreement and in respect of forfeited compensation with his former employer, during 2014 Mr. Tu received an award of restricted stock units, vesting in two equal annual installments, and a cash payment, which is subject to repayment on a prorated basis if certain termination events occur in 2014 or 2015. Mr. Tu's new employment agreement is filed as Exhibit 10(s) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

              During 2014, the Compensation Committee did not change the compensation arrangements set forth in the employment agreements for Messrs. Redstone, Ianniello and Ambrosio.

Elements of Executive Compensation

              The Company's compensation arrangements with its senior executives, including the named executive officers, generally consist of the following elements:

    •
    Base Salary

    •
    Performance-Based Compensation Programs

    •
    Annual Bonus Awards

    •
    Long-Term Incentives

    •
    Retirement and Deferred Compensation Plans

    •
    Other Compensation (Perquisites and Other Personal Benefits)

              The Compensation Committee considers these elements in determining a senior executive's compensation package in order to reward for both the long- and short-term performance of the executive and the Company. The Committee does not use rigid guidelines in determining the mix of compensation elements (i.e., long-term versus currently paid out compensation and cash versus non-cash compensation) for each senior executive. However, the Committee does consider the level of base salary of each named executive officer as it relates to the allocation of guaranteed versus performance-based compensation. Variable, at-risk compensation makes up the majority of each senior executive's total compensation.

              The Compensation Committee believes that its consideration of these compensation elements effectively achieves the objective of aligning compensation with performance measures that are directly related to the Company's financial goals and creation of stockholder value, without encouraging senior executives to take unnecessary and excessive risks that threaten the value of the Company. The Committee selects the financial performance metrics, goals and criteria for the performance-based compensation programs each year and also approves adjustments to the calculation of those goals and criteria, including pre-approved adjustments for awards intended to satisfy Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), in order to avoid distorted performance goals and criteria. The Committee believes this process results in performance goals and criteria that are challenging, yet realistic, and that will not encourage senior executives to engage in risky business activities in order to achieve unattainable goals or overcome lower results caused by unforeseen events.

              A discussion of decisions made by the Compensation Committee with respect to fiscal year 2014 compensation is set forth below.

Base Salary

              The Company provides the senior executives with base salary that is sufficiently competitive to attract and retain talented individuals and provides a secure base of guaranteed cash to compensate them for services rendered during the fiscal year. In order to ensure that the majority of compensation is variable, at-risk and tied to performance, the Compensation Committee set base salary levels for the named executive officers between 10% and 26% of targeted total compensation for 2014. When reviewing proposals for changes to base salary for the named executive officers, the Committee considers the following:

    •
    Appropriate competitive compensation data for the position;

    •
    Individual performance;

    •
    Base salary level for the executive in relation to that executive's total compensation package;

    •
    Input and recommendations of Mr. Moonves as President and Chief Executive Officer (for executives other than himself and Mr. Redstone);

    •
    The level of the annual merit increase budget across the Company as a whole; and

    •
    Existing contractual obligations, if any.

              In reviewing base salary during 2014 for the named executive officers other than Mr. Tu (who joined the Company during 2014), the Compensation Committee continued to consider their level of base salary as it relates to the allocation of guaranteed versus variable, at-risk compensation, as well as the factors listed above. As a result, none of the named executive officers received base salary increases during 2014.

Performance-Based Compensation Programs

              CBS's performance-based compensation programs provide for the opportunity to reward senior executives for contributing to annual financial and operational performance (through annual bonus programs) and for realizing stock price appreciation (through long-term equity incentives). Bonus awards are based on the Compensation Committee's review of the Company's financial results and qualitative assessment of senior executive performance against key strategic objectives and are not directly linked to the Company's stock price performance. A high percentage of the named executive officers' total compensation is performance-based (targeted at 74% – 90% of total compensation for 2014).

Bonus Awards

              The Company provides an opportunity for annual bonus awards under its short-term incentive program ("Bonus Program"). The purpose of the Bonus Program is to benefit and advance the interests of the Company by granting annual bonus awards to the named executive officers and other senior executives as "pay for performance"—a reward for their individual contributions to the Company's annual financial and operational success.

              At the beginning of each fiscal year, the Compensation Committee approves funding levels that can be earned for that year for the Bonus Program. These funding levels are based on (i) financial performance goals set by the Committee that are derived from budget determinations for the relevant year, which take into account expected financial performance of the Company's industry peers for that year, as well as (ii) expected performance against the key strategic objectives identified below. After the end of the fiscal year, the Committee evaluates the Company's actual performance relative to the funding levels in order to determine the aggregate amount available for payouts under the Bonus Program.

              In January 2015, the Committee evaluated the Company's actual financial performance for 2014, including the levels of achievement against the pre-established performance goals, and management's performance in 2014 against the strategic objectives, relative to the funding levels approved at the beginning of 2014, in order to determine the aggregate amount available for bonus payouts. The aggregate amount of awards provided to the named executive officers, as well as to the other participants in the Bonus Program, is limited by the funding pool resulting from the Committee's evaluation.

              As part of the Bonus Program, the named executive officers and certain other senior executives participate in the Company's Senior Executive Short-Term Incentive Plan, as amended (the "Senior Executive STIP"), which is a stockholder approved plan that provides for deductibility of amounts paid pursuant to the plan. Under the Senior Executive STIP, awards may be paid, in whole or in part, in cash, in the form of stock-based awards issued under the Company's long-term incentive plan or in any other form prescribed by the Committee.

              At the beginning of each fiscal year, the Compensation Committee sets a performance criterion under the Senior Executive STIP, as a first step toward qualifying bonus awards made under the Senior Executive STIP as "qualified performance-based compensation" eligible for deductibility under Section 162(m) of the Code. Assuming that the Committee determines that the criterion is met, the terms of the Senior Executive STIP establish for each of the named executive officers a maximum bonus that may be paid under the plan, subject to the Committee's negative discretion ("downward discretion"), for deductibility purposes. See the "Compensation Deductibility Policy" section below for a discussion of the Section 162(m) performance criterion set for 2014. The Committee may approve bonus compensation in excess of amounts paid under the Senior Executive STIP, in order to provide appropriate compensation, which excess amounts may not be deductible. In any exercise of its downward discretion under the Senior Executive STIP, the Committee takes into account certain terms in Mr. Moonves' employment agreement which provide that a portion of his bonus must be, at least, an amount consistent with the level of achievement attained against the "Company-Wide Performance Goal(s)" established for that year by the Committee (provided such achievement level is at least 80%), as described under "Summary Compensation Table for Fiscal Year 2014—Employment Agreements—Leslie Moonves."

              The Compensation Committee considers individual performance factors in determining bonus payouts for the senior executives. In addition to reviewing each executive's contributions to the achievement of financial goals, for 2014, the Committee also considered the following key strategic objectives: (i) strengthening the Company's financial position; (ii) providing continuous flow of top-tier content; (iii) continuing to drive growth through strategic transformation of the Company;

(iv) maintaining and building the Company's reputation as one of the most desirable organizations for top "talent"; (v) continuing to ensure a high degree of focus on the importance of a diverse workforce; and (vi) positioning the Company for long-term success. In this regard, the Committee also considers the input and recommendations of Mr. Moonves as President and Chief Executive Officer (for executives other than himself and Mr. Redstone). With respect to Messrs. Redstone and Moonves, for 2014, the Committee took into account the performance evaluation of each of them conducted by the Committee, together with the Nominating and Governance Committee, based on the goals and objectives for each of them approved by the Compensation Committee at the beginning of such year. The Committee's determination regarding the amount of the annual bonus awards to be paid to the named executive officers takes into account all of the factors it deems appropriate, with no pre-determined emphasis on any individual item, and utilizes discretion to award an appropriate bonus.

              The Compensation Committee also considers target bonus amounts for each named executive officer, which amounts are based on competitive practice. See "Summary Compensation Table for Fiscal Year 2014—Employment Agreements" for a discussion of the named executive officers' target bonus amounts. The differences in the target bonus amounts set forth in the named executive officers' agreements reflect the level of relative impact of each of their positions on Company performance.

              In determining the bonus amounts for 2014 for the named executive officers, as set forth in the Summary Compensation Table for Fiscal Year 2014, the Compensation Committee took into account their leadership and execution with respect to the Company's key strategic objectives, including growing the core content business, emphasizing new revenue streams, markets and growth opportunities, and executing on strategic acquisitions and dispositions. As a result of this leadership and execution, the Company continued to deliver on its long-term strategy and positioned itself to return long-term value to its shareholders. The Committee noted the following accomplishments within this context:

The Company Continued to Focus on Strengthening its Financial Position and Returning Value to Stockholders.

    •
    The Company continued to focus on its commitment to return value to shareholders by:

    •
    Increasing its dividend per share by 25% in 2014;

    •
    Growing adjusted net earnings from continuing operations per diluted share, up 6% from 2013 to $2.96 in 2014, representing the fifth consecutive fiscal year of increase in this metric (See Annex A, "Reconciliation of Non-GAAP Measures");

    •
    Repurchasing 105 million shares of its Class B common stock during 2014 (inclusive of the Outdoor Americas divestiture), which resulted in the approximate 15% reduction in outstanding shares during the year; and

    •
    Adding approximately $3 billion to the amount authorized to repurchase shares under the Company's share repurchase program, reloading the amount available to purchase shares under the program to $6 billion; and

    •
    In 2014, the Company restructured its debt portfolio to lower its weighted average interest rate and extend its maturities.

The Company Continued to Deliver Top-Tier Content Across All Content-Related Business Units.

    •
    The Network closed out the 2013/2014 television season by placing first in viewers for the sixth consecutive season, and 11th out of the past 12 seasons (based on Live+7 ratings);

    •
    The Network launched a new series during the summer ("Extant") that became the most-watched new summer series premiere in the U.S. and, together with the second season of 2013's summer hit drama "Under the Dome," helped the Network finish the summer #1 for the second season in viewers and households (based on Live+7 ratings);

    •
    The Network secured a large scale renewal of 21 shows from the prior 2013/2014 television season due to the strength of its content;

    •
    The Network maintained its #1 position through the end of 2014 in certain key Nielsen Media Research ratings categories (viewers and households); in addition, among viewers, in primetime (based on Live+7 ratings), the Network:

    •
    Had the top three Scripted Series, the top four New Programs, the top two Dramas, the top three New Dramas, the top Comedy and the top News Program,

    •
    Had the #1 Program on four nights and the #1 Scripted Series on six nights, each of which is more than all other broadcast networks combined,

    •
    Had four of the top five, seven of the top 10, 12 of the top 20 and 17 of the top 30 regularly-scheduled programs (each of which was more than all other broadcast networks combined),

    •
    Topped its nearest broadcast network competitor by an average of nearly two million viewers per night in primetime,

    •
    The Network had more time-period winning programs in terms of viewers than all other broadcast networks combined, and

    •
    The Network ranked #1 for "DVR lift" (which is the use of recorded broadcasts) in viewers, households, Adults 18-49 (tie) and Adults 25-54 (tie).

    •
    The Company continued to deliver on significant live broadcasting events:

    •
    The 56th Annual Grammy Awards, which enjoyed the second largest audience for the broadcast since 1993, reaching in excess of 28 million viewers, and which was also the most social non-sports broadcast television event of the 2013/2014 television season (based on Nielsen SocialGuide Twitter TV Ratings),

    •
    CBS Sports' joint coverage of the 2014 NCAA Division I Men's Basketball Championship delivered its highest viewership in 21 years (since 1993), and

    •
    CBS and the NFL Network's debut joint broadcast of "Thursday Night Football" earned an overnight household rating that was 108% higher than last year's broadcast which aired on the NFL Network alone;

    •
    CBS Sports delivered a year of successful events for its coverage of the PGA Tour, AFC, the U.S. Open and NCAA season and expanded its reach by securing new broadcasting rights;

    •
    CBS News made the CBS Television Network the #1 broadcast network for coverage of the 2014 midterm elections (based on Nielsen Live+sameday ratings);

    •
    CBS News program "CBS Evening News with Scott Pelly" continued to steadily increase its viewership, up 6% for the 2013/2014 television season versus 2012/2013 (according to Nielsen);

    •
    The Network secured its top-tier late night programming by signing Stephen Colbert to replace the retiring David Letterman as host of "The Late Show";

    •
    The Company's programming (with respect to CBS Entertainment, CBS News, CBS Sports, CBS Television Stations and Showtime) received 383 Emmy nominations and 95 wins; CBS's "The Good Wife" won an Emmy award for Outstanding Lead Actress in a Drama Series (Julianna Margulies);

    •
    The Company's content (with respect to the CBS Network and Showtime) received 15 nominations for the Golden Globe Awards (awarded in January of 2015); Showtime's new series "The Affair" won Golden Globe awards for Best TV Series, Drama and for Best Actress in a TV Series, Drama (Ruth Wilson);

    •
    The Company continued to lead the industry in domestic syndicated programming with the top three and six of the top 10 highest-rated first-run shows, and was #1 in every first-run genre (#1 Game Show, #1 Talk Show, #1 Court Show, #1 News Magazine);

    •
    Every CBS-owned television station ranked #1 or #2 in its market among viewers and households for the November 2014 sweep, and #1 or #2 in Adults 25-54 in 10 of 14 key markets for the first November sweep since 2010;

    •
    CBS Radio is home to the most listened to radio stations in the U.S. for news, sports, alternative music, classic hits, adult hits, and adult alternative music, based on the Spring 2014 report from Nielsen Audio;

    •
    Showtime continued to produce award-winning original programming; in their respective season finales, "Homeland" and the new critically-acclaimed series "The Affair" both outperformed their season premieres by double digits; the second season of "Ray Donovan" averaged 5.3 million viewers; and new series "Penny Dreadful" showed growth throughout its freshman season, averaging 4.7 million weekly viewers;

    •
    Simon & Schuster continued to produce bestsellers in hardcover, paperback and multi-formats, 294 of which appeared on the New York Times bestseller lists and 29 of which held the #1 position; and

    •
    The Company continued to have the #1 TV Network website (in average monthly unique viewers) in 2014, according to comScore.

The Company Continued to Divest Non-Strategic Assets, Acquire Strategic Assets, Drive Growth through Diversification and Expansion of its Sources of Revenue and Position Itself for Future Success.

              The Company:

    •
    completed its divestiture of Outdoor Americas in advance of its scheduled completion, converting it into a real estate investment trust (REIT) and a separate public company;

    •
    increased retransmission, station affiliation and VOD revenues by 27% over the prior year, and positioned itself for future success by finalizing:

    •
    four key multi-year retransmission compensation arrangements,

    •
    five key multi-year station affiliation arrangements, and

    •
    eight significant VOD agreements, which disable "fast forward" capability thereby providing opportunities for increased ad sales and higher monetization of the Company's content;

    •
    acquired Eventful, Inc., a leading digital media company in the events discovery, communication and personalization business, boosting the Company's Local Media group;

    •
    swapped radio stations with Beasley Broadcasting Group, giving up smaller stations in Charlotte and Tampa for Beasley's stations in Miami and Philadelphia, which furthered the Company's large market radio strategy;

    •
    launched CBS All Access, a ground-breaking direct-to-consumer digital SVOD and Nielsen-measured live streaming service, which offers thousands of episodes from CBS Network's current lineup, previous seasons, and classic shows;

    •
    launched CBSN, the first digital streaming news network that will allow consumers to watch live, anchored news coverage on their internet-connected television and other devices; and

    •
    further expanded its brand—and revenues—internationally by:

    •
    closing deals to license "NCIS: New Orleans" and "CSI: Cyber" in international syndication to over 200 overseas markets,

    •
    entering into a new arrangement with Netflix to bring various CBS and Showtime shows to Netflix subscribers in seven European markets, including "Under the Dome," "Elementary," "Penny Dreadful," "Ray Donovan," and "Dexter," among others,

    •
    partnering with European broadcaster RTL to launch a second jointly-run channel in Singapore, which carries hit CBS series such as "Hawaii Five-O" and "NCIS: Los Angeles,"

    •
    signing a new multi-year licensing agreement with HBO Nordic that includes the exclusive first-run rights for all new Showtime original series in Scandinavia, including "Penny Dreadful," "Ray Donovan," and "The Affair," and a number of Showtime library titles, including "Dexter," "Californication" and "Nurse Jackie,"

    •
    entering into a new arrangement with Amazon to license "Extant" to subscribers of Amazon's Prime Instant Video service in the United Kingdom,

    •
    extending our multi-year licensing agreement with ProSiebenSat 1 Group, which will result in the continued availability of CBS shows to German-speaking subscribers across Europe, and

    •
    extending the Company's partnership with France's M6 to bring more CBS hit shows to French audiences, including the second season of "Under the Dome" and the new summer series "Extant."

The Company Secured its Reputation as a Desirable Organization for Top "Talent" and Demonstrated its Commitment to Diversity.

              The Company:

    •
    continued to capitalize on opportunities to acquire key executive and creative talent, exemplified by the acquisition of key talent from notable companies, including Dell, Inc., HBO, Fox Networks, NBC Entertainment, The Style Network, MTV Networks, Mandalay Digital Group, Westwood One, and Hachette Book Group;

    •
    continued achievement with respect to increasing minority representation in internal promotions, overall minority representation in its workforce (including in higher salary brackets) and supplier diversity spending from the prior year; and

    •
    continued to actively participate in, support and sponsor programs to develop diverse talent in the workplace and to appoint diverse candidates to key executive roles.

              With respect to the performance of each named executive officer during 2014, the Compensation Committee also determined (in the case of Messrs. Redstone and Moonves) and concurred in the recommendations made by Mr. Moonves (in the case of the other named executive officers) that:

    •
    Mr. Redstone continued in his role as Executive Chairman. During this period, the Company continued to focus on strengthening its financial position and executed strategies to create and deliver value to its shareholders and to position the Company for long-term success.

    •
    Mr. Moonves provided leadership in delivering key strategic results. He continued to demonstrate consistent leadership in driving continued ratings successes, taking advantage of this success to secure four key retransmission deals, five key station affiliation deals, eight VOD deals and multiple streaming deals. Mr. Moonves' leadership and direction were instrumental in developing the Company's position with respect to the Aereo litigation and in concluding difficult negotiations with cable providers and various other content distributors. Mr. Moonves continued to improve the strength and reputation of the Company's brands and businesses in domestic and international markets with the syndication of new programming into over 200 different international markets and expansion of the Company's content licensing agreements with Amazon, Netflix and Hulu Plus. Mr. Moonves demonstrated to key stakeholders that CBS remains at the forefront of innovation by launching CBS All Access and CBSN. He also advanced strategic plans to develop cross-platform opportunities among core assets. Under Mr. Moonves' leadership, the Company continued to return significant value to shareholders through a 25% increase in its dividend per share in 2014 and through its share repurchase program, and executed its plan to complete the divestiture of its Outdoor Americas business in 2014. The Compensation Committee also acknowledged Mr. Moonves' successes in management development and human resources, including his involvement in acquiring key executive and creative talent, his execution of the Company's succession planning and diversity programs and his leadership in fostering a remarkably stable senior management team. Mr. Moonves was instrumental in continuing to lead the CBS Television Network in solidifying its #1 position in certain key metrics and leading the competition with his direct involvement in developing and securing high quality programming and maintaining CBS's reputation as one of the most highly desirable organizations for top creative talent.

    •
    Mr. Ianniello led his team to successfully manage the Company's finances. Under Mr. Ianniello's leadership, the Company was successful in growing its earnings per share over the prior fiscal year and for the fifth consecutive fiscal year. He focused on strengthening the Company's financial position and returning value to shareholders by successfully managing the Company's stock buyback program; restructuring the Company's debt portfolio to lower its weighted average interest rate; and amending the Company's credit facility to increase capacity and extend its maturity resulting in a full five-year term, giving the Company additional financial flexibility. He also led improvements in the Company's operations and executed on the Company's strategic transformation objectives by expanding efforts to monetize the Company's premium content, including through the negotiations of key retransmission, station affiliation, streaming and VOD deals, increasing these revenue streams by 27% over the prior year. Also, throughout 2014, Mr. Ianniello successfully communicated an effective message to the investment community; achieved significant tax savings from strategic tax planning and provided leadership and direction for the Company's information technology group. The Compensation Committee acknowledged Mr. Ianniello's leadership in executing the Company's strategic transformation objectives, noting especially the completion of the divestiture of Outdoor Americas on an accelerated timeframe, a two-step process that consisted of an initial public offering followed by an oversubscribed exchange offer to sell the Company's remaining interest in Outdoor Americas.

    •
    Mr. Tu effectively led his team to provide proactive, efficient and timely legal support across the Company's wide ranging domestic and international business activities. His responsibilities included oversight of regulatory and reporting matters; the timely resolution of disputes through litigation and alternative mechanisms; the completion of key commercial negotiations, including with respect to acquisitions and divestitures as well as content distribution; and continued leadership of the Company's compliance programs. Mr. Tu successfully led a number of legal initiatives in furtherance of key strategic objectives of the Company, and effectively positioned the Company across a number of critical legal and regulatory engagements. He also continued to improve the overall operational efficiency of the legal department.

    •
    Mr. Ambrosio, in his role as the Company's chief human resources officer and chief administrative officer, is responsible for all aspects of the global human resources function, as well as the oversight of corporate real estate, strategic sourcing, facilities management and security, corporate planning, philanthropy and management oversight of the Company's EcoMedia business unit. In human resources, he was integral in securing the continued employment of key members of the Company's senior management team and meeting the recruitment, retention and succession planning needs at the most senior executive levels across the entire Company, addressing the Company's critical needs for top executive talent. His leadership has also resulted in the expansion of the Company's past successes in its efforts toward building a diverse workforce and an inclusive workplace. Mr. Ambrosio effectively managed the Company's most significant areas of people and administrative costs, including controlling overall compensation and benefit expenses, reducing sourcing spend across the Company's business units (which will result in annualized savings in excess of $20 million) and negotiating key real estate occupancy costs (which resulted in more than $22 million in savings for 2014). These efforts contributed significantly to the Company's reduction in administrative costs, and will continue to do so in future years.

              In determining the individual bonus payouts to the named executive officers for 2014, the Compensation Committee took into consideration the factors above, as well as the historical bonus payouts and performance relative to previous years' performances. For Mr. Moonves, the Committee took into account the successes in his role as President and Chief Executive Officer of the Company and also his contributions to the creative successes across the Company's portfolio of businesses. For all of these reasons, the Committee determined to award bonuses in the amounts set forth in the "Summary Compensation Table for Fiscal Year 2014."

Long-Term Incentive Programs

Long-Term "Management" Incentive Program ("LTMIP")

              The LTMIP is designed as a "pay for performance" vehicle to encourage executives to make decisions which will create and sustain long-term value for stockholders. It is also a vehicle used to retain talent and build executive ownership. Through the Company's total compensation design, a significant portion of the total compensation opportunity for the named executive officers (other than Mr. Redstone) is directly linked to stock price performance (with equity awards targeted at 47%-60% of total compensation for 2014), with the intention of creating alignment with the stockholders. Mr. Redstone did not participate in the LTMIP for 2014.

              In determining the target value to be delivered through these equity vehicles, the Compensation Committee reviews competitive market data, the Company's retention needs, potential stockholder dilution, the expense to be incurred by the Company and prior equity grant practices. Eligibility to participate in the LTMIP is generally limited to executives who have management responsibility.

              The type and mix of equity-based vehicles used to deliver value varies primarily by an executive's level in the organization and the Company's business needs. The Compensation Committee considers the following objectives in determining the appropriate type and mix of equity-based vehicles:

  •
  Increased alignment with stockholder interests (Stock Options):  Provide the opportunity to acquire an equity interest in the Company and share in the appreciation of the value of the stock.

  •
  Increased accountability for senior executive (Performance-Based Stock Awards):  Motivate senior executives to focus on Company performance through the achievement of pre-determined financial goals over a designated period.

  •
  Retention of talent in both up and down markets (Time-Based Stock Awards):  Provide real value in awards that are earned over a specified vesting period.

              The values, mix, and type of annual grants for senior executives are discussed by management and the Compensation Committee and ultimately approved by the Committee, unless the terms have been previously approved and set forth in an employment agreement. In determining the value, mix and type of awards, the Committee takes into consideration the objectives to allocating award types noted above and the competitive assessment of total compensation reviewed by the independent compensation consultant (as discussed in the "Evaluating Senior Executive Compensation" section above) and also reviews the LTMIP with its independent compensation consultant and senior management. For 2014, Messrs. Ianniello, Tu and Ambrosio received LTMIP awards, based on their current contractual target values that took into account the compensation assessment and the relative impact of the executive's position on Company performance, of which 40% was delivered in stock options, 30% in performance-based restricted stock units ("PRSUs"), and 30% in time-based restricted stock units ("TRSUs" and together with the PRSUs, the "RSUs"). In addition, in connection with the extension of Mr. Ianniello's employment arrangements in June 2013, Mr. Ianniello received during 2014 a stock option award having a grant date value of $4.0 million and a TRSU award having a grant date value of $4.0 million. In connection with the execution of his employment agreement and in respect of forfeited compensation with his former employer, Mr. Tu received during 2014 a TRSU award with a grant date value of $1.6 million, vesting in two equal annual installments. Mr. Tu also received a TRSU award under the Company's Fund-the-Future Program ("FtF"), which provides equity compensation to eligible employees, excluding those actively participating in certain pension plans and employees otherwise subject to a collectively bargained agreement which does not provide for participation in the FtF. The remaining named executive officers are not eligible for the FtF, as they actively participate in certain pension plans.

              Mr. Moonves' annual grant of restricted share units for 2014, comprised of 50% PRSUs and 50% TRSUs, had a grant date value of $11 million, which reflected an increase in the target value of his annual restricted stock unit award in connection with a competitive review of Mr. Moonves' annual target compensation package as provided for in his then-current employment agreement. Also, as provided for in that agreement, the Committee used its discretion to grant to him 548,546 stock options, during the annual LTMIP award cycle, to reward his success in creating significant shareholder value and to motivate him to continue these efforts. In addition, during 2014, as part of Mr. Moonves' bonus for 2013, the Compensation Committee granted to Mr. Moonves shares of the Company's Class B Common Stock having a value of $3.5 million. (See the Grants of Plan-Based Awards During 2014 table.)

Performance Goals for LTMIP Awards

    PRSUs

              PRSU Awards for 2014. Performance goals are set based on financial and operational goals for the relevant fiscal year, which take into account expected performance of the Company's industry peers for that year as determined by media industry analysts. At the beginning of each year, the Compensation Committee reviews performance goals and considers which metrics offer the best measure of Company performance. In setting the performance goal for 2014, the Committee took into account the performance goal from the previous year and sought to establish a performance goal that was meaningful and challenging and designed to motivate performance, without encouraging senior executives to engage in risky business activities in order to achieve unattainable goals.

              For 2014, the performance goal for the most senior levels of management, including the named executive officers (except for Mr. Redstone who does not receive PRSUs), was the achievement during 2014 of a 90% or greater level of the weighted average performance of (i) the percentage of an OIBDA Metric Target (as defined below) of $3.219 billion actually achieved (75% weighting) and (ii) the percentage of an FCF Metric Target (as defined below) of $1.040 billion actually achieved (25% weighting).

              In setting the 2014 performance goal, the Compensation Committee selected two metrics: (i) OIBDA (i.e., operating income before depreciation and amortization) (the "OIBDA metric") and (ii) free cash flow (i.e., operating income before depreciation and amortization, less cash interest, taxes paid, working capital requirements and capital expenditures) (the "FCF metric"). The "OIBDA Metric Target" is calculated by starting with the Company's budget for 2014 for the OIBDA metric and then taking into account items approved by the Committee that may otherwise distort the calculation of the performance goal, and the "FCF Metric Target" is calculated by starting with the Company's budget for 2014 for the FCF metric and then taking into account the same items. The OIBDA metric was selected because it is an important indicator of the Company's operational strength and performance of its businesses, as it provides a link between profitability and operating cash flow. The FCF metric was selected because it gives a clear view of the Company's ability to generate cash (and thus profits), which allows the Company to pursue opportunities that enhance stockholder value. For Mr. Moonves' PRSU grant in 2014, the Committee determined to align the performance goal with that of the other named executive officers' PRSU grants.

              The vesting of an annual award of PRSUs is subject to the Compensation Committee's determination of the level of achievement against a pre-determined performance goal set by the Committee. See "Grants of Plan-Based Awards During 2014—Description of Plan-Based Awards" for vesting schedules. The number of target shares is determined at the time of grant based on the closing price of a share of the Company's Class B Common Stock on the NYSE on the date of grant (February 20, 2014). The number of shares earned upon vesting of the PRSUs is determined in accordance with the following schedule:

    •
    if the Company achieves less than 80% of the pre-determined performance goal, the award will be forfeited;

    •
    if the Company achieves 80% of the pre-determined performance goal, 80% of the target shares will be earned;

    •
    if the Company achieves 100% of the pre-determined performance goal, 100% of the target shares will be earned; and

    •
    if the Company achieves 120% or greater of the pre-determined performance goal, 120% of the target shares will be earned.

              For achievement at intermediate points between 80% and 100% and between 100% and 120%, the number of shares to be delivered will be linearly interpolated. Dividend equivalents accrue on the target number of shares and equal the value of regular cash dividends paid on the shares of the Company's Class B Common Stock. Dividend equivalents are paid in cash, less applicable withholdings, when the PRSUs vest, but only up to the amount payable with respect to the target number of shares. If the PRSUs do not vest, then the dividend equivalents accrued on those PRSUs are forfeited.

              Payout Under PRSU Awards for 2014. In February 2015, the Compensation Committee reviewed and discussed the Company's performance versus the 2014 performance goal. The Committee then certified that the 2014 performance goal had been exceeded. Actual performance with respect to the OIBDA metric was $3.177 billion and with respect to the FCF metric was $1.004 billion. Thus 109% of the target number of shares underlying the PRSUs granted in February 2014 to Messrs. Moonves, Ianniello, Tu and Ambrosio will vest in accordance with their respective schedules.

    PSUs

              Payout Under PSU Award for Measurement Period 2012–2014. In February 2015, the Compensation Committee reviewed achievement of the performance thresholds for the measurement period that ran from January 1, 2012 through December 31, 2014 with respect to the performance share unit ("PSU") award granted in 2012 to Mr. Redstone, and confirmed that of the established thresholds, the Company's achievement of the 76.7 percentile TSR during the 2012-2014 measurement period was the applicable threshold to determine the number of shares of Class B Common Stock to be delivered for the performance period. As a result, on February 19, 2015, 206.8% of the target number of shares relating to his 2012 PSU award vested.

Grant Date of Awards

              The grant date for equity awards is the date on which the Compensation Committee approves awards under the Company's LTMIP or, if so determined by the Committee, a future grant date, or a date specified in an employment agreement. The Committee may approve an award that will have a future grant date, with the exercise price of any stock option not to be less than the closing price of a share of the Company's Class B Common Stock on the NYSE on the date of grant. The Company does not set grant dates intentionally to precede the release of material non-public information. Communications regarding individual grant awards, including the terms and conditions, are provided to recipients as soon as administratively feasible. Annual management grants awarded in 2014 were approved on February 20, 2014, with a grant date of the same date. The exercise price of stock options granted on February 20, 2014 was the closing price of the Company's Class B Common Stock on that date (i.e., $65.91).

Other Terms for RSUs/Stock Options

              For a description of certain other material terms of the RSU and stock option grants, see "Grants of Plan-Based Awards During 2014—Description of Plan-Based Awards."

Delegation of Authority With Respect to Awards

              The Compensation Committee has delegated to the President and Chief Executive Officer limited authority, with respect to executives who are not senior executives, to grant long-term incentive awards under the Company's long-term incentive plan to such executives in connection with their hiring, promotion or contract renewal and to modify the terms of outstanding equity grants in certain post-termination scenarios. The Committee delegated this authority in order for the Company to have the ability to (i) act in a timely manner in a competitive environment in connection with the hiring of new executives or the compensating of an existing executive being given a significant increase in responsibility and (ii) maintain flexibility to manage compensation in post-termination scenarios when mutually beneficial to the Company and the executive. The Committee's delegation specifies the circumstances in which the authority can be used; limits the amount that can be awarded to an individual, the total amount that can be awarded in any period, and, in certain circumstances, aggregate incremental expense that can be incurred by the Company resulting from modifications of the terms of outstanding equity grants; and specifies the method for establishing the grant date. The delegation also requires that the President and Chief Executive Officer report to the Committee periodically on his exercise of this delegated authority.

Stock Ownership Guidelines

              In order to further align the senior executives' interests with those of the Company's stockholders, the Company has established stock ownership guidelines. The guidelines provide that, within five years, starting in fiscal year 2007 or, if later, in the year in which a senior executive becomes subject to the guidelines, these senior executives are expected to acquire and establish holdings in Company stock equal in value to a multiple of their cash base (base salary less mandatory deferrals, if applicable), depending upon their positions as follows:

Senior Executive	Ownership Guideline Multiple
CEO	5x cash base
Other Senior Executives	2x to 3x cash base

              All types of equity holdings, with the exception of stock options, are included in determining ownership. The Compensation Committee monitors compliance with these guidelines by receiving an annual progress report from senior management. During 2014, senior management reported to the Committee that all of the senior executives subject to the guidelines, including the named executive officers, met the guidelines as applied to each of them. The Committee determined to continue to monitor compliance with the guidelines.

Retirement and Deferred Compensation Plans

              The Company provides active, eligible employees, including the named executive officers, with the opportunity to build financial resources for retirement through the Company's broad-based tax-qualified defined benefit and/or defined contribution plans. In addition, eligible executives, including the named executive officers, participate in the Company's nonqualified defined benefit and deferred compensation plans. In some instances, participants in these qualified and nonqualified plans may also have frozen benefits in other qualified and nonqualified plans. Information regarding these retirement and deferred compensation plans is set forth in the narrative following each of the Pension Benefits in 2014 tables and Nonqualified Deferred Compensation in 2014 table.

All Other Compensation

              The Company provides for other compensation to participating employees (including the named executive officers) by providing Company-matching contributions in the CBS 401(k) and 401(k) excess plans and Company-paid life insurance. Compensation paid to the named executive officers in relation to these programs is included in the "All Other Compensation" column of the Summary Compensation Table for Fiscal Year 2014.

              In certain instances, the Company provides executives, including the named executive officers, with additional benefits that the Company believes are reasonable and typical for executives in similar industries and helps the Company to attract and retain these executives. Among these benefits are transportation-related benefits, which the Company believes provide security, travel flexibility and efficiencies that result in a more productive use of the executive's time, given the demands of his position. In addition, the Company provided security services to Mr. Moonves, at the Company's request, due to the significance of the chief executive to the Company and the security issues that surround a senior executive in Mr. Moonves' position, representing a high-profile company with multinational interests.

              The Company also requires that named executive officers who are East Coast-based provide extended services at the Company's West Coast operations (and vice versa with respect to one who is West Coast-based), for which the Company provides an expense allowance; executives are reimbursed for taxes on imputed income associated with certain expenses. All additional benefits are also described in footnote 6 to the "All Other Compensation" column of the Summary Compensation Table for Fiscal Year 2014.

Post-Termination Arrangements

              Post-termination payments with respect to the named executive officers are set forth in each of their respective employment agreements. Each of the named executive officers is entitled to post-termination payments and benefits upon the occurrence of a termination without cause or a resignation for good reason (except for Mr. Redstone) and upon death or disability. The employment agreements for Messrs. Ianniello, Tu and Ambrosio also provide enhanced severance payments and benefits in the event of a termination within twenty-four months following certain corporate events. In addition, the new agreement with Mr. Moonves provides for accelerated vesting of outstanding equity-based awards in certain circumstances following a transaction that results in the Company's stock ceasing to be publicly traded.

              The terms of these payments and benefits, and the estimated potential payments that would be made to each named executive officer if his employment terminated as of the 2014 fiscal year end for the applicable reasons noted above are described under "Potential Payments Upon Termination and Certain Other Events." In assessing post-termination payments and benefits in connection with senior executive employment arrangements, the Compensation Committee considers competitive practice with respect to comparable executives at media peers as well as prevailing practice and trends with respect to other public companies that are relevant in terms of size and complexity. The objective of these payments and benefits is to recruit and retain talent in a competitive market and, as applicable, compensate executives for restrictive covenants and other obligations following a termination without cause or a resignation for good reason.

Compensation Deductibility Policy

              In approving compensation, the Compensation Committee takes into account Section 162(m) of the Code, which generally limits to $1 million the federal tax deductibility of some forms of compensation paid in one year to the chief executive officer and the three other most highly compensated executive officers employed by the Company at the end of the year (other than the Company's chief financial officer). However, the Compensation Committee has approved, and may continue to approve, compensation exceeding the $1 million limitation, including with respect to a portion of base salary and long-term incentives, and exceeding the maximum bonus amount provided for under the Senior Executive STIP, in order to provide appropriate compensation. As part of the Bonus Program, the named executive officers are eligible to receive bonus awards under the Senior Executive STIP, and the senior executives (including the named executive officers) are eligible to receive long-term compensation under the Company's long-term incentive plan. Performance-based compensation may qualify for an exception to the limit on deductibility, provided that the plan under which such compensation is paid meets certain requirements, including stockholder approval. Each of the Senior Executive STIP and the Company's long-term incentive plan is designed to permit awards that comply with the Section 162(m) exception for performance-based compensation. The stockholders of the Company have approved both of these plans.

              In order for bonus awards made under the Senior Executive STIP to be eligible for deductibility under Section 162(m), the Compensation Committee establishes a performance criterion for the bonus awards, which criterion must not be certain of being achieved at the time it is set. In setting the performance criterion for 2014, the Committee took into account the performance criterion from the previous year and sought to establish a performance criterion that was meaningful and challenging and designed to motivate performance, without encouraging senior executives to engage in risky business activities in order to achieve unattainable goals.

              For 2014, the Section 162(m) performance criterion established was the achievement during 2014 of an 80% or greater level of the weighted average performance of (i) the percentage of an OIBDA Metric Target of $3.219 billion actually achieved (75% weighting) and (ii) the percentage of an FCF Metric Target of $1.040 billion actually achieved (25% weighting). The "OIBDA Metric Target" is calculated by starting with the Company's budget for 2014 for the OIBDA metric and then taking into account items approved by the Committee that may otherwise distort the calculation of the performance criterion, and the "FCF Metric Target" is calculated by starting with the Company's budget for 2014 for the FCF metric and then taking into account the same items.

              Assuming that the Compensation Committee determines that the performance criterion has been achieved, the terms of the Senior Executive STIP establish a maximum bonus for each named executive officer that can be awarded under the Senior Executive STIP equal to eight times his base salary in effect at the beginning of the year, with the amount of the bonus, if any, actually awarded to any named executive officer under the Senior Executive STIP being subject to the Committee's downward discretion, as discussed under the "Performance-Based Compensation Programs—Bonus Awards" section above. This framework for establishing a maximum bonus is designed to provide that the awards granted under the Senior Executive STIP will be eligible for deductibility under Section 162(m).

              In January 2015, the Compensation Committee reviewed and discussed the Company's 2014 performance versus the 2014 performance criterion. Actual performance with respect to the OIBDA metric was $3.177 billion and with respect to the FCF metric was $1.004 billion. The Committee then certified that the 2014 performance criterion had been exceeded with actual performance exceeding the targeted level. Therefore, the Committee awarded bonuses to the named executive officers under the Senior Executive STIP.

              With respect to the Company's long-term incentive plan, the Compensation Committee also establishes performance goals for PRSUs and PSUs, rendering them eligible for deductibility under Section 162(m), as described in the "Long-Term Incentive Programs—Performance Goals for LTMIP Awards" section above.

Employment Contracts

              All of the named executive officers are, and were during 2014, parties to employment contracts with the Company, as the Compensation Committee has considered it to be in the Company's best interest, and as the best means, to secure the employment of each of these executives. The terms and provisions of these contracts are more fully described in the narrative section following the Summary Compensation Table for Fiscal Year 2014 and in "Changes in Named Executive Officers' Compensation Arrangements in 2014" in this "Compensation Discussion and Analysis."

              The Compensation Committee approves all employment arrangements with senior executives. With respect to employees other than senior executives, employment contracts are subject to an approval process coordinated through the Office of the Senior Executive Vice President, Chief Administrative Officer and Chief Human Resources Officer.

COMPENSATION COMMITTEE REPORT

              The following Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such information by reference.

              The Compensation Committee Charter states that the primary purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to the compensation of the Company's executive officers and other senior executives. Under the Charter, the Compensation Committee's authorities and duties include, among other things:

  •
  Adopting and periodically reviewing the Company's philosophy, strategy and principles regarding the design and administration of the Company's compensation programs;

  •
  Reviewing and approving the total compensation packages for the Executive Chairman, the President and Chief Executive Officer, the Company's other executive officers, and other senior executives identified by the Committee after consultation with the Company's Chief Executive Officer and Senior Executive Vice President, Chief Administrative Officer and Chief Human Resources Officer (excluding "Talent," as such term is currently used in the media or entertainment industries); and

  •
  Overseeing the administration of the Company's incentive compensation plans (including the bonus plan for executives subject to Section 162(m) of the Code) and equity-based compensation plans.

              The Compensation Committee retains an independent compensation consulting firm to advise the Committee in its review of senior executive compensation. The consultant reports directly to the Compensation Committee.

              The full text of the Compensation Committee Charter is available on the Company's website at www.cbscorporation.com. The Compensation Committee assesses the adequacy of its Charter at least every other year, or more frequently as the Committee may determine.

              The Compensation Committee of the Board of Directors of CBS Corporation has reviewed and discussed with the Company's management the Compensation Discussion and Analysis ("CD&A") included in this proxy statement. Based on this review and these discussions, the Compensation Committee has recommended to the CBS Corporation Board of Directors that the CD&A be included in this proxy statement and incorporated by reference from this proxy statement into the Company's Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 13, 2015.

Members of the Compensation Committee

Charles K. Gifford, Chair
William S. Cohen
Bruce S. Gordon
Doug Morris

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Year 2014

              The following table sets forth information concerning total compensation for the Company's last three completed fiscal years for the Company's principal executive officer, principal financial officer and the three other most highly compensated executive officers of the Company for fiscal year 2014 who were serving as executive officers at the end of fiscal year 2014 (the "named executive officers").

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d) (1)(2)	Stock Awards ($) (e) (2)(3)	Option Awards ($) (f) (2)(4)	Change in Pension Value and NQDC Earnings ($) (g) (5)	All Other Compensation ($) (h) (2)(6)	Total ($) (i)
Sumner M. Redstone	2014	1,756,731	9,000,000	0	0	21,078	52,149	10,829,958
Executive Chairman and	2013	1,756,731	10,000,000	0	0	45,422,412	11,966	57,191,109
Founder	2012	1,756,731	10,000,000	5,672,794	0	13,885,193	11,997	31,326,715
Leslie Moonves(7)	2014	3,513,461	25,000,000	14,499,972	9,999,994	2,771,924	1,390,294	57,175,645
President and Chief Executive	2013	3,513,461	28,500,000	26,499,925	5,845,000	1,343,336	1,230,859	66,932,581
Officer	2012	3,513,461	27,500,000	11,499,958	16,329,994	1,903,379	1,410,234	62,157,026
Joseph R. Ianniello(7)	2014	2,509,615	8,970,000	8,199,864	6,799,972	270,482	280,795	27,030,728
Chief Operating Officer	2013	2,086,539	10,250,000	3,899,937	8,099,994	0	237,857	24,574,327
	2012	1,505,769	7,100,000	1,799,962	1,199,997	228,895	403,907	12,238,530
Lawrence P. Tu(7)(8)	2014	1,204,615	3,000,000	3,713,605	1,399,991	0	2,026,859	11,345,070
Senior Executive Vice President
and Chief Legal Officer
Anthony G. Ambrosio(7)	2014	878,365	1,400,000	1,049,946	699,996	313,724	118,605	4,460,636
Senior Executive Vice President,	2013	824,038	1,600,000	899,978	599,989	0	126,282	4,050,287
Chief Administrative Officer	2012	752,885	1,402,500	899,980	599,999	256,879	96,255	4,008,498
and Chief Human Resources Officer

(1)
With respect to Mr. Moonves' 2014 bonus, the Compensation Committee awarded to Mr. Moonves a total cash bonus amount which reflects an $18,000,000 payment for the successes in his role as President and Chief Executive Officer of the Company and a special cash payment of $7,000,000 for his contributions to the creative successes across the Company's portfolio of businesses. During 2015, the Compensation Committee, as part of his bonus for such contributions to creative successes, determined to grant Mr. Moonves shares of the Company's Class B Common Stock having a grant date value of $3,000,000. This award will be reportable in the Company's 2016 proxy statement in accordance with SEC rules.

With respect to all named executive officers, amounts set forth in the "Bonus" column for 2014, 2013 and 2012 reflect cash payments made in early 2015 for fiscal year 2014 performance, early 2014 for fiscal year 2013 performance, and early 2013 for fiscal year 2012 performance, respectively.

(2)
The table below sets forth the following 2014 compensation items: (i) cash compensation comprised of salary and annual bonus awards, (ii) annual equity awards, and (iii) certain special awards. The table below differs from the Summary Compensation Table, in that the table below excludes column (g) ("Change in Pension Value and NQDC Earnings") and, except as noted in footnote (d) below, column (h) ("All Other Compensation"), and as further described in the footnotes to the table below. This table is not required by SEC rules and is not designed to replace the Summary Compensation Table. It is intended to provide information that the Company believes is useful in understanding and analyzing 2014 compensation decisions.

Annual Compensation
	Cash Portion
Name	Salary ($)	Bonus ($)		Annual Equity Awards ($) (a)	Total Annual Compensation ($)	Special Award ($)
Sumner M. Redstone	1,756,731	9,000,000		0	10,756,731	—
Leslie Moonves	3,513,461	25,000,000	(b)	20,999,977	49,513,438	—
Joseph R. Ianniello	2,509,615	8,970,000		6,999,900	18,479,515	7,999,936	(c)
Lawrence P. Tu	1,204,615	3,000,000		3,513,659	7,718,274	3,599,938	(d)
Anthony G. Ambrosio	878,365	1,400,000		1,749,942	4,028,307	—

(a)
Represents the grant date fair value, determined in accordance with FASB ASC Topic 718, of the annual stock and option awards, as applicable, granted in 2014 to the named executive officers, as disclosed in columns (e) and (f) in the Summary Compensation Table. For Mr. Moonves, does not include the $3.5 million in shares of the Company's Class B Common Stock granted to him as part of his bonus for fiscal year 2013 performance. For Messrs. Ianniello and Tu, does not include the grants of shares of the Company's Class B Common Stock noted in (c) and (d) below.

(b)
See footnote (1) above for a discussion of Mr. Moonves' 2014 bonus. During 2015, the Compensation Committee, as part of Mr. Moonves' 2014 bonus for contributions to the creative successes across the Company's portfolio of businesses, determined to grant to him shares of the Company's Class B Common Stock having a grant date value of $3,000,000. This award will be reportable in the Company's 2016 proxy statement in accordance with SEC rules.

(c)
Represents the grant date fair value, determined in accordance with FASB ASC Topic 718, of a special stock option grant and a special restricted share unit grant awarded to Mr. Ianniello on February 20, 2014, as disclosed in columns (e) and (f) of the Summary Compensation Table, in connection with the execution of his employment agreement on June 4, 2013.

(d)
Represents (i) the grant date fair value, determined in accordance with FASB ASC Topic 718, of a special restricted share unit grant awarded to Mr. Tu on January 1, 2014, as disclosed in column (e) of the Summary Compensation Table, and (ii) a cash payment in respect of forfeited compensation with his former employer, as disclosed in column (h) and footnote 6 to the Summary Compensation Table, in each case in connection with the execution of his employment agreement on November 11, 2013.
(3)
These amounts reflect the aggregate grant date fair values determined in accordance with FASB ASC Topic 718 of grants of (i) restricted share units ("RSUs"), (ii) performance share units ("PSUs"), and (iii) shares of the Company's Class B Common Stock ("Share Award"), as applicable, for each executive. In 2014, the Company did not grant any PSU awards. In 2014, only Mr. Moonves was granted a Share Award, with a value of $3.5 million, as part of his bonus for 2013. For the performance-based RSUs granted in 2014 to Messrs. Moonves, Ianniello, Tu and Ambrosio (representing, of the aggregate grant date values included in column (e), $5,499,992 for Mr. Moonves, $2,099,959 for Mr. Ianniello, $1,049,946 for Mr. Tu and $524,973 for Mr. Ambrosio), the maximum grant date value, determined in accordance with FASB ASC Topic 718, would be $6,600,030, $2,520,003, $1,259,936 and $629,968, respectively. For a discussion of the assumptions made in calculating the grant date fair value amounts for 2014, see "RSUs and PSUs" in Note 12 to the audited 2014 consolidated financial statements on pages II-60–II-61 in the Company's Form 10-K for the fiscal year ended December 31, 2014.

(4)
These amounts reflect the aggregate grant date fair values determined in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in calculating the grant date fair value amounts for 2014, see "Stock Options and Equivalents" in Note 12 to the audited 2014 consolidated financial statements on pages II-61–II-62 in the Company's Form 10-K for the fiscal year ended December 31, 2014.

For Mr. Moonves, the 2014 amount represents a grant of 548,546 stock options awarded by the Compensation Committee, using its discretion to grant stock options during the annual LTMIP award cycle to Mr. Moonves under his employment agreement.

(5)
These amounts relate to changes in pension value only, except that for Mr. Redstone, (a) the amounts for 2014, 2013 and 2012 also include the minimum required distributions he received under qualified pension plans, and (b) the amounts for 2013 and 2012 include increases in the intrinsic value of his SOEs, as described below. See "Pension Benefits in 2014" for further information on the Company's pension plans. None of the Company's nonqualified deferred compensation plans provide for above-market interest or preferential earnings, except, potentially, as they relate to Mr. Redstone's SOEs, as further described below.

Pursuant to Mr. Redstone's amended employment agreement, effective March 16, 2007, the approximate $10 million balance of his vested deferred salary compensation account was converted to stock option equivalents ("SOEs") of equal value. For purposes of this table, the Company considers an increase in the intrinsic value of the SOEs (i.e., the extent to which the market price of the stock underlying an SOE is above its exercise price at a given point in time) as preferential.

During 2014, Mr. Redstone notionally exercised 1,529,600 of his SOEs, the net proceeds of which were credited to his deferred compensation account, which does not provide for preferential earnings. With respect to SOEs that remained outstanding as of December 31, 2014, there was no increase in the intrinsic value of such SOEs from December 31, 2013 to December 31, 2014. See "Employment Agreements—Sumner M. Redstone" for further information on the SOEs. Information about each nonqualified deferred compensation plan, including Mr. Redstone's deferred compensation arrangement, is included in the "Description of Nonqualified Deferred Compensation" section.

(6)
The following table and footnotes describe each component of the "All Other Compensation" column for 2014:

					PERQUISITES AND OTHER PERSONAL BENEFITS
Named Executive Officer	Company Contribution to 401(k) Plan ($)	Company Contribution to 401(k) Excess Plan ($)	Company- Paid Life Insurance ($) (a)	Tax Reimbursement ($) (b)	Other Compensation ($) (c)	Extended Service Expense ($) (d)	Transportation- Related Benefits ($) (e)	Security ($) (f)	Total ($) (g)
Sumner M. Redstone	—	—	3,960	—	—	—	48,189	—	52,149
Leslie Moonves	4,083	22,167	130,920	—	7,500	—	702,855	522,769	1,390,294
Joseph R. Ianniello	9,100	17,150	3,960	162,403	—	61,408	26,774	—	280,795
Lawrence P. Tu	7,808	17,150	1,901	—	2,000,000	0	—	—	2,026,859
Anthony G. Ambrosio	4,083	22,167	1,386	90,969	—	0	—	—	118,605

(a)
Represents premiums paid in 2014 by the Company for life insurance coverage.

(b)
For Messrs. Ianniello and Ambrosio, amounts include tax reimbursement on imputed income associated with the Extended Service Expense (defined below).

(c)
For Mr. Moonves, the amount reflects matching charitable contributions made by the Company on his behalf, in his capacity as a director, under the directors' matching gift program. For Mr. Tu, the amount reflects a cash payment in respect of forfeited compensation with his former employer in connection with the execution of his employment agreement.

(d)
The Company requires that certain East Coast-based senior executives provide extended services at the Company's West Coast operations (and vice versa), for which the Company provides an estimated expense allowance. The amounts shown in this column represent certain other costs and expenses incurred in connection with providing these services ("Extended Service Expense").

(e)
The amounts of perquisites and other personal benefits shown in this column include (i) the percentage of personal use of a car and driver and amounts attributable to personal use of car service, all provided for business-related security reasons, (ii) for Mr. Moonves, automobile insurance provided by the Company ($1,200), and (iii) the incremental cost to the Company of the personal use of the Company aircraft. The incremental cost to the Company of the personal use of the Company aircraft is calculated by dividing the total variable costs (including fuel, unscheduled maintenance, landing and navigation fees, catering, flight crew trip expenses, telecommunications, supplies and miscellaneous expenses) by the total flight hours for such year and multiplying such amount by the executive's total number of flight hours for his personal use for the year (including flights made to reposition the plane in connection with such personal use). Fixed costs which do not change based on usage, such as pilot salaries, hangar rental and insurance, are excluded. To the extent that Mr. Redstone uses the corporate aircraft of Viacom for personal use, the Company reimburses Viacom 50% of a per flight hourly amount based on fixed costs and 50% of an amount based on variable costs; to the extent that Mr. Redstone uses the corporate aircraft of the Company for personal use, Viacom reimburses the Company 50% of a per flight hourly amount based on fixed costs and 50% of an amount on variable costs. For 2014, the amount set forth with respect to Mr. Redstone's personal use of corporate aircraft reflects amounts reimbursed to Viacom.

(f)
The amount represents the cost to the Company for the provision of a Company-specified level of regular security coverage (i.e., exclusive of cost for any extraordinary incident coverage) deemed necessary to protect CBS's business interests. Although the security is directed by and provided at the request of the Company for business purposes, the cost is being reported as a perquisite.

(g)
From time to time, tickets to sporting and other entertainment events are provided to certain employees, including the named executive officers, without charge, to attend these events as they relate to a business purpose. Tickets are made available to employees, including the named executive officers, for personal use if the tickets are not otherwise needed for business use. The Company does not incur incremental costs with respect to tickets to sporting and other entertainment events, as the tickets were purchased by the Company for business purposes and are made available if the tickets are not utilized for such purposes.
(7)
Salary includes amounts deferred under qualified and nonqualified arrangements. For 2014, all named executive officers, except for Mr. Redstone, deferred a portion of their salary under qualified and nonqualified deferred compensation arrangements. See the Nonqualified Deferred Compensation in 2014 table for further information on amounts deferred under nonqualified deferred compensation arrangements.

(8)
Mr. Tu began his employment with the Company effective January 1, 2014.

Employment Agreements

              All of the named executive officers have employment agreements that set forth the terms and conditions of their employment with the Company. The material terms of each of these agreements necessary to an understanding of the information provided in the Summary Compensation Table for Fiscal Year 2014 and the Grants of Plan-Based Awards During 2014 table are provided below. For the vesting terms of long-term incentive awards granted to the named executive officers during 2014, see "Grants of Plan-Based Awards During 2014—Description of Plan-Based Awards." See "Potential Payments Upon Termination or Certain Other Events" for a description of the payments and benefits that would be provided to the named executive officers in connection with a termination of their employment and enhanced payments and benefits available to certain named executive officers in connection with specified corporate events.

Sumner M. Redstone

              Effective March 13, 2007, the Company entered into an amendment to Mr. Redstone's December 2005 employment agreement, pursuant to which he serves as Executive Chairman and Founder of CBS Corporation. During 2014, Mr. Redstone had a base salary of $1.75 million and a target bonus of $5 million, both of which were reviewed by the Committee. No equity based awards have been granted to Mr. Redstone since 2012. Mr. Redstone is provided with life insurance during his employment with the Company in accordance with the terms of his agreement.

              Effective as of March 16, 2007, the approximate $10 million balance of Mr. Redstone's vested deferred compensation account was converted into appreciation rights ("Stock Option Equivalents" or "SOEs") with the same fair value on the conversion date. The Stock Option Equivalents had an exercise price equal to the closing price of a share of the Company's Class B Common Stock on the date of conversion, which vested ratably over a four-year period and had a term of eight years. Accordingly, Mr. Redstone only realized value on such Stock Option Equivalents to the extent the price of a share of the Company's Class B Common Stock was higher, at the time the Stock Option Equivalents were exercised, than the exercise price.

Leslie Moonves

              On December 11, 2014, the Company entered into a new employment agreement with Mr. Moonves, which superseded his prior employment agreement and extended the term of his employment through June 30, 2019. The agreement continued to provide for an annual base salary of $3.5 million and a target bonus of $12 million, both subject to an annual review and increase at the discretion of the Compensation Committee. Also continuing from his prior agreement, a portion of the bonus amount payable to Mr. Moonves, if any, is subject to a payment schedule based on levels of achievement of the "Company-Wide Performance Goal(s)" established by the Compensation Committee, which goal for 2014 was the same as the performance criterion under the Senior Executive STIP. Pursuant to the new agreement, for 2014, the payment schedule provided that an 80% level of achievement against this goal would result in a payment of at least 75% of his target bonus amount; a 100% level of achievement would result in a payment of at least 100% of the target amount; and a 108% or greater level of achievement would result in a payment of at least 133.33% of the target amount.

              Mr. Moonves' agreement provides for an annual RSU award through 2019, with each award subsequent to the award for 2014 having a grant date value that is $1.5 million higher than the prior year's award (except for the 2019 RSU award, the value of which will be prorated by 50% to reflect the agreement's scheduled expiration on June 30, 2019). In addition, the Committee determined that the performance goal applicable to one-half of Mr. Moonves' 2014 RSU award will be the same as that set for the other named executive officers. On February 20, 2014, as part of the annual LTMIP awards, Mr. Moonves received (i) an annual RSU award with a grant date value of $11 million, which reflected the Committee's determination in February 2014 to increase the value of his target annual RSU award to $11 million beginning with his 2014 RSU award, in connection with a competitive review of Mr. Moonves' annual target compensation package as provided in his employment agreement, and (ii) pursuant to the Committee's use of discretion under the agreement, a grant of 548,546 stock options. The Compensation Committee may make additional awards to Mr. Moonves in future years.

              The agreement contains restrictive covenants imposing non-competition obligations, restricting solicitation of employees, and protecting confidential information and the Company's ownership of work product and requiring cooperation in litigation, as well as other covenants, during Mr. Moonves' employment and for specified periods after the termination of employment.

              Mr. Moonves reports to the Board and to Mr. Redstone, and Mr. Moonves is nominated annually for election to the Board and agrees to serve as a member of the Board for each period for which he is so elected. Mr. Moonves is provided with life insurance during his employment with the Company in accordance with the terms of his agreement.

Joseph R. Ianniello

              On June 4, 2013, the Company entered into an employment agreement with Mr. Ianniello, which superseded his prior employment agreement and provides for his continued employment with the Company as its Chief Operating Officer through June 3, 2018. The agreement provides for an annual base salary of $2.5 million, which shall be annually reviewed and increased at the discretion of the Compensation Committee. Under the agreement, Mr. Ianniello's annual target bonus is 300% of his base salary as in effect on November 1st of the applicable year, and Mr. Ianniello is eligible to receive annual grants of long-term compensation, as determined by the Company's Compensation Committee, based on a target value of $7 million, commencing in 2014. In connection with the extension of the term of his employment through June 3, 2018 and his new role as Chief Operating Officer, on June 4, 2013, the Compensation Committee approved (i) an RSU grant made on February 20, 2014 having a grant date value of $4 million and (ii) a grant of stock options made on February 20, 2014 having a grant date value of $4 million. Also, in connection with the execution of his employment agreement in 2013, the Compensation Committee approved an RSU grant to be made in each of 2015 and 2016 when other senior executives of the Company receive their annual LTMIP grants for those years (generally in February), with the number of RSUs subject to each such grant determined by dividing $7 million by the closing price of the Company's Class B Common Stock on June 4, 2013.

              Mr. Ianniello's employment agreement contains restrictive covenants imposing non-competition obligations, restricting solicitation of employees, protecting the Company's confidential information and its ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment. The agreement also provides for enhanced severance payments and benefits in the event his employment is terminated by the Company without cause or by him for good reason, in either case in connection with specified corporate events.

Lawrence P. Tu

              On November 11, 2013, the Company entered into an employment agreement with Mr. Tu to provide for his employment with the Company as its Senior Executive Vice President and Chief Legal Officer, commencing on January 1, 2014. The agreement provides for an annual base salary of $1.2 million, which may be reviewed and increased at the discretion of the Compensation Committee and an annual target bonus of 200% of his base salary as in effect on November 1st of the applicable year, and Mr. Tu is eligible to receive annual grants of long-term compensation, as determined by the Company's Compensation Committee, based on a target value of $3.5 million. In connection with the execution of his employment agreement and in respect of forfeited compensation with his former employer, the agreement also provided for an initial grant of RSUs to be made on January 1, 2014, the commencement date of his employment, with a grant date value of $1.6 million, and a cash payment of $2.0 million, which is subject to repayment on a prorated basis, in the event of his voluntary resignation without good reason or the termination of his employment for cause during the first two years of his employment with the Company.

              Mr. Tu's employment agreement contains restrictive covenants imposing non-competition obligations, restricting solicitation of employees, protecting the Company's confidential information and its ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment. The agreement also provides for enhanced severance payments and benefits in the event his employment is terminated by the Company without cause or by him for good reason, in either case in connection with specified corporate events.

Anthony G. Ambrosio

              Effective June 7, 2013, the Company entered into an employment agreement with Mr. Ambrosio, which superseded his prior employment agreement and provides for his continued employment with the Company as its Senior Executive Vice President, Chief Administrative Officer and Chief Human Resources Officer through June 6, 2017. The agreement provides for an annual base salary of $875,000, which may be reviewed and increased at the discretion of the Compensation Committee, and an annual target bonus equal to 125% of his base salary as in effect on November 1st of the applicable year. Mr. Ambrosio is also eligible to receive annual grants of long-term compensation, as determined by the Company's Compensation Committee, based on a target value of $1.75 million.

              The agreement contains restrictive covenants imposing non-competition obligations, restricting solicitation of employees, protecting the Company's confidential information and its ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment. The agreement also provides for enhanced severance payments and benefits in the event his employment is terminated by the Company without cause or by him for good reason, in either case in connection with specified corporate events.

Grants of Plan-Based Awards During 2014

              The following table sets forth information concerning grants of equity awards under the Company's incentive programs to the named executive officers in fiscal year 2014.

						All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
									Grant Date Fair Value of Stock and Option Awards ($)(3)
			Estimated Possible Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)(2)
		Committee Action Date (1)
Name	Grant Date		Threshold (#)	Target (#)	Maximum (#)
Sumner M. Redstone	—	—	—	—	—	—	—	—	—
Leslie Moonves	1/28/2014	1/28/2014	—	—	—	59,625	—	—	3,499,988

	2/20/2014	2/20/2014	66,758	83,447	100,137	—	—	—	5,499,992

	2/20/2014	2/20/2014	—	—	—	83,447	—	—	5,499,992

	2/20/2014	2/20/2014	—	—	—	—	548,546	65.91	9,999,994
Joseph R. Ianniello	2/20/2014	2/20/2014	25,489	31,861	38,234	—	—	—	2,099,959

	2/20/2014	2/20/2014	—	—	—	31,861	—	—	2,099,959

	2/20/2014	6/4/2013	—	—	—	60,688	—	—	3,999,946

	2/20/2014	2/20/2014	—	—	—	—	153,592	65.91	2,799,982

	2/20/2014	6/4/2013	—	—	—	—	219,418	65.91	3,999,990
Lawrence P. Tu	1/1/2014	8/29/2013	—	—	—	25,101	—	—	1,599,938

	2/20/2014	2/20/2014	12,744	15,930	19,116	—	—	—	1,049,946

	2/20/2014	2/20/2014	—	—	—	15,930	—	—	1,049,946

	2/20/2014	2/20/2014	—	—	—	—	76,796	65.91	1,399,991

	4/1/2014	2/20/2014	—	—	—	218	—	—	13,775
Anthony G. Ambrosio	2/20/2014	2/20/2014	6,372	7,965	9,558	—	—	—	524,973

	2/20/2014	2/20/2014	—	—	—	7,965	—	—	524,973

	2/20/2014	2/20/2014	—	—	—	—	38,398	65.91	699,996

(1)
The "Committee Action Date" refers to the date on which the Compensation Committee approved the grants reported in the table. With respect to Mr. Ianniello's stock option and time-based RSU awards granted on February 20, 2014 with a "Committee Action Date" of June 4, 2013, and Mr. Tu's time-based RSU award granted on January 1, 2014, the "Committee Action Date" refers to the date on which the Compensation Committee approved the terms of their respective employment agreements which provided for these grants. With respect to Mr. Tu's April 1, 2014 grant, the "Committee Action Date" refers to the date on which the Compensation Committee approved the grant under the Company's Fund-the-Future Program ("FtF").

(2)
The exercise price of the options is the closing price of the Company's Class B Common Stock on the date of grant.

(3)
Amounts reflect the fair value on the date of grant, calculated in accordance with FASB ASC Topic 718, of the awards reported in the table.

Description of Plan-Based Awards

              Equity awards reported in the Grants of Plan-Based Awards During 2014 table were granted to the named executive officers under the Company's long-term incentive programs, except for the unrestricted share award made to Mr. Moonves as part of his bonus for fiscal year 2013 performance.

              RSUs—The number of RSUs awarded is determined by dividing the value to be delivered by the closing price of a share of the Company's Class B Common Stock on the NYSE on the date of grant. Except for Mr. Moonves' annual RSU grants and Mr. Tu's January 1, 2014 special grant and FtF grant, vesting for RSUs occurs in equal annual installments over four years. Some RSU awards are subject to performance conditions ("PRSUs"), as described under "Compensation Discussion and Analysis—Long-Term Incentive Programs—Performance Goals for LTMIP Awards—PRSUs." With respect to Mr. Moonves' annual RSU grant for 2014, the PRSUs vest and settle upon the later of the first anniversary of the grant date and the date of the Compensation Committee's certification of the level of performance achieved, and the RSUs subject only to time-based vesting are scheduled to vest in thirds, with 33 1/3% vesting on each of the first three anniversaries of the date of grant. With respect to Mr. Tu's January 1, 2014 special RSU grant, the RSUs vest in two equal annual installments on the first and second anniversaries of the grant date.

              Stock Options—The number of stock options awarded is determined by using a Black-Scholes valuation methodology in accordance with FASB ASC Topic 718 employing the same methodologies and assumptions that are applied for purposes of the Company's financial accounting statements (as reviewed by the Compensation Committee's independent consultant). Stock options have an exercise price not less than the closing price of a share of the Company's Class B Common Stock on the NYSE on the grant date and have an eight-year term. Vesting for stock options occurs in four equal annual installments on the first four anniversaries of the grant, except that the fourth installment for Mr. Moonves' stock option vests on June 30, 2017.

              Fund-the-Future Program ("FtF")—For 2014, the number of RSUs awarded under the FtF equaled the quotient derived by dividing (i) 2.5% of an individual's eligible compensation (benefits base rate of pay in effect on the grant date, limited to a maximum of $550,000) by (ii) the closing price of a share of the Company's Class B Common Stock on the NYSE on the grant date, rounded up or down to the nearest whole number. The RSUs vest ratably over three years from the grant date.

              For other terms of these awards relating to performance goals and grant dates, see "Compensation Discussion and Analysis—Long-Term Incentive Programs—Performance Goals for LTMIP Awards" and "—Grant Date of Awards."

Outstanding Equity Awards at Fiscal Year-End 2014

              The following table sets forth for each named executive officer information concerning the outstanding equity awards at December 31, 2014, which included unexercised and vested stock options, unexercised and unvested stock options, and unvested RSUs and PSUs. The market values in this table were calculated using the closing price of a share of the Company's Class B Common Stock on December 31, 2014, which was $55.34.

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Sumner M. Redstone	3/1/2011	0	98,814	23.19	3/1/2019	—	—	—	—

	1/1/2012	—	—	—	—	235,806	13,049,504	—	—
Leslie Moonves	10/19/2007	750,000	0	28.70	10/19/2015	—	—	—	—

	3/1/2011	2,050,000	900,000	23.19	3/1/2019	—	—	—	—

	2/23/2012	666,666	333,334	29.44	2/23/2020	—	—	—	—

	10/18/2012	790,305	0	34.06	10/18/2020	—	—	—	—

	2/12/2013	125,000	375,000	43.21	2/12/2021	—	—	—	—

	2/20/2014	0	548,546	65.91	2/20/2022	—	—	—	—

	2/23/2012	—	—	—	—	50,951	2,819,628	—	—

	2/12/2013	—	—	—	—	241,071	13,340,869	—	—

	2/20/2014	—	—	—	—	174,405	9,651,573	—	—
Joseph R. Ianniello	3/1/2011	118,576	39,526	23.19	3/1/2019	—	—	—	—

	2/23/2012	67,950	67,950	29.44	2/23/2020	—	—	—	—

	2/12/2013	34,217	102,652	43.21	2/12/2021	—	—	—	—

	6/10/2013	120,817	362,454	47.79	6/10/2021	—	—	—	—

	2/20/2014	0	373,010	65.91	2/20/2022	—	—	—	—

	2/23/2011	—	—	—	—	22,748	1,258,874	—	—

	2/23/2012	—	—	—	—	33,627	1,860,918	—	—

	2/12/2013	—	—	—	—	45,825	2,535,956	—	—

	6/4/2013	—	—	—	—	22,908	1,267,729	—	—

	2/20/2014	—	—	—	—	127,278	7,043,565	—	—
Lawrence P. Tu	2/20/2014	0	76,796	65.91	2/20/2022	—	—	—	—

	1/1/2014	—	—	—	—	25,101	1,389,089	—	—

	2/20/2014	—	—	—	—	33,294	1,842,490	—	—

	4/1/2014	—	—	—	—	218	12,064	—	—
Anthony G. Ambrosio	2/28/2008	28,000	0	23.96	2/28/2016	—	—	—	—

	2/24/2009	60,000	0	5.20	2/24/2017	—	—	—	—

	3/1/2010	120,967	0	13.43	3/1/2018	—	—	—	—

	3/1/2011	59,288	19,763	23.19	3/1/2019	—	—	—	—

	2/23/2012	33,975	33,975	29.44	2/23/2020	—	—	—	—

	2/12/2013	12,831	38,494	43.21	2/12/2021	—	—	—	—

	2/20/2014	0	38,398	65.91	2/20/2022	—	—	—	—

	2/23/2011	—	—	—	—	11,374	629,437	—	—

	2/23/2012	—	—	—	—	16,815	930,542	—	—

	2/12/2013	—	—	—	—	17,185	951,018	—	—

	2/20/2014	—	—	—	—	16,647	921,245	—	—

(1)
Each option award identified in the above table vests as follows: 25% vesting on each of the first four anniversaries of the date of grant, except with respect to the following grants for Mr. Moonves: (i) the 10/19/07 grant, of which 25% vested on each of October 1, 2008 and the first two anniversaries thereof and 25% vested on September 30, 2011, (ii) the 3/1/11 grant, of which 25% vested on each of the first three anniversaries thereof and the final 25% installment vested on February 22, 2015, (iii) the 2/23/12 grant, of which 33 1/3% vested on each of the first two anniversaries of the date of grant and the final 33 1/3% installment vested on February 22, 2015, (iv) the 10/18/12 grant, which vested fully on the first anniversary of the date of grant, and (v) the 2/20/2014 grant, of which 25% vests on the first three anniversaries of the date of grant and the final 25% installment vests on June 30, 2017.

(2)
Set forth below is a schedule of the vesting related to each grant date for the stock awards identified in the above table:

Grant Date	Stock Awards Vesting Schedule	Type
2/23/2011	25% vested on each of the first four anniversaries of the date of grant. One half of each initial award was subject to the satisfaction of performance conditions for 2011.	RSU
1/1/2012	0-300% of the award vested subject to the satisfaction of performance conditions for the three-year measurement period ending December 31, 2014.	PSU
2/23/2012	25% vested on each of the first three anniversaries of the date of grant and 25% vests on the fourth anniversary of the date of grant, except with respect to Mr. Moonves' award. One half of each initial award was subject to the satisfaction of performance conditions for 2012. For Mr. Moonves, one half vested on the first anniversary of the date of grant following Compensation Committee certification as to the achievement of performance conditions for 2012, and with respect to the other half of his award, 33 1/3% vested on each of the first two anniversaries of the date of grant and 33 1/3% vested on February 22, 2015.	RSU
2/12/2013	25% vested on each of the first two anniversaries of the date of grant, and 25% vests on each of the next two anniversaries of the date of grant, except with respect to Mr. Moonves' award. One half of each initial award was subject to the satisfaction of performance conditions for 2013. For Mr. Moonves, with respect to the time-based RSU award granted in connection with the execution of his 2012 employment agreement, one half of the RSU award vested on each of the first two anniversaries of the date of grant, and with respect to his annual LTMIP award, one half vested on the first anniversary of the date of grant following Compensation Committee certification as to the achievement of performance conditions for 2013, and with respect to the other half of his award, 33 1/3% vested on each of the first two anniversaries of the date of grant and 33 1/3% vests on the third anniversary of the date of grant.	RSU
6/4/2013	25% vested on the first anniversary of the date of grant, and 25% vests on each of the next three anniversaries of the date of grant.	RSU
1/1/2014	25% vested on the first anniversary of the date of grant, and 25% vests on each of the next three anniversaries of the date of grant.	RSU
2/20/2014	25% vested on the first anniversary of the date of grant, and 25% vests on each of the next three anniversaries of the date of grant, except with respect to Mr. Moonves' award. One half of each initial award was subject to the satisfaction of performance conditions for 2014. For Mr. Moonves, one half vested on the first anniversary of the date of grant following Compensation Committee certification as to the achievement of performance conditions for 2014, and with respect to the other half of his award, 33 1/3% vested on the first anniversary of the date of grant and 33 1/3% vests on each of the next two anniversaries of the date of grant. See also the paragraph below this chart.	RSU
4/1/2014	33 1/3% vested on the first anniversary of the date of grant, and 33 1/3% vests on each of the next two anniversaries of the date of grant.	RSU

For RSUs with a grant date of 2/20/2014, amounts in these columns, with respect to the portion of each award that is subject to performance conditions, reflect actual achievement of the applicable performance conditions for 2014. For PSUs with a grant date of 1/1/2012, amounts in these columns reflect actual achievement for the 1/1/2012-12/31/2014 measurement period.

Option Exercises and Stock Vested During 2014

              The following table sets forth information concerning each exercise of stock options and the vesting of stock awards during 2014 for each of the named executive officers.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)

Sumner M. Redstone	4,401,922	183,833,828	462,842	30,505,916
Leslie Moonves	5,800,000 (3)	194,802,051	495,862	31,439,803
Joseph R. Ianniello	217,742 (3)	10,703,024	96,687	6,309,178
Lawrence P. Tu	—	—	—	—
Anthony G. Ambrosio	163,196 (3)	5,791,098	44,517	2,929,366

(1)
Represents RSUs and PSUs that vested during 2014 and unrestricted shares that were awarded to Mr. Moonves in 2014 as part of his bonus for 2013. The net shares delivered to each of Messrs. Redstone, Moonves, Ianniello and Ambrosio after withholding for applicable taxes were as follows: Mr. Redstone, 202,493 shares; Mr. Moonves, 221,896 shares; Mr. Ianniello, 42,808 shares; and Mr. Ambrosio, 21,419 shares.

(2)
Represents the number of shares underlying RSUs and PSUs that vested during 2014 and the number of unrestricted shares awarded to Mr. Moonves in 2014 as part of his bonus for 2013, multiplied by the closing price of the Company's Class B Common Stock on the NYSE on the applicable vesting date.

(3)
Represents stock options that were exercised during 2014 (i) for Mr. Moonves, a substantial portion of which was pursuant to the executive's 10b5-1 plan, and (ii) for Messrs. Ianniello and Ambrosio, all of which were pursuant to the executive's 10b5-1 plan.

Pension Benefits in 2014

              The following tables set forth information concerning each qualified and nonqualified defined benefit pension plan that provides payments in connection with retirement with respect to each of the named executive officers, except for Mr. Tu, who does not participate in any such plan. The first table sets forth information with respect to pension plans pursuant to which the applicable named executive officers were accruing benefits as of December 31, 2014, and the second table sets forth information with respect to pension plans pursuant to which the applicable named executive officers had an accumulated benefit but were not accruing benefits as of December 31, 2014.

Pension plans pursuant to which the applicable named executive officers were accruing benefits as of December 31, 2014:

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Sumner M. Redstone	Qualified—CBS Retirement Plan Component of CBS Combined Pension Plan (CCPP)	11.7	64,058	6,224 (3)

	Nonqualified—CBS Retirement Excess Pension Plan	11.7	117,095	—
Leslie Moonves	Qualified—CBS Retirement Plan Component of CCPP	10.5	526,719	—

	Nonqualified—CBS Retirement Excess Pension Plan	10.5	7,325,580	—
Joseph R. Ianniello	Qualified—CBS Retirement Plan Component of CCPP	11.0	256,746	—

	Nonqualified—CBS Retirement Excess Pension Plan	11.0	583,304	—
Anthony G. Ambrosio	Qualified—CBS Retirement Plan Component of CCPP	9.0	249,477	—

	Nonqualified—CBS Retirement Excess Pension Plan	9.0	599,151	—

(1)
The years of credited service under the plans identified in the table above differ from the years of actual service with respect to Messrs. Redstone, Moonves, Ianniello and Ambrosio, who have been employed by the Company since 1996, 1995, 1997 and 1985, respectively. Their respective credited service for benefit accruals began in the following years: Mr. Redstone, 2003; Messrs. Moonves and Ianniello, 2004; and Mr. Ambrosio, 2006. Prior to their participation in these plans, Messrs. Moonves, Ianniello and Ambrosio participated in the pension plans identified in the table set forth below.

(2)
The present value of each applicable named executive officer's accumulated benefit at December 31, 2014 in these plans was calculated assuming commencement of benefits at age 65 (except with respect to Mr. Redstone) using a discount rate of 4.10% and mortality rates in accordance with the RP-2000 sex distinct mortality table with a 14-year projection using the Scale AA sex distinct table. Since Mr. Redstone is above the plan's normal retirement age, the present value calculations assume immediate commencement.

(3)
Mr. Redstone receives certain minimum required payments from the CBS Retirement Plan Component of the CCPP (CRP Component) on a monthly basis.

Pension plans pursuant to which the applicable named executive officers had an accumulated benefit but were not accruing benefits as of December 31, 2014:

Name	Benefit Accrual Status	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Leslie Moonves	Frozen Benefit	Qualified—Cash Balance Component of CCPP	9.0	182,731	—

	Frozen Benefit	Nonqualified—CBS Supplemental Executive Retirement Plan (SERP)	9.0	2,085,569	—

	Frozen Benefit	Nonqualified—CBS Bonus Supplemental Executive Retirement Plan (Bonus SERP)	3.8	613,815	—
Joseph R. Ianniello	Frozen Benefit	Qualified—Cash Balance Component of CCPP	6.3	65,118	—

	Frozen Benefit	Nonqualified—SERP	6.3	7,815	—
Anthony G. Ambrosio	Frozen Benefit	Qualified—Cash Balance Component of CCPP	25.5	276,358	—

	Frozen Benefit	Nonqualified—SERP	25.5	78,505	—

	Frozen Benefit	Nonqualified—CBS Bonus SERP	14.1	42,550	—

(1)
The years of credited service under the plans identified in the table above differ from the years of actual service, as Messrs. Moonves, Ianniello and Ambrosio have been employed by the Company since 1995, 1997 and 1985, respectively. Their respective years of credited service under these plans reflect actual service through the date on which these plans froze their respective benefit accruals, as follows: Cash Balance Component of CCPP and SERP for Messrs. Moonves and Ianniello, December 31, 2003; Cash Balance Component of CCPP and SERP for Mr. Ambrosio, August 14, 2010; and CBS Bonus SERP for Messrs. Moonves and Ambrosio, March 31, 1999.

(2)
The present value of the applicable named executive officer's accumulated benefit at December 31, 2014 in these plans was calculated assuming commencement of benefits at age 65, a discount rate of 4.10% and mortality rates in accordance with the GAM-94 static male mortality table, with a 17-year projection using the Scale AA sex distinct table, with no setback for males and a three-year setback for females.

Description of Pension Benefits

              The Company currently maintains several qualified and nonqualified defined benefit plans as a result of various mergers, acquisitions and divestitures involving the Company and its various businesses, as well as changes implemented by the Company and its predecessors in retirement programs. Most of these plans, including all of the plans identified below, are closed to new participants and operate only for employees who are grandfathered into these plans. The normal retirement age for all Company-sponsored pension plans is 65. See the two immediately preceding tables for the applicable named executive officers' participation in these plans.

Pension plans pursuant to which the applicable named executive officers were accruing benefits as of December 31, 2014:

CBS Combined Pension Plan ("CCPP")

              The Company maintains the CCPP, a tax-qualified defined benefit plan for eligible employees who satisfied age and service requirements prior to the CCPP's closure to new participants. The CCPP contains seven separate components, including the CBS Retirement Plan Component (described below) (which became a component as of December 31, 2011), and the Cash Balance Component (described below). Each of the components has been closed to new participants generally since March 31, 1999, except that the CRP Component has been closed to new participants since July 2010. For all of the components, employees are fully vested in their accrued benefit upon completion of five years of vesting service. The Company pays the cost of the benefits provided by the CCPP. Eligible compensation for purposes of the CCPP is limited by federal law; for 2014, the limit was $260,000 (the "Annual Limit"). Early retirement reductions differ in each of these components of the CCPP; however, each component defines early retirement eligibility as age 55 with 10 years of vesting service while actively employed for each component.

              CBS Retirement Plan Component of the CCPP (CRP Component).    All of the named executive officers, except for Mr. Tu, participate in the CRP Component. For existing participants, participation in the CRP Component began on the later of the date an eligible employee attained age 21 or completed one year of eligibility service. For each year of credited service up to a maximum of 30 years, the benefit formula for calculating an age 65 accrued benefit under the CRP Component is 1.25% of the participant's final average compensation up to the Social Security covered compensation amount, plus 1.75% of the participant's final average compensation above the Social Security covered compensation amount. Final average compensation includes eligible salary, commissions, overtime and short-term incentive awards. If an employee who participates in the CRP Component reaches age 55 with 10 years of eligibility service, he or she is considered eligible for an early retirement benefit. The reductions for retiring early are 6% per year for each year that the benefit begins between ages 65 and 60, plus 4% per year for each year that the benefit begins between ages 60 and 55. The normal forms of payment for a married or single participant are a 50% joint and survivor annuity or single life annuity, respectively. All optional forms of payment under the CRP Component are actuarially equivalent to the normal forms of payment.

CBS Retirement Excess Pension Plan ("CREPP")

              The Company maintains the CREPP, an unfunded nonqualified defined benefit plan, to provide benefits to employees who are participants in the CRP Component and whose annual base salary and commissions have exceeded the Annual Limit. The benefits under the CREPP are calculated by determining the excess, if any, of (i) the benefits that would be payable under the CRP Component if it were not subject to the Annual Limit, over (ii) the benefits actually payable under the CRP Component. Early retirement reduction factors are identical to those of the CRP Component. The maximum amount of total annual compensation that may be taken into account under the CRP and the CREPP together is $750,000, except with respect to Messrs. Redstone and Moonves. For Mr. Redstone, who is also eligible to participate in the Viacom pension and excess pension plans, the amount of compensation that can be taken into account is $375,000. Pursuant to the terms of Mr. Moonves' employment agreement, the amount of compensation that can be taken into account for him equals the amount of his base salary. Employees are fully vested in their accrued CREPP benefit upon completion of five full years of vesting service. The normal forms of payment for a married or single participant are a 50% joint and survivor annuity or single life annuity, respectively. All optional forms of payment under the CREPP are actuarially equivalent to the normal form of payment.

Pension plans pursuant to which the applicable named executive officers had an accumulated benefit but were not accruing benefits as of December 31, 2014:

Cash Balance Component of the CCPP

              Messrs. Moonves, Ianniello and Ambrosio have frozen benefits in the Cash Balance Component of the CCPP (described above). The cash balance benefit is expressed in the form of a hypothetical account balance. Benefits accrue monthly at a rate generally between 2%-12% of eligible compensation; the rate may increase with service. Eligible compensation is generally base salary. Interest credits are applied monthly to the prior month's balance, with a minimum interest rate of 5%. The normal forms of payment for a married or single participant are a 50% joint and survivor annuity or single life annuity, respectively; however, a lump sum payment option is available for this component. All optional forms of payment under the Cash Balance Component are actuarially equivalent to the normal forms of benefit. The named executive officers participating in the Cash Balance Component are eligible to commence receiving benefits upon termination from employment at any age, without any early retirement subsidy, and to the extent an annuity payment is elected, an early retirement supplement and subsidy are available on the portion of the benefit accrued prior to March 31, 1999.

CBS Supplemental Executive Retirement Plan ("SERP")

              The Company maintains the SERP, an unfunded nonqualified defined benefit plan, for eligible employees who participate in certain components of the CCPP whose annual base salary has exceeded the Annual Limit. The benefits under the SERP applicable to the named executive officers are calculated by determining the excess, if any, of (i) the benefits that would be payable under the Cash Balance Component if it were not subject to the Annual Limit, over (ii) the benefits actually payable under the Cash Balance Component. The normal forms of payment for a married or single participant are a 50% joint and survivor annuity or single life annuity, respectively. All optional forms of payment under the SERP are actuarially equivalent to the normal form of payment.

CBS Bonus Supplemental Executive Retirement Plan ("Bonus SERP")

              The Company established the Bonus SERP, an unfunded nonqualified defined benefit plan, to provide benefits based on short-term incentive awards to certain employees who are participants in certain components of the CCPP. This plan has been closed to new participants since March 31, 1999, at which time all benefits vested. The benefit is based on 50% of the average of a participant's highest five consecutive short-term incentive awards for the last 10 years, multiplied by 1.7% times credited service up to a maximum of 35. Benefits under the Bonus SERP applicable to the named executive officers have been frozen since March 31, 1999. Early retirement reduction factors are identical to those of the applicable CCPP component. The normal forms of payment for a married or single participant are a 50% joint and survivor annuity or single life annuity, respectively. All optional forms of payment under the Bonus SERP are actuarially equivalent to the normal form of payment.

Nonqualified Deferred Compensation in 2014

              The following table sets forth information concerning nonqualified deferred compensation.

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Sumner M. Redstone	Deferred salary plans	0	0	(12,020,544)(4)	0	47,382,006

	Deferred bonus plans	0	0	0	0	0
Leslie Moonves	Deferred salary plans	507,500	22,167	938,547	0	21,032,928

	Deferred bonus plans	0	0	113,785	0	2,223,226
Joseph R. Ianniello	Deferred salary plans	112,000	17,150	(18,950)	0	936,152

	Deferred bonus plans	0	0	0	0	0
Lawrence P. Tu	Deferred salary plans	46,538	17,150	(646)	0	63,042

	Deferred bonus plans	0	0	0	0	0
Anthony G. Ambrosio	Deferred salary plans	113,750	22,167	(5,903)	0	1,504,529

	Deferred bonus plans	0	0	0	0	0

(1)
Executive contributions pursuant to deferred salary and bonus plans are included in the "Salary" and "Bonus" columns, respectively, in the Summary Compensation Table for Fiscal Year 2014.

(2)
Amounts reported are included in the "All Other Compensation" column of the Summary Compensation Table for Fiscal Year 2014.

(3)
Amounts reflect earnings or losses on all amounts deferred in 2014 and prior years in nonqualified plans, net of deductions for fees. No portion of these amounts is included in the Summary Compensation Table for Fiscal Year 2014, as none of these plans or arrangements provided for above-market or preferential earnings during 2014, as noted in footnote (6) to the Summary Compensation Table for Fiscal Year 2014.

(4)
Amount takes into account Mr. Redstone's notional exercise of 1,529,600 SOEs in the aggregate during 2014, pursuant to which the net proceeds of such notional exercises were credited to his deferred compensation account, the balance of which as of December 31, 2014 was less than the intrinsic value of these SOEs as of December 31, 2013. Amount also reflects the decrease in intrinsic value from December 31, 2013 to December 31, 2014 of the SOEs that remained outstanding as of December 31, 2014 and earnings on amounts deferred under the Excess 401(k) Plan. See "Employment Agreements—Sumner M. Redstone" for further information on the SOEs.

Description of Nonqualified Deferred Compensation

              Set forth below is information with respect to each plan under which deferrals of compensation are reflected in the table above.

Deferred Salary Plans

CBS Excess 401(k) Plan for Designated Senior Executives ("Excess 401(k) Plan")

              The Company maintains supplemental 401(k) plans, including the Excess 401(k) Plan, an unfunded nonqualified deferred compensation plan intended to provide benefits to employees who are eligible to participate in the CBS 401(k) Plan and whose annual base salary exceeds the Annual Limit. A participant can defer between 1% and 15% of his or her eligible compensation through payroll deductions on a pre-tax basis. Eligible compensation generally includes base pay or salary, including pre-tax contributions to the CBS 401(k) Plan and the Company's group health and welfare plans, flexible spending accounts and contributions to the commuter reimbursement account plan, plus overtime, commissions, hazard pay and shift differential pay. For 2014, the Company matched Excess 401(k) Plan contributions based on the rate of matching contributions under the CBS 401(k) Plan (70% of the first 5% of eligible compensation deferred on a pre-tax basis). Company contributions are fully vested after five years of service. Matching contributions made by the Company to the CBS 401(k) Plan and the Excess 401(k) Plan together are not made with respect to compensation in excess of $750,000. For Mr. Redstone, who is eligible to participate in the Viacom 401(k) and 401(k) excess plans, the amount of compensation that can be taken into account for Company matching amounts is limited to $375,000.

              Deferred amounts are reflected in phantom notional accounts and are credited with earnings and/or losses as if the deferred amounts were actually invested in accordance with the participant's investment elections under the Excess 401(k) Plan with respect to investment options which are the same as those available under the CBS 401(k) Plan. The Company's matching contributions are also reflected in phantom notional accounts, which are credited with earnings and/or losses as if the matching contributions were actually invested in the CBS 401(k) Plan's CBS Class B Company Stock Fund. The Excess 401(k) Plan offers 20 investment options in which Excess 401(k) Plan balances may be notionally invested, and participants may change or reallocate investment directions on any business day on which the NYSE is open. The vested portion of a participant's Excess 401(k) Plan account is distributed in cash after termination of employment in accordance with the participant's distribution election, either in a lump sum payment or in installment payments. All of the named executive officers actively participated in the Excess 401(k) Plan during 2014, except for Mr. Redstone, although he does maintain a balance in the Excess 401(k) Plan.

CBS Supplementary Employee Investment Fund ("SEIF")

              The SEIF was established to provide benefits to employees who were eligible to participate in the former CBS Corporation's qualified defined contribution plan and whose annual base salary exceeded the Annual Limit during the applicable years. This nonqualified deferred compensation plan, which is partially funded using a rabbi trust, was closed to new participants as of 1998 and ceased permitting new contributions effective January 1, 2002. Participants were permitted to contribute 1% to 12.5% of their eligible compensation, which was matched by the former CBS Corporation. Eligible compensation generally included base pay or salary and excluded bonus payments, overtime compensation, deferred compensation and additional compensation. The SEIF offers six investment options in which employee contributions may be invested and in which Company matching contributions may be notionally invested, and participants may reallocate investment directions on any business day on which the NYSE is open. Payouts under the SEIF are made in cash after termination of employment in accordance with the participant's distribution election, either in a lump sum payment or installment payments. Mr. Moonves has a balance in the SEIF.

CBS Deferred Compensation Arrangements

              The Company previously required certain senior executives to defer specified amounts of their base salary compensation, as determined by their respective employment contracts. Deferred amounts are held in phantom accounts and are credited with earnings and/or losses as if the deferred amounts were actually invested in accordance with the participant's investment elections with respect to investment options which are the same as those available under the Excess 401(k) Plan. These arrangements are not funded. Distributions are made in accordance with the individual's respective employment contract. Mr. Moonves has a deferred compensation balance in connection with these arrangements due to deferral requirements from a prior employment contract with the Company.

              Mr. Redstone has a deferred compensation balance as a result of his notional exercise, during 2014, of 1,529,600 of his SOEs, the net proceeds of which were credited to his deferred compensation account. See "Employment Agreements—Sumner M. Redstone" for additional information on the SOEs.

Deferred Bonus Plans

CBS Bonus Deferral Plan for Designated Senior Executives ("BDP")

              The Company maintains bonus deferral plans, including the BDP, an unfunded nonqualified deferred compensation plan intended to provide benefits to employees who are eligible to participate in the CBS 401(k) Plan and whose annual base salary exceeds the Annual Limit. Participants can defer between 1% and 15% of their short-term incentive plan bonus to the BDP on a pre-tax basis. Deferred amounts are reflected in phantom accounts and are credited with earnings and/or losses as if the deferred amounts were actually invested in accordance with the participant's investment elections under the BDP with respect to investment options which are the same as those available under the CBS 401(k) Plan. Amounts deferred under the BDP are distributed in cash after termination of employment in accordance with the participant's distribution election, either in a lump sum payment or installment payments. None of the named executive officers made elections to defer bonus amounts paid in 2014. Mr. Moonves is the only named executive officer who maintains a balance in the BDP.

Potential Payments upon Termination and Certain Other Events

              During 2014, all of the named executive officers had employment agreements providing for payments upon certain types of termination of employment. In addition, Mr. Moonves' employment agreement provides for acceleration of his outstanding equity awards in the event that the Company's stock ceases to be publicly traded. The tables and narrative below set forth estimated potential payments that would be made to a named executive officer if his employment had terminated as of December 31, 2014, and, in the case of Mr. Moonves, payments related to an acceleration of equity awards in the event that the Company's stock had ceased being publicly traded as of December 31, 2014. In determining the benefits payable upon certain terminations of employment, the Company has assumed in all cases that the executive has complied and continues to comply with all of the restrictive and other covenants included in his employment agreement and has not become employed by a new employer in those cases where the employment agreement requires mitigation by the executive.

              The following tables and narrative indicate the incremental payments and benefits that would be owed by the Company to the executive beyond what the named executive officer had earned and which were no longer subject to vesting conditions, as of December 31, 2014, and do not reflect benefits that are provided pursuant to plans or arrangements that do not discriminate in favor of executive officers and are available generally to all salaried employees, such as amounts accrued under the CBS 401(k) and 401(k) excess plans, accumulated and vested benefits under the Company's pension plans, disability benefits and accrued vacation pay. Payments made to a named executive officer would be made subject to any applicable requirements of Section 409A of the Code. In the case of Messrs. Moonves, Ianniello, Tu and Ambrosio, receipt of the payments and benefits shown below upon a termination without Cause or for Good Reason is conditioned on the named executive officer's execution of a release in favor of the Company.

		Continuation of Salary and Other Cash Compensation ($)(1)	Annual Bonus Continuation ($)(2)	Incremental Pension Benefit ($)	Continuation of Medical, Dental and Life Insurance ($)(3)	Vesting of Equity Awards ($)(4)
Sumner M. Redstone (5)
•	Termination for Cause	0	0	0	0	0
•	Voluntary termination	0	0	0	0	0
•	Without Cause termination	0	0	0	0	3,176,870
•	Death	0	0	0	0	3,176,870
•	Disability	0	0	0	0	3,176,870
Leslie Moonves
•	Termination for Cause	0	0	0	0	0
•	Voluntary termination without Good Reason	0	0	0	0	0
•	Without Cause termination	55,500,000	74,000,000	2,378,278	635,396	92,832,171
•	Good Reason termination	53,404,110	74,000,000	2,378,278	635,396	92,832,171
•	Death	0	0	0	0	67,513,512
•	Disability	0	0	0	587,520	67,513,512
Joseph R. Ianniello
•	Termination for Cause	0	0	0	0	0
•	Voluntary termination without Good Reason	0	0	0	0	0
•	Without Cause termination	19,000,000	17,350,000	0	57,979	20,979,404
•	Good Reason termination	19,000,000	17,350,000	0	57,979	20,979,404
•	Death	14,000,000	0	0	0	20,820,688
•	Disability	14,000,000	0	0	0	20,820,688

		Continuation of Salary and Other Cash Compensation ($)(1)	Annual Bonus Continuation ($)(2)	Incremental Pension Benefit ($)	Continuation of Medical, Dental and Life Insurance ($)(3)	Vesting of Equity Awards ($)(4)
Lawrence P. Tu
•	Termination for Cause	0	0	0	0	0
•	Voluntary termination without Good Reason	0	0	0	0	0
•	Without Cause termination	1,800,000	3,600,000	0	43,257	2,318,359
•	Good Reason termination	1,800,000	3,600,000	0	43,257	2,318,359
•	Death	0	0	0	0	3,243,643
•	Disability	0	0	0	0	3,243,643
Anthony G. Ambrosio
•	Termination for Cause	0	0	0	0	0
•	Voluntary termination without Good Reason	0	0	0	0	0
•	Without Cause termination	1,312,500	1,640,625	0	36,050	4,020,567
•	Good Reason termination	1,312,500	1,640,625	0	36,050	4,020,567
•	Death	0	0	0	0	4,493,262
•	Disability	0	0	0	0	4,493,262

(1)
Amounts reflect, with respect to base salary for "Without Cause" and "Good Reason" terminations: for Mr. Moonves, three times his annual base salary; for Mr. Ianniello, the continuation of his base salary for a period of 24 months, in this instance, January 1, 2015 through December 31, 2016; and for Messrs. Tu and Ambrosio, the continuation of their base salary for a period of 18 months, in this instance, January 1, 2015 through June 30, 2016. In addition, Mr. Moonves' amount includes the following cash compensation: (a) a cash payment of $35 million ($15 million of which would have been prorated in the case of a termination for "Good Reason") in respect of consideration not received over the remainder of the employment term and (b) a cash payment of $10 million which would be payable to Mr. Moonves unless he elects to provide services as a producer to the Company following his termination without "Cause" or for "Good Reason." Mr. Ianniello's amounts, including for "Death" and "Disability," also include a cash payment of $14 million in respect of RSUs not granted over the remainder of the employment term.

(2)
For terminations without "Cause" or for "Good Reason," amounts reflect, with respect to bonus severance: for Mr. Moonves, three times the average of the last three completed calendar year bonuses, with his target bonus included for 2014; for Mr. Ianniello, 24 months' worth of bonus, based on the greater of his target bonus and the average of the bonuses paid for the two calendar years preceding the calendar year of his termination; and for Messrs. Tu and Ambrosio, 18 months' worth of their target bonuses. With respect to a December 31, 2014 termination date, bonuses for 2014 (as determined by the Compensation Committee, which would have been earned by the named executive officers as set forth in the Summary Compensation Table) are not included as "Annual Bonus Continuation." Target bonus amounts for the named executive officers were as follows for 2014: Mr. Redstone, $5,000,000; Mr. Moonves, $12,000,000; Mr. Ianniello, $7,500,000; Mr. Tu, $2,400,000; and Mr. Ambrosio, $1,093,750.

(3)
The amounts shown for Messrs. Moonves, Ianniello, Tu and Ambrosio reflect the Company's cost of providing continued health insurance benefits and life insurance coverage as provided in their respective employment agreements.

(4)
The calculation of the value associated with the acceleration of the vesting of outstanding equity awards in accordance with the provisions of each named executive officer's employment agreement, (i) in the case of stock awards, was based on the closing price of the Company's Class B Common Stock on December 31, 2014, which was $55.34, with the inclusion of the PRSUs awarded on February 20, 2014 reflecting actual achievement of the applicable performance conditions (except in the case of death or disability for Messrs. Moonves and Ianniello, whose agreements require that PRSUs be accelerated assuming target level of achievement) and with the inclusion of Mr. Moonves' performance share award (as described below under "Treatment of Mr. Moonves' Performance Share Award upon Termination and Certain Other Events") assuming a target level of achievement; and (ii) in the case of options, was based on the difference between such closing price and the exercise price of the option.

(5)
Mr. Redstone's employment agreement does not include a "Good Reason" termination clause.

              None of the employment agreements for Messrs. Redstone, Ianniello, Tu and Ambrosio provide for payments and benefits solely in the event of a change-in-control. Mr. Moonves' employment agreement provides for acceleration of his outstanding equity awards in the event that the Company's stock ceases to be publicly traded. If such event had occurred on December 31, 2014, the value of such benefit to Mr. Moonves would have been $92,416,512.

              The following table reflects payments and benefits that are additional to those set forth in the preceding table that would be owed by the Company to Messrs. Ianniello, Tu and Ambrosio if their employment was terminated by the Company without Cause, or if they terminated their employment with Good Reason, on December 31, 2014, within twenty-four months following the occurrence of a "Corporate Event" (as defined below), in accordance with their respective employment agreements.

		Continuation of Salary ($)(1)	Annual Bonus Continuation ($)(2)	Incremental Pension Benefit ($)	Continuation of Medical, Dental and Life Insurance ($)(3)	Outplacement Services ($)(4)	Vesting of Equity Awards ($)(5)
Joseph R. Ianniello
•	Without Cause termination	2,500,000	7,100,000	0	28,989	18,000	0
•	Good Reason termination	2,500,000	7,100,000	0	28,989	18,000	0
Lawrence P. Tu
•	Without Cause termination	1,800,000	3,600,000	0	37,814	18,000	925,285
•	Good Reason termination	1,800,000	3,600,000	0	37,814	18,000	925,285
Anthony G. Ambrosio
•	Without Cause termination	1,312,500	2,764,375	0	33,581	18,000	472,695
•	Good Reason termination	1,312,500	2,764,375	0	33,581	18,000	472,695

(1)
Amounts reflect, for Mr. Ianniello, the continuation of his base salary for an additional 12 months, and for Messrs. Tu and Ambrosio, the continuation of their respective base salaries for an additional 18 months.

(2)
Amounts reflect the payment of 36 months' worth of bonus, which is based on the average of the bonuses paid for the three calendar years preceding the calendar year of termination, less the amount shown in the preceding table.

(3)
Amounts reflect the Company's cost of providing continued health insurance benefits and life insurance coverage for 36 months, less the amount shown in the preceding table.

(4)
Amounts reflect the Company's cost of providing outplacement services for a maximum period of 12 months following termination of employment.

(5)
Amounts reflect the value associated with the acceleration of the vesting of outstanding equity grants, calculated in the case of stock awards, based on the closing price of the Company's Class B Common Stock on December 31, 2014 ($55.34), and, in the case of options, based on the difference between such closing price and the exercise price of the option, less the amount shown in the preceding table.

              In the case of Mr. Moonves, the amount of payments to which he is entitled upon termination is not affected by whether the termination occurs before or after a change-in-control. Mr. Moonves' employment agreement provides for a "gross-up" in the event any payment or benefit owed to him under the agreement is subject to the excise tax imposed by Section 4999 of the Code. If the Company experienced a change-in-control on December 31, 2014, Mr. Moonves was terminated on that date, and such termination was determined to be contingent on the change-in-control, none of Mr. Moonves' payments and benefits would trigger an excise tax imposed under Section 4999 of the Code.

              The employment agreement of Mr. Ianniello provides for a "gross-up" if his employment is terminated "Without Cause" or for "Good Reason" within 24 months following the occurrence of a "Corporate Event" and any payment or benefit owed to him under the agreement is subject to the excise tax imposed by Section 4999 of the Code, but only if the aggregate amount of such payments and benefits exceeds a specified percentage of a safe harbor amount. If the aggregate amount of payments and benefits owed does not exceed the specified percentage, the payments and benefits would be reduced to avoid imposition of the excise tax. In connection with such termination "Without Cause" or for "Good Reason" on December 31, 2014, which occurred within 24 months following the occurrence of a "Corporate Event," and if the specified percentage were exceeded, the Company would owe Mr. Ianniello as a tax gross-up in respect of the excise tax, an amount equal to approximately 49.4% of the total present value of the payments and benefits he would receive in connection with such termination that are taken into account for purposes of determining the amount of the excise tax.

              The employment agreements with each of Messrs. Tu and Ambrosio do not include provisions which would entitle him to a tax gross-up if an excise tax were imposed by Section 4999 of the Code. Their respective agreements provide that in the event that an excise tax may be imposed by Section 4999 of the Code, the respective executive's payments will be delivered in full or reduced to an extent such that there will be no excise tax payable, whichever is greater on an after-tax basis.

Termination for Cause by the Company or Voluntary Termination Without Good Reason by the Named Executive Officer

              Each named executive officer's employment agreement includes a definition of "Cause" (as discussed below) for which the executive's employment may be terminated by the Company. The named executive officers will receive no incremental payments and benefits under their respective employment agreements in the event of a termination by the Company for "Cause" or a named executive officer's voluntary termination without "Good Reason" (also discussed below).

Termination Without "Cause" by the Company or for "Good Reason" by the Named Executive Officer

              Each named executive officer will receive termination payments and benefits if the Company terminates his employment without "Cause" or, except for Mr. Redstone, if the named executive officer terminates employment with the Company for "Good Reason" pursuant to his employment agreement. Mr. Redstone's employment agreement does not include any provision on resignation for "Good Reason."

              If a termination without "Cause" or for "Good Reason" had occurred as of December 31, 2014 then, in addition to compensation the named executive officer would have earned as of the termination date and benefits generally available to all salaried employees (such as amounts accrued under the CBS 401(k) plans, accumulated and vested benefits under the Company's nonqualified deferred compensation and pension plans, disability benefits and accrued vacation pay):

  •
  Mr. Redstone would have received accelerated vesting of his outstanding equity awards (for a termination without "Cause");

  •
  Mr. Moonves would have received (i) a cash severance amount equal to three times the sum of his salary at the time of termination and the average of the annual bonuses payable with respect to the last three completed calendar years in which he served as President and Chief Executive Officer of the Company; (ii) a cash payment of $35 million ($15 million of which would have been prorated in the case of a December 31, 2014 termination for "Good Reason" to $12,904,110) in respect of consideration not received over the remainder of the employment term; (iii) a cash payment of $10 million unless he elects to provide services to the Company as a Producer following his termination; (iv) Company-paid medical and dental benefits for up to 36 months following termination; (v) Company-paid life insurance until the end of the original employment term; (vi) accelerated vesting of outstanding equity awards; (vii) the opportunity to receive his performance share award at the end of the term of his employment; (viii) up to three years of additional age and service credit under certain nonqualified supplemental retirement plans; (ix) certain incidental costs for office space and secretarial support; and (x) interest on amounts delayed pursuant to Section 409A of the Code;

  •
  Mr. Ianniello would have received (i) a cash severance amount equal to two times the sum of (x) his salary in effect at the time of his termination and (y) the greater of his target bonus or the average of the bonuses paid for the two calendar years immediately preceding the calendar year of termination; (ii) Company-paid medical and dental benefits for up to 24 months; (iii) Company-paid life insurance for 24 months; (iv) a cash payment of $14 million in respect of RSUs not received over the remainder of the employment term; and (v) accelerated vesting of all unvested stock options and RSUs;

  •
  Mr. Tu would have received (i) a cash severance amount equal to 18 months of his annual salary; (ii) an additional cash severance amount equal to 18 months of his target bonus; (iii) Company paid medical and dental benefits for up to 18 months; (iv) Company paid life insurance until the end of the employment term; (v) accelerated vesting of all unvested stock options, restricted shares and RSUs that would have vested during the 18-month period following his termination of employment; and (vi) accelerated vesting in full of the RSU grant made to him on January 1, 2014; and

  •
  Mr. Ambrosio would have received (i) a cash severance amount equal to 18 months of his annual salary; (ii) an additional cash severance amount equal to 18 months of his target bonus; (iii) Company-paid medical and dental benefits for up to 18 months; (iv) Company-paid life insurance until the end of the employment term; and (v) accelerated vesting of all unvested stock options, restricted shares and RSUs that would have vested during the 18-month period following his termination of employment.

              With respect to Mr. Moonves, his employment agreement requires that (x) the cash severance amount described in clause (i) above be paid 50% in a lump sum within a specified period following the termination date and 50% over the 36-month severance period and (y) the cash payments described in clauses (ii) and (iii) above be paid within specified periods following the termination date. The employment agreement for Mr. Ianniello requires that the cash severance amount be paid 50% in a lump sum within a specified period following the termination date and 50% over the 24-month severance period. The employment agreements for Messrs. Tu and Ambrosio requires that salary continuation be paid over the 18-month severance period and that bonus continuation be paid in accordance with the Company's standard practice for the payment of bonuses.

              Named executive officers who receive benefits upon termination without "Cause" or for "Good Reason" may be subject to mitigation obligations under the terms of the employment agreement and are subject to certain restrictive covenants relating to non-competition, solicitation of Company employees, protection of the Company's confidential information and its ownership of work product and cooperation in litigation.

    Definition of Termination for "Cause":

  •
  A termination for "Cause" for Mr. Redstone would have been: commission of any dishonest or fraudulent act that has caused or may reasonably be expected to cause injury to the interest or business reputation of the Company or any of its subsidiaries; conduct constituting a felony, a financial crime, embezzlement or fraud, whether or not related to his employment; willful unauthorized disclosure of confidential information; failure, neglect of or refusal to substantially perform his duties; commission or omission of any other act which is a material breach of the Company's policies regarding employment practices or the applicable federal, state and local laws prohibiting discrimination or which is materially injurious to the financial condition or business reputation of the Company or any subsidiary; failure to comply with the written policies of the Company, including the Company's Business Conduct Statement or successor conduct statement as they apply from time to time; willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, whether or not related his employment, after being instructed by the Company to participate; willful destruction or failure to preserve documents or other material known to be relevant to any such investigation; or the willful inducement of others to engage in any of the conduct described above.

  •
  A termination for "Cause" for Mr. Moonves would have been: engaging or participating in intentional acts of material fraud against the Company; willful misfeasance having a material adverse effect on the Company (except in the event of his incapacity); conviction of a felony; willful unauthorized disclosure of trade secrets or other confidential material information of the Company having a material adverse effect on the Company; resignation without "Good Reason" (as defined below) other than for death or incapacity; willful and material violation of any Company policy that is generally applicable to all employees or officers of the Company, including, but not limited to, policies concerning insider trading or sexual harassment, the Supplemental Code of Ethics for Senior Financial Officers, and the Company's Business Conduct Statement, provided that such violation has a material adverse effect on the Company; willful failure to cooperate fully with a bona fide Company internal investigation or an investigation of the Company by regulatory or law enforcement authorities, whether or not related to his employment with the Company, after being instructed by the Board to cooperate, or willful destruction of or knowing and intentional failure to preserve documents of other material known by him to be relevant to any such investigation; or willful and material breach of the provisions of his employment contract.

  •
  A termination for "Cause" for Mr. Ianniello would have been: engaging or participating in intentional acts of material fraud against the Company and its subsidiaries; willful misfeasance having a material adverse effect on the Company (except in the event of his disability); conviction of a felony; willful failure to obey a material lawful directive that is appropriate to his position from the Chief Executive Officer; willful unauthorized disclosure of trade secret or other confidential material information of the Company and its subsidiaries; terminating his employment without "Good Reason" (as defined below) other than for death or disability; willful and material violation of any formal written policy of the Company that is generally applicable to all employees or all officers of the Company, including the Company's Business Conduct Statement, among others; willful failure to cooperate fully with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, whether or not related to his employment with the Company, after being instructed by the Company's Board of Directors or the Chief Executive Officer to cooperate or his willful destruction of or knowing and intentional failure to preserve documents or other material known by you to be relevant to any such investigation; or a willful and material breach of any of his material obligations under the agreement.

  •
  A termination for "Cause" for Mr. Tu would have been: embezzlement, fraud or other conduct that is intended to result in his substantial personal enrichment and which constitutes a felony or a misdemeanor involving fraud or perjury; willful unauthorized disclosure of confidential information that has had or is reasonably likely to have a material negative effect on the Company; failure to obey a material lawful and reasonable directive that is appropriate to his position from an executive in his reporting line; material failure to comply with the material written policies of the Company, including its Business Conduct Statement; material breach of his employment agreement; terminating his employment without "Good Reason" (as defined below) other than for death or disability; continued

    failure (except in the event of his disability) or refusal to substantially perform material obligations under the agreement; willful failure to materially cooperate with a bona fide internal investigation or investigation by regulatory or law enforcement authorities or the destruction or failure to preserve documents or other material reasonably likely to be relevant to such an investigation, or the inducement of others to fail to cooperate or to destroy or fail to produce documents or other material; or conduct which is considered an offense involving moral turpitude under federal, state or local laws, and which reasonably could be expected to bring him to public disrepute, scandal or ridicule or reflect unfavorably upon any of the Company's businesses or those who conduct business with the Company and its affiliated entities and have a material negative effect on the Company.

  •
  A termination for "Cause" for Mr. Ambrosio would have been: embezzlement, fraud or other conduct which would constitute a felony or a misdemeanor involving fraud or perjury; willful unauthorized disclosure of material confidential information; failure to obey a material lawful directive that is appropriate to his position from the Company's Chief Executive Officer; failure to comply with the written policies of the Company, including its Business Conduct Statement; material breach of his employment agreement; failure (except in the event of disability) or refusal to substantially perform his material obligations under the employment agreement; terminating his employment without "Good Reason" (as defined below) other than for death or disability; willful failure to cooperate with a bona fide internal investigation or investigation by regulatory or law enforcement authorities or the destruction or failure to preserve documents or other material reasonably likely to be relevant to such an investigation, or the inducement of others to fail to cooperate or to destroy or fail to produce documents or other material; or conduct which is considered an offense involving moral turpitude under federal, state or local laws, or which might bring him to public disrepute, scandal or ridicule or reflect unfavorably upon any of the Company's businesses or those who conduct business with the Company and its affiliated entities.

    Definition of "Good Reason" Termination:

  •
  Mr. Redstone's employment agreement does not include any provision on resignation for "Good Reason."

  •
  A "Good Reason" termination for Mr. Moonves generally would have been based on the following circumstances: his removal or failure to be reelected as President and Chief Executive Officer of the Company (or any higher office or title attained); his removal from or failure to be reelected to the Board; a failure to fill any vacancy of the Chairman position within a specified period; the appointment of a non-Executive Chairman or Executive Chairman other than the current Executive Chairman or himself; the assignment of duties inconsistent with the usual and customary duties associated with a chief executive officer of a comparable publicly traded company; the diminution or withdrawal of a meaningful portion of his positions, titles, offices, reporting relationships, authorities, duties or responsibilities set forth in the agreement; a reduction in his salary, target bonus or other compensation levels as the same may be increased from time to time during the employment term; the Compensation Committee's failure to set performance goals in accordance with the parameters set forth in his employment agreement; payment of a bonus that is less than the minimum performance bonus determined under his employment agreement; the Company's requiring him to be based anywhere other than the New York or Los Angeles metropolitan area; the date on which a majority of the Board ceases to consist of "original independent directors" and "qualified replacement directors" (each as defined in the employment agreement); the date on which a majority of the members of the Compensation Committee or a majority of the members of the Nominating and Governance Committee of the Board

    ceases to consist of original independent directors and qualified replacement directors; certain acquisitions or beneficial ownership of stock representing more than twenty percent (20%) of the general voting power of the Company, as set forth in the employment agreement, but only if Mr. Moonves concludes and a majority of the original independent directors and qualified replacement directors concur in writing that such acquisition or then beneficial ownership has adversely affected his ability to perform his duties effectively such that his ability to contribute to the further creation of shareholder value is inhibited; the date on which a person is appointed or elected to, or nominated for appointment or election to, the Board who is: (A) a then current or former chief executive officer of a competitor media company (or substantially equal or higher ranking), other than any person who is serving on the Board at the beginning of the employment term, or (B) a trustee of a trust that, at the beginning of the employment term, directly or indirectly, held stock representing more than 50% of the general voting power of the Company, but only if such trustee's service on the Board would cause the number of trustees of the trust serving on the Board to exceed the number of individuals who (x) were trustees of the trust that, on January 1, 2011, held, directly or indirectly, stock representing a majority of the general voting power of the Company and (y) served on the Board at the beginning of the employment term; or any other material breach by the Company of its material obligations under the employment agreement.

  •
  A "Good Reason" for Mr. Ianniello generally would have been triggered by one of the following: (i) a material reduction in his position, titles, offices, reporting relationships, authorities, duties or responsibilities from those in effect immediately prior to such reduction, including any such reduction effected through the sharing of position, titles, duties, etc. or the removal of positions, titles, duties, etc. which are customarily given to an executive of a comparable public company; (ii) a reduction in his base salary or target compensation in effect immediately prior to such reduction, including his annual target bonus or long-term incentive targets; (iii) the assignment to him of duties or responsibilities that are materially inconsistent with the usual and customary duties associated with a Chief Operating Officer of a publicly traded company or that materially impair his ability to function as the Chief Operating Officer of the Company; (iv) a material breach by the Company of any of its obligations under the agreement; (v) a material reduction in his after-tax income which results from the performance of services in California for the Company; or (vi) the Company requiring him to be based anywhere other than the New York or Los Angeles metropolitan area, except for required business travel. For the avoidance of doubt, (1) a material reduction described in clause (i) above shall include and be deemed to have occurred if either he ceases to be the most senior executive responsible for financial affairs and operational responsibilities at the Company (or if the Company has a public parent company, at the public parent company) or (y) neither the Company nor its ultimate parent company (if any) is a public company; and (2) neither the assignment of another individual (or any successor(s) to such individual) to serve as the Company's chief financial officer nor such individual's performance of duties customary to that of a CFO of a public company shall be considered a material reduction or otherwise constitute "Good Reason" so long as such CFO position reports to him.

  •
  For Mr. Tu, "Good Reason" generally would have been triggered by one of the following: (i) a material reduction in (A) position, titles, offices, reporting relationships, authorities, duties or responsibilities from those in effect immediately prior to such reduction or (B) base salary or target compensation in effect immediately prior to such reduction; (ii) the assignment of duties or responsibilities that are materially inconsistent with his current duties or that materially impair his ability to function in his role with the Company as of a specified date; (iii) the material breach by the Company of any of its obligations under the agreement;

    or (iv) the relocation of his position outside of the Los Angeles metropolitan area to any metropolitan area other than New York. For the avoidance of doubt, a material reduction described in clause (i)(A) above is deemed to have occurred if (x) he ceases to be the most senior executive responsible for legal affairs at the Company (or if the Company has a public parent company, at the public parent company) or (y) neither the Company nor its ultimate parent company (if any) is a public company.

  •
  For Mr. Ambrosio, "Good Reason" generally would have been triggered by one of the following: (i) a material reduction in (A) position, titles, offices, reporting relationships, authorities, duties or responsibilities from those in effect immediately prior to such reduction or (B) base salary or target compensation in effect immediately prior to such reduction; (ii) the assignment of duties or responsibilities that are materially inconsistent with his current duties or that materially impair his ability to function in his role with the Company as of a specified date; (iii) the material breach by the Company of any of its obligations under the agreement; or (iv) the relocation of his position outside of the New York metropolitan area to any metropolitan area other than Los Angeles. For the avoidance of doubt, a material reduction described in clause (i)(A) above is deemed to have occurred if (x) he ceases to be the most senior executive responsible for human resources and administration at the Company (or if the Company has a public parent company, at the public parent company) or (y) neither the Company nor its ultimate parent company (if any) is a public company.

Termination Without "Cause" by the Company or for "Good Reason" by the Named Executive Officer Following the Occurrence of a Corporate Event

              Each of Messrs. Ianniello, Tu and Ambrosio will receive termination payments and benefits if the Company terminates his employment without Cause or if he terminates employment with the Company for Good Reason, in either case within 24 months following the occurrence of a "Corporate Event." If a termination without Cause or for Good Reason during the 24-month period following the occurrence of a "Corporate Event" occurs, then, in addition to the payments and benefits previously described in connection with a termination of employment by the Company without Cause or a termination of employment by the named executive officer for Good Reason, each of Messrs. Ianniello, Tu and Ambrosio would receive the following payments and benefits: (i) the continuation of base salary for an additional 12 months, in the case of Mr. Ianniello, or for an additional 18 months, in the case of Messrs. Tu and Ambrosio; (ii) a prorated target bonus for the calendar year of termination; (iii) an amount generally equal to an additional 12 months of bonus, in the case of Mr. Ianniello, or 18 months of bonus, in the case of Messrs. Tu and Ambrosio; (iv) Company-paid medical and dental benefits for an additional 12 months, in the case of Mr. Ianniello, or for an additional 18 months, in the case of Messrs. Tu and Ambrosio; (v) Company-paid life insurance for 36 months (instead of 24 months, in the case of Mr. Ianniello, or for the remainder of the term, for Mr. Ambrosio); (vi) accelerated vesting of stock options, RSUs and other equity awards to the extent vesting of such awards would not be accelerated upon a termination without Cause or for Good Reason occurring other than during the 24-month period following the occurrence of a Corporate Event; and (vii) outplacement services for up to 12 months. In addition, Mr. Ianniello would be entitled to receive a cash payment of $14 million in respect of RSUs not received over the remainder of his employment term, which amount will be reduced in future years as such grants are made.

              A "Corporate Event" generally is defined as the occurrence of (i) a merger, consolidation or reorganization of the Company, subject to certain exceptions, (ii) the sale or disposition of all or substantially all of the assets of the Company, (iii) the acquisition of stock by any person or group representing more than 20% of the voting power of the Company, subject to certain exceptions, or (iv) a majority of the independent directors of the Board ceasing to consist of the independent directors as of January 1, 2011 and their successor independent directors. The full definition of "Corporate Event" is set forth in the employment agreement of each of Messrs. Ianniello, Ambrosio and Tu.

Termination Due to Disability

              If Mr. Redstone were to be terminated during the employment term due to disability, the Company would pay salary earned through the date of his termination and the vesting of his outstanding equity awards would be accelerated. If Mr. Moonves were to be terminated during the employment term due to disability, Mr. Moonves would receive salary earned through the date of his termination, a prorated target bonus for the year in which the termination occurs, Company-paid life insurance coverage for the remainder of the term of his agreement, accelerated vesting of his outstanding equity awards and payment of his prorated performance share award. If Mr. Ianniello were to be terminated during the employment term due to disability, he would receive salary earned through the date of termination, a prorated bonus for the calendar year in which the termination occurs (which he would have earned), a prorated target bonus for the period during which he receives short-term disability benefits under the Company's short-term disability program, accelerated vesting of his outstanding equity awards and a cash payment of $14 million in respect of RSUs not received over the remainder of the employment term, which amount will be reduced in future years as such grants are made. If either of Messrs. Tu or Ambrosio were to be terminated during the employment term due to disability, the applicable executive would receive his salary earned through the date of termination, a prorated bonus for the calendar year in which the termination occurs (which he would have earned), a prorated target bonus for the period during which he receives short-term disability benefits under the Company's short-term disability program, and accelerated vesting of his outstanding equity awards.

Termination Due to Death

              If Mr. Redstone were to die during the employment term, the Company would pay salary earned through the date of his death and the vesting of his outstanding equity awards would be accelerated. If Mr. Moonves were to die during the employment term, his estate or beneficiary would receive salary earned through the date of his death, a prorated target bonus for the year in which his death occurs, accelerated vesting of his outstanding equity awards and payment of his prorated performance share award. If Mr. Ianniello were to die during the employment term, his beneficiary or estate would receive salary earned through the date of death, a prorated bonus for the calendar year in which death occurs (which he would have earned), accelerated vesting of his outstanding equity awards and a cash payment of $14 million in respect of RSUs not received over the remainder of the employment term, which amount will be reduced in future years as such grants are made. If either of Messrs. Tu or Ambrosio were to die during the employment term, the applicable executive's beneficiary or estate would receive salary earned through the date of death, a prorated bonus for the calendar year in which death occurs (which he would have earned) and accelerated vesting of his outstanding equity awards. No additional payments or benefits would be due under their respective contracts.

Treatment of Mr. Moonves' Performance Share Award upon Termination and Certain Other Events

              Pursuant to Mr. Moonves' employment agreement, he is eligible to receive a grant of shares of the Company's Class B Common Stock, with the number of shares to be determined based on the Company's stock price performance over the 4.5 year period from January 1, 2015 through June 30, 2019, as adjusted based on the Company's financial performance during each of 2016, 2017 and 2018. The number of shares that may be awarded (without giving effect to the financial performance adjustment) ranges from 0 to 650,000 shares, with a target award of 450,000 shares. In order to receive shares, the Company's stock price performance must increase by at least 124.6% from the initial stock price at the beginning of the performance period. For a stock price increase of 153.73%, the target number of shares (450,000) shares will be awarded (subject to adjustment) and for a stock price increase equal to or above 188.02%, the maximum number of shares may be earned (subject to adjustment). Generally, stock price performance will be determined within 30 days of the end of the performance period. Once the stock price performance is determined, if the threshold level of stock price performance is achieved, an initial number of shares will be determined and will be divided into thirds with one-third allocated to each of the 2016, 2017 and 2018 calendar years. Based on company financial performance in each of those years, each third of the shares allocated to the respective calendar years can be increased or decreased by up to 10%. Following adjustment for the company performance related to calendar years 2016, 2017 and 2018, the final number of shares will be determined and granted to Mr. Moonves no later than 60 days following June 30, 2019.

              In the event of Mr. Moonves' termination of employment during the employment term without Cause or pursuant to his resignation for Good Reason, he will remain eligible to receive shares, determined and paid in the manner described above. In the event of Mr. Moonves' death or termination due to incapacity during the employment term, he will remain eligible to receive shares, determined and paid in the manner described above, but prorated based on the number of days he was employed during the employment term prior to his death or termination due to incapacity.

              In the event of a "Going Private Transaction" (as defined in Mr. Moonves' employment agreement), the number of shares granted to Mr. Moonves will be determined by taking the higher of (i) the target number of shares (450,000) and (ii) determining the number of shares based on a truncated performance period such that the last day of the performance period is the tenth business day immediately prior to such transaction following which the Company's stock is no longer publicly traded, and, if such tenth business day occurs prior to the completion of calendar years 2016, 2017 or 2018, no adjustment shall be made to the third of the shares allocated to such incomplete year. In certain circumstances, the delivery of shares may be made earlier than within 60 days of June 30, 2019. During the employment term, in the event that Mr. Moonves' employment is terminated without Cause or due to death or incapacity, or he resigns for Good Reason, and such termination is followed by a "Going Private Transaction," the number of shares granted to Mr. Moonves will be determined and paid in the manner described in this paragraph, except that with respect to termination due to death or incapacity, such number of shares granted would be prorated based on the number of days he was employed during the employment term prior to his death or termination due to incapacity.

Mr. Moonves' Post-Termination Service as a Senior Advisor and/or Producer

              Mr. Moonves' employment agreement provides incentives for him to continue his employment with the Company for a period of five years as a Senior Advisor following the end of the original employment term or upon an earlier termination of his employment without "Cause" or for "Good Reason." In connection with his services as a Senior Advisor, his annual salary would be $5.0 million, and he would receive a one-time RSU award having a grant date value of $10.5 million.

              Mr. Moonves' employment agreement also provides him with the opportunity to provide services as a Producer for a four-year period (with an option for Mr. Moonves to extend the period to 6 years), upon written notice to the Company, following the end of the original employment term or upon an earlier termination of his employment without "Cause" or for "Good Reason." If Mr. Moonves elects to provide services as a Producer, the material terms set forth in the letter agreement between him and the Company, dated December 11, 2014 (the "Supplemental Agreement"), will constitute a binding production agreement, subject to the parties' obligation to endeavor to enter into a binding long-form production agreement within a specified period that amends or supersedes the Supplemental Agreement. The Supplemental Agreement is filed as Exhibit 10(o) to the Company's Annual Report on Form 10-K for the year ended December 31, 2014, filed on February 13, 2014. In the event of a termination of Mr. Moonves' employment without "Cause" or for "Good Reason," or in certain circumstances following the expiration of the original employment term, Mr. Moonves will be entitled to a cash payment of $10.0 million unless he elects to provide services as a Producer.

              Under his employment agreement, Mr. Moonves will be entitled to continued participation in the Company's employee benefit plans, continuation of his Company-paid life insurance coverage, use of aircraft comparable to Company aircraft, certain incidental costs for office space and secretarial support and security services while he serves as a Senior Advisor and/or Producer to the Company. His employment agreement also contains restrictive covenants imposing non-competition obligations, restricting solicitation of employees, and protecting confidential information and the Company's ownership of work product as well as other covenants, during the period in which Mr. Moonves provides services as a Senior Advisor and/or Producer and for specified periods thereafter.

ITEM 3—PROPOSAL TO RE-APPROVE THE MATERIAL TERMS
OF THE PERFORMANCE GOALS IN THE CBS CORPORATION
SENIOR EXECUTIVE SHORT-TERM INCENTIVE PLAN
PURSUANT TO SECTION 162(m) OF THE CODE

              The Board of Directors recommends that stockholders re-approve the material terms of the performance goals in the Company's Senior Executive Short-Term Incentive Plan, as amended (the "Senior Executive STIP"). The purpose of asking stockholders to re-approve the material terms of the performance goals under the Senior Executive STIP is so that incentive awards granted under the plan may meet the requirements of tax-deductible qualified performance-based compensation under Section 162(m) of the Code ("Section 162(m)"). For purposes of Section 162(m), the material terms of the performance goals requiring re-approval include (i) the class of employees eligible to receive compensation under the Senior Executive STIP, (ii) a description of the business criteria on which the performance goals may be based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these aspects of the Senior Executive STIP is discussed below.

Background

              Section 162(m) places a limit of $1,000,000 on the amount the Company may deduct in any one year for compensation paid to a "covered employee," which for purposes of Section 162(m) means any person who as of the last day of the fiscal year is the chief executive officer or who is among the three other highest compensated officers (other than the chief financial officer) as determined under SEC rules. There is, however, an exception to this limit on deductibility for "qualified performance-based" compensation under Section 162(m). In order for compensation to qualify as performance-based, among other conditions, the material terms of the performance goals of the plan under which the compensation will be paid must be disclosed and approved by stockholders at least once every five years. The Company's stockholders last approved the material terms of the performance goals under the Senior Executive STIP at the Company's 2010 Annual Meeting.

              Stockholder approval of the material terms of the performance goals under the Senior Executive STIP is only one of several requirements under Section 162(m) that must be satisfied for amounts paid under the Senior Executive STIP to qualify as performance-based compensation. Even if stockholder re-approval is obtained under this proposal at the Annual Meeting, there can be no guarantee that amounts payable under the Senior Executive STIP will qualify as performance-based compensation.

              Below is a description of the material terms of the performance goals of the Senior Executive STIP, in accordance with the stockholder approval requirements under Section 162(m). The complete text of the Senior Executive STIP can be found as Exhibit 10(f) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and as Exhibit 10(d) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which text is incorporated herein by reference. The following description is qualified in its entirety by reference to the full text of the Senior Executive STIP.

Eligibility and Participation

              The administrator for the Senior Executive STIP is the Compensation Committee. The Senior Executive STIP authorizes the Compensation Committee to grant awards to employees of the Company and its subsidiaries at the level of Senior Vice President or above for a given performance period. The number of employees who currently participate in the Senior Executive STIP is six.

Performance Goals

              The performance goals from which the Compensation Committee can set performance targets will relate to the achievement of financial goals based on the attainment of specified levels of one or more of the following:

  •
  operating income before depreciation and amortization (OIBDA),

  •
  OIBDA without inter-company eliminations,

  •
  operating income,

  •
  free cash flow,

  •
  net earnings,

  •
  net earnings from continuing operations,

  •
  earnings per share,

  •
  revenue,

  •
  net revenue,

  •
  operating revenue,

  •
  total shareholder return,

  •
  share price,

  •
  return on equity,

  •
  return in excess of cost of capital,

  •
  profit in excess of cost of capital,

  •
  return on assets,

  •
  return on invested capital,

  •
  net operating profit after tax,

  •
  operating margin,

  •
  profit margin, or

  •
  any combination thereof.

              Performance goals may be described in terms of objectives that are related to the individual participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable subsidiary, division, department, region, function or business unit) or measured in terms of performance relative to selected peer companies or a market index.

Maximum Award

              The aggregate amount of all awards granted under the Senior Executive STIP to any participant for any performance period may not exceed the lesser of (i) eight times the participant's "salary" (as defined below), and (ii) $51.2 million. Under the Senior Executive STIP, "salary" for a performance period means the sum of (i) the annual base salary of the participant as in effect on the first day of the applicable performance period and (ii) an amount equal to the annual rate of compensation (as in effect on the first date of the applicable performance period) that the participant is required to defer (if any) for the applicable performance period pursuant to an employment agreement or similar arrangement with the Company.

Plan Benefits

              The amounts of awards that will be granted under the Senior Executive STIP in the future are not determinable, as the Compensation Committee will make these determinations in its discretion in accordance with the terms of the Senior Executive STIP. For an understanding of the amounts of bonuses paid to the named executive officers in 2014 under the Senior Executive STIP, see the "Bonus" column of the Summary Compensation Table.

              Nothing in this proposal, the Senior Executive STIP, nor the Company proxy materials precludes the Company or the Compensation Committee from making payments or granting awards that do not qualify as performance-based compensation under Section 162(m), the Senior Executive STIP or otherwise. The Board believes that it is in the best interests of the Company and its stockholders for the Company to have the ability to pay compensation that meets the requirements of tax-deductible performance-based compensation under Section 162(m) and the Senior Executive STIP.

RECOMMENDATION OF THE BOARD OF DIRECTORS

              The Board of Directors recommends a vote "FOR" re-approval of the material terms of the performance goals in the Senior Executive STIP pursuant to Section 162(m) of the Code.

ITEM 4—PROPOSAL TO APPROVE AN AMENDED AND RESTATED CBS CORPORATION
2005 RSU PLAN FOR OUTSIDE DIRECTORS

              The Board has approved, and is submitting for stockholder approval, an amended and restated CBS Corporation 2005 RSU Plan for Outside Directors (the "Director Equity Plan"), which amends the Company's current 2005 RSU Plan for Outside Directors (the "Existing RSU Plan"), primarily to (i) extend the termination date of the plan from the date of the Company's 2015 Annual Meeting of Stockholders to the date of the Company's 2025 Annual Meeting of Stockholders and (ii) permit, in addition to grants of restricted stock units which are currently permitted under the Existing RSU Plan, grants of other equity-based awards to non-employee directors of the Company ("Outside Directors") in the form of stock options, stock appreciation rights, restricted stock, performance shares and other stock-based awards. If stockholder approval of the Director Equity Plan is obtained at the Company's 2015 Annual Meeting of Stockholders, the plan will be automatically renamed the "CBS Corporation 2015 Equity Plan for Outside Directors." The following description of the Director Equity Plan should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the Director Equity Plan, which appears at the end of this proxy statement as Annex B.

              The Director Equity Plan, if approved by our stockholders, will be the vehicle by which the Company may provide equity-based compensation to its Outside Directors, and the Outside Directors will not be eligible to receive equity-based awards under any other Company equity plan following the Annual Meeting. Accordingly, if the Director Equity Plan is not approved by the Company's stockholders at the Annual Meeting, the Existing RSU Plan will expire by its terms, and the Company will be unable to grant equity-based awards to its Outside Directors.

              The Board believes that the approval of the Director Equity Plan is in the best interests of the Company and its stockholders because it will enable the Company to continue to compensate Outside Directors with equity-based awards, which will help to obtain and retain the services of qualified persons who are not employees to serve as directors and to encourage them to make a maximum contribution to the success of the Company. The Company is not seeking an increase in the number of shares available for awards under the Director Equity Plan. The number of shares available for awards under the Existing RSU Plan as of the date of this proxy statement (i.e., 981,281 shares, subject to adjustment under the Existing RSU Plan) will be the only source of shares available for awards under the Director Equity Plan.

              The stockholders of the Company last approved amendments to the Existing RSU Plan at the Company's 2009 Annual Meeting.

PURPOSE AND SUMMARY OF THE DIRECTOR EQUITY PLAN

Purpose of the Director Equity Plan

              The purpose of the Director Equity Plan is to benefit and advance the interests of the Company and its subsidiaries by obtaining and retaining the services of qualified persons who are not employees of the Company or any of its subsidiaries to serve as directors, and to encourage them to make a maximum contribution to the success of the Company and its subsidiaries. Under the Director Equity Plan, directors of the Company who are not employees of the Company or any of its subsidiaries are Outside Directors.

Administration

              The Director Equity Plan is administered by the members of the Board who are not Outside Directors.

Eligibility

              Only Outside Directors are eligible to receive awards under the Director Equity Plan. The Company currently has 12 Outside Directors.

Class B Common Stock Available for Awards

              Subject to adjustment as described below, the total number of shares of Class B Common Stock that may be subject to awards granted under the Director Equity Plan is, as of the date of this proxy statement, 981,281 (subject to adjustment under the Existing RSU Plan), plus any shares that are available to be regranted pursuant to Section 1.5 of the Director Equity Plan. The Company is not seeking stockholder approval to increase the number of shares available for issuance under the Director Equity Plan.

Types of Awards Generally

              The Director Equity Plan permits, at the discretion of the Board, awards to Outside Directors, of the types set forth below, in the number or value, and on such terms and conditions (including the vesting schedule, if any), as the Board may determine in accordance with the Director Equity Plan:

  •
  Restricted Stock Units.

  •
  Stock Options and Stock Appreciation Rights.  The exercise price of each stock option and stock appreciation right cannot be less than 100% of the fair market value (on the grant date) of a share of Class B Common Stock and the term for any stock option or stock appreciation right will not go beyond the 10th anniversary of the date of grant.

  •
  Other Stock-Based Awards.  Other equity-based awards include, but are not limited to, restricted stock and performance shares.

  •
  Dividend Equivalents.  The Board may provide that the recipient of certain awards may accrue dividend equivalents in the event the Company pays a regular cash dividend with respect to the shares of Class B Common Stock.

              In addition, the Board may establish procedures pursuant to which the payment or settlement of an award may be deferred.

Adjustments

              In the event of any merger, consolidation, stock-split, reverse stock-split, dividend (other than a regular cash dividend), distribution, combination, recapitalization, reclassification, reorganization, split-off, split-up or spin-off that changes the character or amount of the shares of the Company's Class B Common Stock or any other changes in the corporate structure, equity securities or capital structure of the Company, the Board will make such proportionate adjustments as it deems appropriate to the number and kind of securities subject to outstanding awards granted under the Director Equity Plan, the exercise price or purchase price of outstanding awards, and the maximum number and kind of securities available for issuance under the Director Equity Plan. The Board may, in its sole discretion, also make other adjustments as it deems appropriate in order to preserve, but not increase, the benefits or potential benefits under the Director Equity Plan.

Transfer Restrictions

              The rights of the recipient of awards granted under the Director Equity Plan are not transferable other than (i) by will or the laws of descent and distribution or (ii) upon prior notice to the Company, to (A) members of the recipient's immediate family or trusts whose beneficiaries are members of the recipient's immediate family, provided that any such transfer is made for estate and/or tax planning purposes without consideration being received, or (B) former spouses in transfers incident to a divorce. The Board may also permit other transferability, subject to any conditions and limitations that it imposes.

Amendment and Termination of the RSU Plan

              The Board may at any time alter, amend, suspend or terminate the Director Equity Plan, in whole or in part. No amendment will be effective without stockholder approval if approval is required by law or under the rules of the principal stock exchange on which Class B Common Stock is then listed, and no alteration, amendment, suspension or termination may adversely affect the terms of any outstanding award without the consent of the affected recipient. A participant's consent will not be required, however if the Board determines that such alteration, amendment, suspension or termination of the Director Equity Plan is necessary or advisable to comply with any law, regulation, ruling, judicial decision or accounting standards or to ensure that awards are not subject to federal, state or local income tax prior to settlement.

Term of the Director Equity Plan

              Unless earlier terminated by action of the Board, the Director Equity Plan will terminate on the date of the Company's 2025 Annual Meeting of Stockholders, and no awards may be granted on or after the date of such meeting. If the Director Equity Plan is not approved, the Existing RSU Plan will terminate on the date of the 2015 Annual Meeting of Stockholders.

U.S. Federal Income Tax Implications of Awards

              The following is a brief description of the United States federal income tax consequences generally applicable to awards of restricted stock units, stock options, stock appreciation rights and restricted stock granted under the Director Equity Plan. This summary is not intended to (and does not) constitute tax advice to Outside Directors who receive awards and is not intended to be exhaustive. The summary also does not describe, among other things, state, local or foreign tax consequences. Outside Directors are advised to consult with their own independent tax advisors with respect to the tax consequences that, in light of their particular circumstances, might arise in connection with their receipt of awards under the Director Equity Plan, including any state, local or foreign tax consequences, and the effect, if any, on gift, estate and inheritance taxes.

              Restricted Stock Units.    An Outside Director who receives restricted stock units will not recognize ordinary income at grant. Outside Directors will be subject to taxation at the time any portion of a restricted stock unit award vests. Specifically, the Outside Director will recognize ordinary income equal to the fair market value of the Class B Common Stock received. Outside Directors may be subject to certain self-employment taxes when such ordinary income tax is recognized. An Outside Director's tax basis for purposes of determining any subsequent gain or loss from the sale of the Class B Common Stock will be equal to the fair market value on the vesting date of the Class B Common Stock received. Gain or loss resulting from any sale of Class B Common Stock delivered to an Outside Director will be treated as long- or short-term capital gain or loss depending on the length of the holding period.

              Stock Options and Stock Appreciation Rights.    An Outside Director who receives a stock option or stock appreciation right will not recognize ordinary income at grant. When the stock option or stock appreciation right is exercised, Outside Directors will recognize ordinary income equal to the amount that the fair market value of the Class B Common Stock acquired exceeds the exercise price. Outside Directors may be subject to certain self-employment taxes when ordinary income tax is recognized. An Outside Director's disposition of Class B Common Stock acquired upon the exercise of a stock option or stock appreciation right generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the Outside Director's tax basis in such Class B Common Stock. The tax basis in such Class B Common Stock is the exercise price plus any amount recognized as ordinary income in connection with the exercise of the stock option or stock appreciation right.

              Restricted Stock.    An Outside Director receiving an award of restricted stock will not recognize ordinary income at grant. Outside Directors will recognize ordinary income when the restricted stock vests, equal to the excess, if any, of the fair market value of the Class B Common Stock on the vesting date over any amount paid by the Outside Director in exchange for the Class B Common Stock. Outside Directors may be subject to certain self-employment taxes when such ordinary income tax is recognized. An Outside Director's tax basis for purposes of determining any subsequent gain or loss from the sale of the Class B Common Stock will be the amount paid for the Class B Common Stock plus any ordinary income recognized when the Class B Common Stock vests. Gain or loss resulting from any sale of Class B Common Stock held by an Outside Director will be treated as long- or short-term capital gain or loss depending on the length of the holding period.

              Deduction.    In the taxable year in which the Outside Director recognizes ordinary income on account of shares awarded to him or her, the Company will be entitled to a deduction equal to the amount of income recognized by the Outside Director.

PLAN BENEFITS

              Only Outside Directors are eligible to receive awards under the Director Equity Plan. There are currently 12 Outside Directors who participate in the Director Equity Plan. The closing price of the CBS Corporation Class B Common Stock on March 31, 2015 was $60.63. Awards under the Director Equity Plan will be granted in the Board's discretion. As a result, the Company cannot estimate the number or type of awards that will be granted to participants under the Director Equity Plan. Restricted stock units awarded under the Existing RSU Plan for 2014 to Outside Directors are reported in the Outside Director Compensation During 2014 table. Also see "Director Compensation—Description of Director Compensation" for a description of equity-based grants awarded to Outside Directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

              The Board of Directors recommends a vote "FOR" the approval of the amended and restated CBS Corporation 2005 RSU Plan for Outside Directors.

EQUITY COMPENSATION PLAN INFORMATION

              The following table sets forth certain information as of December 31, 2014, concerning shares of the Company's Class B Common Stock authorized for issuance under equity compensation plans approved by the Company's stockholders. As of December 31, 2014, there were no equity awards outstanding or securities available for future issuance under equity compensation plans not previously approved by security holders. None of the shares of the Company's Class A Common Stock are authorized for issuance under the Company's equity compensation plans.

Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (2)	22,272,711 (3)	$36.76	57,599,128 (4)
Equity compensations plans not approved by security holders	—	—	—

Total:	22,272,711	$36.76	57,599,128

(1)
This table does not include plans assumed by the Company pursuant to mergers with publicly traded companies if no awards were made under such plans after completion of the mergers. For this reason, this table does not include options for 42,912 shares in the aggregate, all of which were assumed in the mergers and remain outstanding as of December 31, 2014. The weighted-average exercise price of these options as of December 31, 2014 was $23.12.

(2)
Equity compensation plans approved by the Company's security holders include the following: the Company's 2004 Long-Term Management Incentive Plan, the Company's 2009 Long-Term Incentive Plan, the Company's 2000 Stock Option Plan for Outside Directors and the Company's 2005 RSU Plan for Outside Directors.

(3)
This amount includes 114,026 shares underlying PSUs and 375,767 shares underlying PRSUs, in each case granted under the Company's 2009 Long-Term Incentive Plan, which numbers of shares assume that target performance levels would be attained. If, however, maximum performance levels were attained (and 342,078 shares and 450,920 shares, respectively, were issued as a result), the amount shown would be increased by 228,052 shares and 75,153 shares, respectively (and the amount shown in column (c) would be reduced by an equal number of shares).

(4)
This amount includes 31,266,374 shares of the Company's Class B Common Stock available for future awards other than options and stock appreciation rights under the Company's 2009 Long-Term Incentive Plan and 1,025,686 shares of the Company's Class B Common Stock available for future awards under the Company's 2000 Stock Option Plan for Outside Directors (which plan, by its terms, terminates on the date of the Annual Meeting) and 2005 RSU Plan for Outside Directors (which plan, by its terms, also terminates on the date of the Annual Meeting, unless Item 4 in this proxy statement is approved at the Annual Meeting).

 OTHER MATTERS

              In an effort to reduce the amount of paper mailed to stockholders' homes and to help lower the Company's printing and postage costs, stockholders who receive printed copies of the Company's proxy materials can elect to receive future copies of these documents electronically instead of by mail. We highly recommend that you consider electronic delivery of these documents. If you are interested in participating in this electronic delivery program, you should visit http://enroll.icsdelivery.com/cbs or select the "Sign up for Electronic Delivery" link on the "Investors—My Shareowner Account—Annual Meeting Materials" page of the Company's website at www.cbscorporation.com. You can always change your mind and resume receiving copies of these documents by mail by revisiting one of these websites and selecting "change/cancel existing enrollment form."

2016 ANNUAL MEETING OF STOCKHOLDERS

              Stockholder proposals may be submitted for inclusion in the Company's proxy statement relating to the 2016 Annual Meeting of Stockholders after the 2015 Annual Meeting, but must be received no later than December 12, 2015 at the Company's principal executive offices at 51 West 52nd Street, New York, NY 10019, Attention: Angeline C. Straka, Secretary.

              The Company's Amended and Restated Bylaws require advance written notice from any stockholder seeking to present any business or proposal, not for inclusion in next year's proxy statement but directly at the 2016 Annual Meeting of Stockholders, including nominations of persons for election to the Company's Board of Directors, which notice must be received at the Company's principal executive offices no earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the date of the immediately preceding annual meeting. Based upon the anniversary date of the 2015 Annual Meeting as currently scheduled, a stockholder must send advance written notice of such nominations or other business or proposals such that the notice is received at the Company's principal executive offices at 51 West 52nd Street, New York, NY 10019, Attention: Angeline C. Straka, Secretary, no earlier than the close of business on January 22, 2016, and no later than the close of business on February 21, 2016.

By order of the Board of Directors,

Angeline C. Straka Secretary

              A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2014, including financial statements in the Form 10-K and schedules thereto, in lieu of a separate annual report, has been provided on CBS Corporation's website at www.cbscorporation.com and a printed copy has been sent to stockholders of record on March 31, 2015 who have requested that a copy be sent, along with this proxy statement. If you have requested, but have not received, a printed copy of the Form 10-K, the Company will provide a copy without charge (a reasonable fee will be charged for exhibits) upon receipt of a written request sent to Angeline C. Straka, Secretary, CBS Corporation, 51 West 52nd Street, New York, NY 10019.

ANNEX A

CBS CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures

(In millions; except for per share data)

Adjusted net earnings from continuing operations per diluted share ("Adjusted Diluted EPS")

              The Company defines Adjusted Diluted EPS as diluted earnings per share ("EPS") from continuing operations excluding impairment and restructuring charges and loss on early extinguishment of debt, all of which are net of tax. Adjusted Diluted EPS is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States ("GAAP"). The Company believes that presenting its financial results adjusted to exclude the impact of these items is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management, provides a clearer perspective on the underlying performance of the Company, and makes it easier for investors, analysts and industry peers to compare the Company's operating performance to other companies in its industry.

              Because Adjusted Diluted EPS is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, diluted EPS from continuing operations as an indicator of operating performance. Adjusted Diluted EPS, as the Company calculates it, may not be comparable to a similarly titled measure employed by other companies.

              The following tables reconcile Adjusted Diluted EPS to diluted EPS from continuing operations, the most directly comparable amount reported under GAAP, for the twelve months ended December 31, 2014 and 2013.

Twelve Months Ended December 31,	2014	2013
Net earnings from continuing operations	$1,354	$1,738
Exclude:
Loss on early extinguishment of debt (net of tax benefit of $133 million)	219	—
Impairment charge (including tax provision of $22 million) (a)	74	—
Restructuring charges (net of tax benefit of $10 million in 2014 and $8 million in 2013) (b)	16	12

Adjusted net earnings from continuing operations	$1,663	$1,750

Twelve Months Ended December 31,	2014	2013	Increase: 2014 vs. 2013
Diluted EPS from continuing operations	$2.41	$2.79
Exclude:
Loss on early extinguishment of debt	.39	—
Impairment charge (a)	.13	—
Restructuring charges (b)	.03	.02

Adjusted Diluted EPS	$2.96	$2.80	6%
Diluted weighted average number of common shares outstanding	561	624

(a)
Reflects a noncash impairment charge to reduce goodwill at Local Broadcasting in connection with a radio station swap.

(b)
For 2014, restructuring charges at Entertainment, Publishing, Local Broadcasting and Corporate were primarily for the reorganization and closure of certain business operations and other exit costs. For 2013, restructuring charges at Entertainment, Cable Networks, Publishing, Local Broadcasting and Corporate were primarily for the reorganization and closure of certain business operations.

A-1

ANNEX B

CBS CORPORATION
2015 EQUITY PLAN FOR OUTSIDE DIRECTORS
(formerly known as the "CBS Corporation 2005 RSU Plan for Outside Directors")

ARTICLE I
GENERAL

Section 1.1    Purpose.

              The purpose of the CBS Corporation 2015 Equity Plan for Outside Directors (formerly known as the CBS Corporation 2005 RSU Plan for Outside Directors), as amended from time to time (the "Plan"), is to benefit and advance the interests of CBS Corporation, a Delaware corporation (the "Company"), and its Subsidiaries (as defined below) by obtaining and retaining the services of qualified persons who are not employees of the Company or its Subsidiaries to serve as directors and to encourage them to make a maximum contribution to the success of the Company and its Subsidiaries.

Section 1.2    Definitions.

              As used in the Plan, the following terms shall have the following meanings:

              "Agreement" shall mean the written agreement and/or certificate or other documentation governing an Award under the Plan, which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference.

              "Award" shall mean RSUs, stock options, stock appreciation rights, restricted stock, dividend equivalents or other equity-based or equity-related awards granted pursuant to Article II.

              "Board" shall mean the Board of Directors of the Company.

              "Class B Common Stock" shall mean the shares of Class B Common Stock, par value $0.001 per share, of the Company.

              "Company" shall have the meaning set forth in Section 1.1.

              "Dividend Equivalent" shall mean a right to receive a payment based upon the value of the regular cash dividend paid on a specified number of shares of Class B Common Stock. Unless otherwise set forth in an Agreement, payment in respect of Dividend Equivalents upon settlement shall be in shares of Class B Common Stock.

              "Effective Date" shall mean the effective date of the Plan provided for in Article VI below.

              "Fair Market Value" of a share of Class B Common Stock on a given date shall mean, unless otherwise determined by the Board, the closing price on such date on the New York Stock Exchange or other principal stock exchange on which the Class B Common Stock is then listed, as reported by The Wall Street Journal as the 4:00 p.m. (New York time) closing price or as reported by any other authoritative source selected by the Company.

              "Outside Director" shall mean any member of the Board who is not an employee of the Company or any of its Subsidiaries.

              "Participant" shall mean any Outside Director holding one or more outstanding Awards granted under the Plan.

              "Plan" shall have the meaning set forth in Section 1.1.

              "Prior Option Grants" shall mean the grants of stock options outstanding as of the date of the 2015 Annual Meeting of Stockholders awarded under the Stock Option Plan.

              "RSUs" shall have the meaning set forth in Section 2.1.

              "Stock Option Plan" shall mean the amended and restated CBS Corporation 2000 Stock Option Plan for Outside Directors, which expired by its terms on the date of the 2015 Annual Meeting of Stockholders.

              "Subsidiary" shall mean a corporation (or a partnership or other enterprise) in which the Company owns or controls, directly or indirectly, more than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

Section 1.3    Administration of the Plan.

              The Plan shall be administered by the members of the Board who are not Outside Directors, and such Board members shall determine all questions of interpretation, administration and application of the Plan. Such Board members' determinations shall be final and binding in all matters relating to the Plan. The Board may authorize any officer of the Company to execute and deliver an Agreement on behalf of the Company to a Participant.

Section 1.4    Eligible Persons.

              Awards shall be granted only to Outside Directors.

Section 1.5    Class B Common Stock Subject to the Plan.

              Subject to adjustment in accordance with the provisions of Article III hereof, the maximum number of shares of Class B Common Stock available for Awards made under the Plan on or after May 21, 2015, shall be [            ] shares plus any shares that are available to be regranted pursuant to this Section 1.5. The shares of Class B Common Stock shall be made available from authorized but unissued shares of Class B Common Stock or from shares of Class B Common Stock issued and held in the treasury of the Company. Shares of Class B Common Stock underlying Awards or Prior Option Grants that lapse, expire or are cancelled without being settled or exercised or are otherwise terminated may be regranted under the Plan. For the avoidance of doubt, the following will not again become available for issuance under the Plan: (i) any shares of Class B Common Stock withheld in respect of taxes, (ii) any shares tendered or withheld to pay the exercise price of stock options or stock appreciation rights and (iii) any shares repurchased by the Company on the open market using proceeds from the exercise of an Award.

ARTICLE II
RESTRICTED SHARE UNITS; STOCK OPTIONS AND
OTHER STOCK-BASED AWARDS

Section 2.1    Restricted Share Units ("RSUs").

              (a)         The Board may from time to time grant RSUs to Outside Directors on terms and conditions set forth in the Plan and on such other terms and conditions, including a vesting schedule, not inconsistent with the provisions of the Plan. Each RSU shall correspond to one share of Class B Common Stock.

              (b)         On the date on which RSUs vest, all restrictions contained in the Agreement covering such RSUs shall lapse as to such RSUs, and the RSUs shall be payable in shares of Class B Common Stock and shall be evidenced in such manner as the Board in its discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates; provided, however, that such certificates shall bear such legends as the Board, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable law.

Section 2.2    Stock Options and Stock Appreciation Rights.

              The Board may from time to time grant stock options and/or stock appreciation rights to Outside Directors on terms and conditions set forth in the Plan and on such other terms and conditions, including a vesting schedule, not inconsistent with the provisions of the Plan. Stock options and stock appreciation rights shall have an exercise price established by the Board; provided, however that such exercise price shall not be less than 100% of the Fair Market Value of a share of Class B Common Stock on the date of grant. For each stock option or stock appreciation right granted, the Board shall specify the term during which the stock option or stock appreciation right may be exercised; provided however that no stock option or stock appreciation right shall have a term that goes beyond the 10th anniversary of the date of grant.

Section 2.3    Other Stock-Based Awards.

              The Board may from time to time grant other forms of equity-based or equity-related awards, including, but not limited to restricted stock and performance shares to Outside Directors on terms and conditions set forth in the Plan and on such other terms and conditions, including a vesting schedule, not inconsistent with the provisions of the Plan.

Section 2.4    Dividend Equivalents.

              The Board may from time to time provide that the recipient of an Award (other than a stock option or stock appreciation right and including any Award that has been deferred) may accrue Dividend Equivalents, either currently or on a deferred basis, with respect to the number of shares of Class B Common Stock covered by such Award, and the Board may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Class B Common Stock or otherwise reinvested and/or shall be subject to the same terms and conditions (including vesting and forfeiture provisions) as the related Award.

Section 2.5    Deferral of Awards.

              The Board may from time to time establish procedures pursuant to which the payment of any Award may be deferred. The Company's obligation to pay deferred Awards shall be reflected on its books as a general, unsecured and unfunded obligation, and the rights of a Participant or his or her designated beneficiary to receive payments from the Company as a result of a deferral are solely those of a general, unsecured creditor. The Company shall not be required to create a trust or otherwise set aside assets in respect of its obligations hereunder, and a Participant or designated beneficiary shall have no interest whatsoever, vested or contingent, in any particular assets of the Company.

ARTICLE III
EFFECT OF CERTAIN CORPORATE CHANGES

              In the event of any merger, consolidation, stock-split, reverse stock-split, dividend (other than a regular cash dividend), distribution, combination, recapitalization, reclassification, reorganization, split-off, split-up or spin-off that changes the character or amount of the shares of Class B Common Stock or any other changes in the corporate structure, equity securities or capital structure of the Company, the Board shall make such proportionate adjustments to (i) the number and kind of securities subject to any outstanding Awards, (ii) the exercise price or purchase price, if any, of any outstanding Award, and (iii) the maximum number and kind of securities available for issuance under the Plan referred to in Section 1.5, in each case, as it deems appropriate. The Board may, in its sole discretion, also make such other adjustments as it deems appropriate in order to preserve, but not increase, the benefits or potential benefits intended to be made available hereunder upon the occurrence of any of the foregoing events. The Board's determination as to what, if any, adjustments shall be made shall be final and binding on the Company and all Participants.

ARTICLE IV
MISCELLANEOUS

Section 4.1    No Right to Re-election.

              Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for re-election by the Company's stockholders, nor confer upon any Participant the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

Section 4.2    Restriction on Transfer.

              The rights of a Participant with respect to any Awards under the Plan shall not be transferable by the Participant to whom such Awards are granted, except (i) by will or the laws of descent and distribution, (ii) upon prior notice to the Company, for transfers to members of the Participant's immediate family or trusts whose beneficiaries are members of the Participant's immediate family, provided that such transfer is being made for estate and/or tax planning purposes without consideration being received therefor, (iii) upon prior notice to the Company, for transfers to a former spouse incident to a divorce, or (iv) for such other transfers as the Board may approve, subject to any conditions and limitations that it may, in its sole discretion, impose.

Section 4.3    Stockholder Rights.

              No grant of an Award under the Plan shall entitle a Participant, a Participant's estate or a permitted transferee to any rights of a holder of shares of Class B Common Stock, except upon the delivery of shares to a Participant, the Participant's estate or the permitted transferee upon settlement of an Award.

Section 4.4    No Restriction on Right of Company to Effect Corporate Changes.

              The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the shares of Class B Common Stock or the rights thereof or which are convertible into or exchangeable for shares of Class B Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Section 4.5    Headings.

              The headings of articles and sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

Section 4.6    Governing Law.

              The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

ARTICLE V
AMENDMENT AND TERMINATION

              The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, provided, however, that any amendment which under the requirements of applicable law or under the rules of the New York Stock Exchange or other principal stock exchange on which the shares of Class B Common Stock are then listed must be approved by the stockholders of the Company shall not be effective unless and until such stockholder approval has been obtained in compliance with such law or rule; and no alteration, amendment, suspension or termination of the Plan that would adversely affect a Participant's rights under the Plan with respect to any Award made prior to such action shall be effective as to such Participant unless he or she consents thereto, provided, however, that no such consent shall be required if the Board determines in its sole discretion that any such alteration, amendment, suspension or termination is necessary or advisable to comply with any law, regulation, ruling, judicial decision or accounting standards or to ensure that Awards are not subject to federal, state or local income tax prior to settlement.

ARTICLE VI
EFFECTIVE DATE AND TERM

Section 6.1    Effective Date.

              The initial Effective Date of the Plan was May 26, 2005, the date on which stockholder approval was first obtained at the Company's 2005 Annual Meeting of Stockholders. The Plan has been amended and restated at various times since the Effective Date, most recently on May 21, 2015, subject to stockholder approval as required by the rules of the New York Stock Exchange.

Section 6.2    Term of the Plan.

              Unless earlier terminated in accordance with Article V above, the Plan shall terminate on the date of the Company's 2025 Annual Meeting of Stockholders, and no further Awards may be granted hereunder on or after such date, provided that all Awards made under the Plan before its termination will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Agreements.

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. M86971-P60529-Z64887 CBS CORPORATION ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 51 W. 52ND STREET NEW YORK, NY 10019 ElECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by CBS Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and to sign up for electronic delivery of information up until 11:59 P.M., Eastern Daylight Time, on May 20, 2015 (May 19, 2015 for participants in CBS Corporation's 401(k) Plan). Have this proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE By PHONE - 1-800-690-6903 If you live in the United States or Canada, use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Daylight Time, on May 20, 2015 (May 19, 2015 for participants in CBS Corporation's 401(k) Plan). Have this proxy card in hand when you call and then follow the recorded instructions. VOTE BY MAIL Mark, sign and date this proxy card and return it in the postage-paid envelope we have provided or return it to CBS Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received prior to the Annual Meeting on May 21, 2015. 1. The election of 14 directors: Nominees: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" All LISTED DIRECTOR NOMINEES. 1a. David R. Andelman 1b. Joseph A. Califano, Jr. 1c. William S. Cohen 1d. Gary L. Countryman 1e. Charles K. Gifford 1f. Leonard Goldberg 1g. Bruce S. Gordon 1h. Linda M. Griego 1i. Arnold Kopelson 1j. Leslie Moonves 1k. Doug Morris 1l. Shari Redstone 1m. Sumner M. Redstone 1n. Frederic V. Salerno Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. for Against Abstain For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" MATTERS 2, 3 AND 4. 2. Ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for fiscal year 2015. 3. Re-approval of the material terms of the performance goals in the Company's Senior Executive Short-Term Incentive Plan pursuant to Section 162(m) of the Internal Revenue Code. 4. Approval of amendments to the Company's 2005 RSU Plan for Outside Directors. Please sign, date and return this Proxy in the enclosed postage-paid envelope. Yes No For Against Abstain

M86972-P60529-Z64887 Important Notice Regarding the Availability of Proxy materials for the Annual meeting: The Notice and Proxy Statement, Form 10-K and Letter to Stockholders are available at www.proxyvote.com. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) 51 West 52nd Street New york, NY 10019 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2015 The undersigned stockholder(s) hereby appoint(s) each of LESLIE MOONVES and LAWRENCE P. TU, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them individually to represent and to vote all of the shares of Class A Common Stock of CBS Corporation that the stockholder(s) is/are entitled to vote at the 2015 Annual Meeting of Stockholders to be held at 10:00 A.M., Eastern Daylight Time, on Thursday, May 21, 2015, at The Museum of Modern Art, The Lewis B. and Dorothy Cullman Education and Research Building, 4 West 54th Street, New York, New York 10019, and at any adjournments or postponements thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CBS CORPORATION. THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RECEIVED PRIOR TO THE MEETING, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). The close of business on March 31, 2015, has been fixed as the record date for determining the record holders of shares of CBS Corporation Class A Common Stock entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder during ordinary business hours at the Company’s corporate headquarters located at 51 West 52nd Street, New York, NY 10019. you are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Board of Directors recommends a vote fOR matters (1), (2), (3) and (4). Therefore, unless otherwise specified, the votes represented by this proxy will be cast fOR matters (1), (2), (3) and (4). The proxy holders shall vote as directed herein and in their discretion on all other matters as may properly come before the meeting, or any adjournments or postponements thereof. Attention participants in the 401(k) Plan: If shares of CBS Corporation Class A Common Stock are held through CBS Corporation's 401(k) Plan, you should complete, sign and return this proxy card to instruct the trustee of the Plan how to vote these shares. Your proxy must be received no later than 11:59 P.M., Eastern Daylight Time, on May 19, 2015, so that the trustee of the Plan (who votes the shares on behalf of Plan participants) has adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential. Any shares of CBS Corporation Class A Common Stock held in CBS Corporation's 401(k) Plan that are not voted or for which the trustee does not receive timely voting instructions will be voted by the trustee in the same proportion as the shares held in the Plan that are timely voted. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.